Exhibit 99.2

ORIGINAL
U.S. BANKRUPTCY COURT
NORTHERN DISTRICT OF TEXAS
ENTERED
TAWANA C. MARSHALL, CLERK
THE DATE OF ENTRY IS
ON THE COURT’S DOCKET

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

In re:	§	Chapter 11
§
Cafeteria Operators, L.P.	§	Case No.	03-30179-HDH-11
Furr’s Restaurant Group, Inc.	§	Case No.	03-30190-HDH-11
Cavalcade Foods, Inc.,	§	Case No.	03-30194-HDH-11
Furr’s/Bishop’s Cafeterias, L.P.,	§	Case No.	03-30185-HDH-11
§
Debtors.	§	(Jointly Administered)

ORDER CONFIRMING AMENDED JOINT PLAN
OF REORGANIZATION FOR THE DEBTORS, AS AMENDED

The Court has considered the Amended Joint Plan of Reorganization for the Debtors (the “Original Plan”) dated July 25, 2003, by (i) the debtors and debtors-in-possession in the above captioned Chapter 11 Cases, Furr’s Restaurant Group, Inc. (“FRG”), Cafeteria Operators, L.P. (“COLP”), Furr’s/Bishop’s Cafeterias, L.P. (“Furr’s/Bishop’s”) and Cavalcade Foods, Inc. (“Cavalcade”) (collectively the “Debtors”); (ii) Fleet National Bank (“Fleet”), as Administrative Agent on behalf of itself and Washington Mutual Bank, The Provident Bank, ORIX Financial Services, Inc., Textron Financial Corporation and Heller Financial Leasing, Inc. (collectively, the “Bank Group”); and (iii) the Official Committee of Unsecured Creditors (the “Committee”) (the Committee, the Debtors and Fleet shall be collectively referred to as the “Proponents”), which Original Plan was amended by that certain Supplemental Modification to Plan, filed September 10, 2003 and certain oral modifications made during the Confirmation Hearing commencing September 11, 2003 (the “Modifications”) (hereafter, the Original Plan, as amended, shall be referred to as the “Plan”)(1)  The Court finds that notice of the Plan is adequate under the

(1)  A copy of the Plan, together with any and all amendments thereto, is attached to this Confirmation Order as Exhibit A, and is incorporated herein for all purposes.  Capitalized terms not defined in this Confirmation Order shall have the meanings ascribed to them in the Plan, unless the context otherwise requires.  If a capitalized term is not defined in either this Confirmation Order or the Plan, then it shall have the meaning ascribed in the Bankruptcy Code or Bankruptcy Rules, whichever is applicable.  If there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, and the Local Rules and Orders of this Court.  Based on the evidence presented, the arguments and representations of counsel, and the Findings of Fact and Conclusions of Law entered with this Confirmation Order, the Court has determined that the Plan satisfies the applicable provisions of the Bankruptcy Code, and should therefore be confirmed.  Accordingly, it is HEREBY ORDERED, ADJUDGED, AND DECREED, as follows:

I.                                         Findings of Fact and Conclusions of Law

1.                                       The Findings of Fact and Conclusions of Law entered by the Bankruptcy Court shall constitute Findings of Fact and Conclusions of Law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014, and are incorporated herein by reference as if fully set forth herein.

II.                                     Confirmation of the Plan

2.                                       Option A of the Plan shall be and hereby is CONFIRMED in all respects pursuant to section 1129 of the Bankruptcy Code and all terms and conditions contained in the Plan be and hereby are APPROVED, subject to the provisions of this Confirmation Order.  Any and all objections to confirmation of the Plan not previously withdrawn or otherwise resolved are hereby expressly overruled in their entirety.

3.                                       Under the circumstances of these Chapter 11 Cases, including the commercial sophistication of the parties and their respective representation by counsel, appearance at the Confirmation Hearing and failure to raise any objection or challenge at such time, shall be deemed a waiver of such party’s right to (a) appeal entry of this Confirmation Order or otherwise

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challenge the consummation of the transactions contemplated in the Plan, the Asset Purchase Agreement, as amended, (the “BP Purchase Agreement”), the Trust Agreement and (b) otherwise assert that the Plan Parties (as defined below), individually or collectively, were not acting in good faith and within their respective rights and authorities in negotiating and presenting the terms of the Plan, or in all other negotiations and transactions relating to or arising from negotiations for the sale of the Purchased Assets, pursuant to Option A of the Plan, or sale of the stock of, or claims against the Debtors pursuant to Option B of the Plan.

4.                                       The terms of the Plan, the BP Purchase Agreement and the Trust Agreement are incorporated herein and are an integral part of this Confirmation Order.  Any reference to the Plan, and related documents, contained herein shall be deemed to include the Modifications.  The provisions of this Confirmation Order are integrated with each other and are mutually dependent and not severable.  The Proponents’ Motion to Modify Plan to Address Bank One, Trustee Issues is withdrawn with prejudice and shall not be part of the confirmed Plan.

III.                                 Effects of Confirmation of the Plan

5.                                       Pursuant to section 1141 of the Bankruptcy Code, the provisions of the Plan and this Confirmation Order shall be legally binding upon and inure to the benefit of the Debtors, the Reorganized Debtor, the Creditor Trustee of the COLP Creditors Trust (the “Trust”), Buffet Partners, L.P., inclusive of its successors, assigns and transferees (the “Purchaser”), each holder of a Claim against, or Equity Interest in the Debtors’ estates, all parties to the Debtors’ Assumed Contracts (as defined below), any interested party in these Chapter 11 Cases, any other Person receiving Notice of the Plan or Confirmation Hearing, any person or entity making an appearance before the Bankruptcy Court at the Confirmation Hearing, and their respective

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officers, directors, representatives, employees, partners, agents, heirs, successors, and assigns, regardless of whether such party voted to accept the Plan or was entitled to vote on the Plan.

6.                                       Except as expressly provided in the Plan, effective as of the Effective Date, any judgment rendered against the Debtors, to the extent that such judgment is a determination of liability of the Debtors concerning any discharged debt or Claim, is rendered null and void.

7.                                       Except as expressly provided in the Plan or order of the Bankruptcy Court, any and all injunctions or automatic stays provided for in the Chapter 11 Cases under sections 105 and 362 of the Bankruptcy Code, or otherwise, and in existence as of the Confirmation Date, shall remain in full force and effect through the Effective Date.

8.                                       Except as expressly provided in the Plan or in this Confirmation Order, the BP Purchase Agreement, or the Trust Agreement, at all times on and after the Effective Date, all Persons who have been, are, or may be holders of debts or Claims against (including, but not limited to, holders of Tax Claims and PACA Claims (2)), or Equity Interests in, the Debtors arising before the Effective Date, are enjoined from taking any of the following actions against or affecting the Debtors, the Debtors’ estates, the Reorganized Debtor, the Purchaser, the Trust or the Purchased Assets (as defined in the Asset Sale and Purchase Agreement, as amended (the “BP Purchase Agreement”), by and between COLP and Purchaser), the Trust Assets or the Excluded Assets, with respect to such debts, Claims, or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan):

(i)                                     commencing, conducting, or continuing in any manner, whether directly or indirectly, any suit, action, or other proceeding of any kind against the Debtors, the Debtors’ estates, the Reorganized Debtor, the Purchaser, the Trust, the Purchased Assets, Trust Assets or the Excluded Assets, including all suits,

(2)  “Tax Claims” shall mean the unpaid, asserted and unliquidated amounts of ad valorem taxes for the period existing prior to the Effective Date.  “PACA Claims” shall mean the unpaid and asserted claims arising under the Perishable Agricultural Commodities Act and the Packers and Stockyards Act existing prior to the Effective Date.

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actions, and proceedings pending as of the Effective Date, which shall be deemed to be withdrawn or dismissed with prejudice;

(ii)                                  enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Debtors, the Debtors’ estates, the Reorganized Debtor, the Purchaser, the Trust, the Purchased Assets, the Trust Assets or the Excluded Assets;

(iii)                               creating, perfecting, or otherwise enforcing in any manner, whether directly or indirectly, any lien against the Debtors, the Debtors’ estates, the Reorganized Debtor, the Purchaser, the Trust, the Purchased Assets, the Trust Assets or the Excluded Assets;

(iv)                              asserting any subrogation or recoupment right of any kind, whether directly or indirectly, against any obligation due the Debtors, the Debtors’ estates, the Reorganized Debtor, the Purchaser, the Trust, the Purchased Assets, Trust Assets or the Excluded Assets; and

(v)                                 proceeding in any manner and in any place that does not conform to, or comply with, the provisions of the Plan or this Confirmation Order.

IV.                                Matters Relating to Implementation of the Plan

9.                                       In accordance with section 1142 of the Bankruptcy Code, the implementation and consummation of the Plan in accordance with its terms shall be, and hereby is, authorized and approved.

A.                                    Appointment of the Corporate Responsible Officer

10.                                 In accordance with section 10.3 of the Plan, William Snyder is approved as the Corporate Responsible Officer (the “CRO”), and from and after the Confirmation Date, William Snyder is vested with the power and authority of the Board of Directors and officers of the Debtors to consummate the sale of the Purchased Assets and the assumption by Debtors and assignment to Purchaser of the Assumed Contracts, effective as of the Effective Date, in accordance with the terms and conditions of the BP Purchase Agreement and including, without limitation, required or necessary actions, as determined by the CRO, with respect to the Cavalcade Pension Plan.  On the Effective Date, the CRO is specifically authorized, empowered

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and directed to execute and deliver all such documents and to take any and all actions necessary or appropriate to implement, effectuate, and consummate the Plan or the terms of this Confirmation Order and the transactions respectively contemplated in those documents, or otherwise perform his duties as CRO outlined in the Plan, all in accordance with the terms of the Plan and this Confirmation Order, effective as of the Effective Date.

B.                                    Appointment of the Creditor Trustee

11.                                 In accordance with Article 13 of the Plan and the Trust Agreement, William Kaye is approved as the Creditor Trustee of the Trust (the “Creditor Trustee”).  On the Effective Date, the Creditor Trustee is specifically authorized, empowered and directed to take any and all actions necessary or appropriate to implement, effectuate, and consummate the Plan, the Trust Agreement, the terms of this Confirmation Order and the transactions respectively contemplated in those documents, or otherwise perform his duties as Creditor Trustee, all in accordance with the terms of the Plan, the Trust Agreement and this Confirmation Order.

C.                                    Vesting of Assets

12.                                 On the Effective Date and as a means for the Debtors’ estates to collect and to distribute assets to its creditors under a plan of reorganization, the property of the Debtors’ estates shall vest in the Reorganized Debtor, excluding all assets designated as Trust Assets pursuant to section 13.3 of the Plan (the “Trust Assets”).

D.                                    Matters Relating to the Sale of the Purchased Assets and the Assumption and Assignment of the Assumed Contracts to Purchaser

(i)                                    Approval of the BP Purchase Agreement

13.                                 The BP Purchase Agreement, any amendments or modifications thereto, and all of the terms and conditions contained therein are APPROVED.

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14.                                 Under sections 1129 and 363(b) of the Bankruptcy Code, the Debtors, and the Reorganized Debtor, are authorized and directed to consummate the sale transaction described in the BP Purchase Agreement (the “Sale”), pursuant to and in accordance with the terms and conditions of the BP Purchase Agreement.

15.                                 The Debtors’ and the Reorganized Debtor’s execution and delivery of the BP Purchase Agreement are hereby approved in all respects, the Debtors and the Reorganized Debtor are empowered to perform under, consummate, and implement the BP Purchase Agreement, and the Debtors are authorized and directed to execute and deliver all additional instruments and documents that may be reasonably necessary or desirable to implement the BP Purchase Agreement, and to take all further actions as may be reasonably requested by Purchaser for the purpose of selling, assigning, transferring, granting, conveying and conferring to Purchaser, free and clear of all liens, claims, encumbrances, and other interests, exclusive of the Assumed Liabilities as defined in the BP Purchase Agreement or this Confirmation Order, or reducing to possession the Purchased Assets and assuming and assigning the Assumed Contracts to Purchaser, or as may be necessary or appropriate to consummate the Sale and to perform the obligations contemplated in the BP Purchase Agreement, effective as of the Effective Date.

(ii)                                Approval of Sale of Purchased Assets to Purchaser

16.                                 Pursuant to 11 U.S.C. §§ 1129 and 363(f), effective as of the Effective Date, the Purchased Assets shall be conveyed to and vested in Purchaser, and consummation of the transactions embodied in the BP Purchase Agreement shall be, free and clear of all Liens, claims, encumbrances, or security interests of any kind existing as of the Effective Date, inclusive of ad valorem taxes and any claims arising under the Perishable Agricultural Commodities Act and the Packers and Stockyard Act, (collectively, “Encumbrances”) (other than the Assumed Liabilities,

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as defined in the BP Purchase Agreement), with all Encumbrances to attach to the Cash proceeds of the Sale in the order of their priority, or as otherwise provided in the Plan, with the same validity, force, and effect that they had against the Purchased Assets as of the Effective Date, subject to any claims and defenses the Debtors may possess.  The Reorganized Debtor shall set aside sufficient funds from the Sale Proceeds to satisfy the Tax Claims, the PACA Claims and the Cure Payments related to the Bank One Properties (in an amount to be determined by the parties or by further order of this Court) asserted by Bank One Trust Company, N.A., as Trustee for the holders of the Kmart Corporation 6% Lease Certificates and as Trustee for the holders of Lynx Lease Finance Trust 1999-1 10.07% Lease-backed Certificates, or in any other capacity that Bank One has appeared in these Cases (collectively, “Bank One”).(3)

17.                                 Subject to the terms and conditions of the Plan, the BP Purchase Agreement, and this Confirmation Order, effective as of the Effective Date, all parties (including all Equity Interest holders, note holders, governmental, tax, and regulatory authorities, lenders, lessors, sublessors, trade creditors, holders of Tax Claims and PACA Claims, any other holders of Encumbrances and other holders of Claims) holding claims, causes of action, demands, debts, or other liabilities against any of the Debtors, the Reorganized Debtor or the Debtors’ assets, (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated) arising under or out of, in connection with, or in any way relating to, the Debtors, the Debtors’ assets, the Debtors’ estates, the Reorganized Debtor, the operation of the Debtors’ business before the Effective Date, or the transfer or assignment of the Purchased Assets to Purchaser free and clear of the Encumbrances, are forever barred, estopped, and permanently enjoined from asserting such claims, causes of action, demands, debts, or other

(3)  Nothing contained herein shall in any way waive, limit or modify the parties’ rights to object to the amount of Bank One’s Cure Payments or to Bank One’s legal right to assert such claims for Cure Payments.

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liabilities (other than the Assumed Liabilities) against the Debtors, the Debtors’ assets, the Debtors’ estates, the Reorganized Debtor, the Trustee, the Trust Assets, the Excluded Assets, the Purchaser, the Purchaser’s property, or the Purchased Assets or their respective successors or assigns.  The Purchaser shall have no liability for the PACA Claims, and the Purchased Assets shall not be subject to or liable for such PACA Claims for any period prior to the Effective Date.  The Purchaser shall have no liability for the Tax Claims, and the Purchased Assets shall not be subject to or liable for such Tax Claims for any period prior to the Effective Date except to the extent the Debtors have previously paid their share of such taxes to the Purchaser under the terms of the BP Purchase Agreement.  Except as otherwise provided for in the BP Purchase Agreement, Tax Claims and PACA Claims are not Assumed Liabilities being assumed by the Purchaser.

18.                                 Subject to the terms and conditions of the Plan, the BP Purchase Agreement and this Confirmation Order, effective as of the Effective Date, the transfer of the Purchased Assets to Purchaser pursuant to the BP Purchase Agreement constitutes a legal, valid, and effective transfer of the Purchased Assets, and shall vest Purchaser with good and indefeasible title in and to the Debtors’ interest in the Purchased Assets and Assumed Contracts, free and clear of all Encumbrances (other than the Assumed Liabilities).  The Sale has been negotiated in good faith and at arm’s length, and without intent to hinder, to delay, or to defraud any creditor of the Debtors or the Reorganized Debtor, and the Sale has been entered into in good faith and for good and valuable consideration and in exchange for reasonably equivalent value.

(iii)                            Assumption and Assignment of the Contracts and Assumed Liabilities

19.                                 Under 11 U.S.C. §§ 1129 and 365, and pursuant to the Plan and BP Purchase Agreement, the Debtors’ assumption and assignment to Purchaser, and Purchaser’s assumption,

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of the Assumed Contracts and Assumed Liabilities are approved effective as of the Effective Date.  Except with respect to the Cure Payments required to be paid to Bank One with respect to the Bank One Properties(4) (to the extent such Cure Payments are allowed by separate Court order) the requirements of sections 365(b)(l) and (f) of the Bankruptcy Code with respect to the Assumed Contracts have been satisfied, and no Cure Payment is required to be paid by the Debtors, the Reorganized Debtor, or Purchaser in connection with the assumption and assignment of the Assumed Contracts to Purchaser, except as otherwise set forth in the Plan.  Pursuant to the Plan and the BP Purchase Agreement, Purchaser has not assumed any liability for the Excluded Assets (as such term is defined in the BP Purchase Agreement) or non-assumed liabilities, and nothing in this Confirmation Order shall create, cause or effect any assumption by Purchaser of any obligation of any of the Debtors in respect of any non-assumed contracts or non-assumed liabilities.  The Excluded Assets are described generally in section 1.2 of the BP Purchase Agreement, and such Excluded Assets specifically include any contracts or leases that were rejected by the Debtors during the Chapter 11 Cases pursuant to an order of the Court including those rejected by operation of this Confirmation Order.  The Purchased Assets specifically include any executory contract or lease listed on Schedule 1.1(n) of the BP Purchase Agreement, as such schedule may be amended to the extent consistent with Schedule 16(a) to the Plan(5) or other orders of the Court approving the assumption and assignment of executory contracts and unexpired leases (the “Assumed Contracts”).

20.                                 Subject to the terms and conditions of the Plan, the BP Purchase Agreement and this Confirmation Order, the Debtors are authorized and directed in accordance with sections 365

(4)  The “Bank One Properties” are, for the purposes of this Confirmation Order, defined as the properties identified by the Debtors’ store numbers 176, 181, 184, 190, 191, 195, 196, 219, 231, 232 and 235.

(5)  The Purchased Assets, however, do not include any Excluded Assets as defined in Schedule 11.4 to the Plan.  The Excluded Assets, as defined in Schedule 11.4 to the Plan, shall remain property of the Debtors’ estates and vest in the Reorganized Debtor.

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and 1129 of the Bankruptcy Code to (a) assume and assign to Purchaser, effective on the Effective Date, the Assumed Contracts and Assumed Liabilities and (b) execute and deliver to Purchaser such documents or other instruments as may be necessary to assign and transfer the Assumed Contracts and Assumed Liabilities to Purchaser effective as of the Effective Date.

21.                                 Effective as of the Effective Date, the Assumed Contracts and Assumed Liabilities shall be transferred to, and remain in full force and effect for the benefit of, Purchaser in accordance with their respective terms, as modified in the Plan or by separate Court order, notwithstanding any provision in any Assumed Contract or Assumed Liability (including those of the type described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer.  Except with respect to the payment of Cure Payments, pursuant to 11 U.S.C. § 365(k), the Debtors and the Reorganized Debtor shall be relieved from any further liability with respect to the Assumed Contracts and Assumed Liabilities after the assignment to and assumption by Purchaser.

22.                                 All parties to the Assumed Contracts, except Aztex Associates, L.P., Lynx Associates, L.P. and Bank One are deemed to have (a) consented to the assumption by Debtors and assignment by Debtors to Purchaser of all the Assumed Contracts effective as of the Effective Date, (b) agreed to the limitation, to the extent set forth in the Plan, of their respective rights to terminate (whether by direct action as a party to the applicable lease, sublease or agreement or indirectly through the exercise of any right of foreclosure or other remedy) any lease or sublease of real property that must continue to exist in order for Purchaser, or any mortgagee of Purchaser, to enjoy the benefits of the Assumed Contracts from and after the Effective Date, and (c) consented to subordination of any otherwise applicable landlord’s or similar lien, whether statutory or contractual, to the lien of any lender to Purchaser who takes a

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security interest in any tangible personal property on the lease premises.  Further, such landlords shall execute and deliver to the Purchaser certain standard forms of subordinations, consents, and access agreements for the benefit of Purchaser’s lender within three (3) days of the entry of this Confirmation Order in order to facilitate any such lender’s mortgaging of Purchaser’s interests in one or more Assumed Contracts constituting leases or subleases of non-residential real property and Purchaser’s grant of a security interest in certain personal property situated within the applicable leased or subleased premises and ability of the lender to repossess and dispose of such collateral on the premises under the terms of such access agreements.

23.                                 The failure of the Debtors or Purchaser to enforce at any time one or more terms or conditions of any Assumed Contract shall not be a waiver of such terms or conditions, or of the Debtors’ and Purchaser’s rights to enforce every term and condition of the Assumed Contracts.

24.                                 Notwithstanding anything to the contrary in the Plan or the BP Purchase Agreement, all policies of directors’ and officers’ liability insurance shall not be transferred to Purchaser but shall remain property of the Debtors’ estates, and upon the Effective Date of the Plan shall vest in the Reorganized Debtor, and to the extent executory within the meaning of 11 U.S.C. § 365, such insurance policies are deemed assumed by the applicable Debtors and assigned to the Reorganized Debtor.

25.                                 Notwithstanding anything to the contrary contained in the Plan, the Confirmation Order or the BP Purchase Agreement, nothing in the Plan, the Confirmation Order, the Findings of Fact and Conclusions of Law or the BP Purchase Agreement shall affect, alter, limit or modify in any way any of the rights and remedies of Bank One Trust Company, N.A., as Trustee for the holders of the Kmart Corporation 6% Lease Certificates and as Trustee for the holders of Lynx

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Lease Finance Trust 1999-1 10.07% Lease-backed Certificates (collectively, “Bank One”), and documents related thereto, with respect to properties, liens and encumbrances related in any way to the Bank One Properties.  Assignments of leases related to the Bank One Properties shall not be free and clear of Bank One’s liens, rights, remedies, and interests in, or with respect to, such properties or the owners of such properties, and Bank One’s liens, rights, remedies, and interests are not and shall not be affected, primed, subordinated in any manner, nor is Bank One waiving any rights or remedies with respect thereto.  Nothing in the Plan, the Confirmation Order or the BP Purchase Agreement shall constitute Bank One’s consent to the transactions or assignments contemplated therein or affect Bank One’s rights with respect to Aztex Associates, L.P. and Lynx Associates, L.P.

(iv)                               Miscellaneous Provisions Relating to the Sale of Purchased Assets

26.                                 The consideration provided by Purchaser under the BP Purchase Agreement constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and applicable federal and state law.  Additionally, the consideration to be paid by Purchaser under the BP Purchase Agreement is fair and reasonable and may not be avoided under section 363(n) of the Bankruptcy Code.

27.                                 To the extent any liens, security interests, and mortgages in the Purchased Assets are discharged and released as of the Effective Date pursuant to the terms of the Plan, on or before the Effective Date, holders of any such liens shall execute and deliver releases of such liens, security interests and mortgages to the Debtors and the Reorganized Debtor.

28.                                 If any Person or entity that has filed financing statements, mortgages, mechanic’s liens, evidence of Encumbrances, lis pendens, or other documents or agreements evidencing a security interest in or a claim or lien against the Purchased Assets shall not have delivered to the

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Debtors before the Effective Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Encumbrances that the party has concerning the Debtors, the Reorganized Debtor, the Purchased Assets, or otherwise, then (a) the Debtors are authorized and directed to execute and file such statements, instruments, releases, and other documents on behalf of the party concerning the Purchased Assets and (b) Purchaser is authorized to file, register, or record a certified copy of this Confirmation Order, which shall then constitute conclusive evidence of the release of all Encumbrances against the Purchased Assets existing prior to the Effective Date.

29.                                 Subject to the terms and conditions of the Plan, this Confirmation Order shall (a) constitute a determination that, effective as of the Effective Date, all Encumbrances existing as to the Debtors, the Reorganized Debtor, or the Purchased Assets before the Effective Date have been unconditionally released, discharged, and terminated (having been transferred and attached to the Sale Proceeds), and that the conveyances described in the BP Purchase Agreement have been effected, and (b) be binding and shall govern the acts of all entities (including all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other Persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Purchased Assets).

30.                                 Each and every federal, state, and local governmental agency or department is directed to accept any and all documents and instruments necessary to consummate the transactions contemplated in the BP Purchase Agreement.

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31.                                 All persons or entities that are currently, or on the Effective Date may be, in possession of some or all of the Purchased Assets are directed to surrender possession of such Purchased Assets to Purchaser on the Effective Date.

32.                                 Subject to the terms and conditions of the Plan, the BP Purchase Agreement and this Confirmation Order, Purchaser shall have no liability for any debt or other obligation of the Debtors or the Reorganized Debtor arising under, or related to, the Purchased Assets.  Without limiting the generality of the foregoing, and except as otherwise specifically provided in the Plan, the BP Purchase Agreement and this Confirmation Order, Purchaser shall not be liable for any Claims against the Debtors or any of its predecessors or affiliates, and Purchaser shall have no successor or vicarious liability of any kind or character, whether known or unknown on the Effective Date, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any obligations of the Debtors arising before the Effective Date.

33.                                 Except as specified in the Plan, the BP Purchase Agreement, or this Confirmation Order, the transfer of the Purchased Assets pursuant to the BP Purchase Agreement shall not subject Purchaser to any liability with respect to the operation of the Debtors, or any other business or operations of the Debtors, before the Effective Date or by reason of such transfer under the Bankruptcy Code or applicable federal and state law, based, in whole or in part, directly or indirectly, on any theory of law or equity, including any theory of equitable subordination or successor or transferee liability.

34.                                 The transactions contemplated in the BP Purchase Agreement are undertaken by Purchaser in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly the reversal or modification on appeal of the authorization provided in this Confirmation Order to consummate the Sale and related transactions, shall not affect the validity

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of the Sale or related transactions to Purchaser, unless such authorization is timely stayed pending appeal.  Purchaser is a purchaser in good faith of the Purchased Assets, and is entitled to all of the protections afforded by 11 U.S.C. § 363(m).

35.                                 To the extent the automatic ten (10) day stay imposed under Bankruptcy Rules 3020, 6004, or 7062 apply to this Confirmation Order, good cause exists for and the Court orders that such stay shall not apply to the Sale or any transaction required to consummate the Sale, and this Confirmation Order shall be effective and enforceable with respect to the Sale immediately upon entry.

36.                                 The Reorganized Debtor, the Disbursing Agent and the Creditor Trustee, as applicable, are hereby authorized and directed to disburse the proceeds of the Sale, upon receipt, pursuant to the terms of the Plan and this Confirmation Order.

E.                                      Matters Relating to Creditor Trust

37.                                 All of the Trust Assets shall vest in the Trust, and to the fullest extent allowed by section 1141(c) of the Bankruptcy Code, shall be free and clear of all Claims against, or Equity Interests in, the Debtors, except those specifically provided for in this Confirmation Order or the Plan.

38.                                 The terms of the Trust Agreement are hereby APPROVED.  No further documentation other than the Trust Agreement shall be necessary to demonstrate the vesting of the Trust Assets in the Trust; however, the Trustee and the Debtors shall be and hereby are authorized to execute such further documents and take such further actions as they deem necessary to effectuate the provisions of this Confirmation Order.

39.                                 In the exercise of its reasonable judgment in its capacity as such, the Creditor Trustee shall have the authority to pursue Third Party Claims on behalf of the Debtors’ estates

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and in the name of the Debtors.  In furtherance of the duties and powers of the Creditor Trustee, on the Effective Date, the Trust shall exercise all rights, powers and authority of the Debtors arising with respect to Third Party Claims to the fullest extent necessary to act on behalf of the Estates solely to collect and distribute the Trust Assets to Class 5 Creditors in accordance with the Plan.  Notwithstanding the foregoing, nothing contained in the Plan or this Confirmation Order shall be construed as designating the Creditor Trustee as a successor to, designee and delagee of the Debtors for any purposes other than those necessary and appropriate to the discharge of its duties as an Estate Representative, if any, pursuant to the Plan or this Confirmation Order.

40.                                 The sole beneficiaries of the Trust shall be the holders of Class 5 Allowed General Unsecured Claims, as more fully set forth in the Plan and Trust Agreement, except that the Bank Group shall have a conditional interest in the Trust as set forth in section 1.1.14 of the Plan.  Such beneficiaries shall have the rights and be entitled to distributions as more fully set forth in the Plan and the Trust Agreement.

41.                                 Without in any way limiting the provisions of the Plan or the Trust Agreement, the Creditor Trustee shall have the powers and authority set forth in the Plan and the Trust Agreement, including but not limited to the right to open and maintain bank accounts on behalf of the Trust, investigate, prosecute, compromise, release or abandon the Trust Assets, including Third Party Claims.  In addition to those set forth in the Plan, the Creditor Trust shall have the obligations and duties set forth in the Trust Agreement.

42.                                 All objections to and requests for estimation of Claims shall be filed no later than six (6) months after the Effective Date, unless otherwise ordered by the Bankruptcy Court or specifically provided for otherwise herein.  The rights of Creditor Trustee to object to or request

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estimation of Claims shall be fully preserved by the Plan and this Confirmation Order, and the failure of the Debtors to file an objection or request for estimation prior to the Effective Date shall not waive or affect such rights of the Creditor Trustee.

V.                                    Miscellaneous Confirmation Provisions

43.                                 All acts undertaken by the Proponents in the administration of the Bankruptcy Case or the formulation, negotiation, prosecution, or implementation of the Plan are ratified and approved.

44.                                 This Confirmation Order is in recordable form, and shall be accepted by any filing or recording officer or authority of any applicable governmental unit for filing and recording purposes without further or additional orders, certifications, or other supporting documents.

45.                                 The Debtors, the Reorganized Debtor, the Proponents, the Creditor Trustee and any other Person having duties or responsibilities under the Plan or this Confirmation Order, and their respective directors, officers, general partners, agents, trustees, representatives, and attorneys are specifically authorized, empowered, and directed to take any and all actions necessary or appropriate to implement, effectuate, and consummate the Plan, the BP Purchase Agreement, the Trust Agreement or the terms of this Confirmation Order and the transactions respectively contemplated in those documents, all in accordance with the terms of the Plan and this Confirmation Order.

46.                                 Pursuant to 11 U.S.C. § 1146(c), the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer of the Purchased Assets or the Trust Assets under, in furtherance of, or in connection with, the Plan (including any deeds, bills of sale, or assignments

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executed in connection with any of the transactions contemplated under the Plan), shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

47.                                 To the extent that, under applicable nonbankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the holders of Equity Interests in the Debtors, or directors, managing members, or partners, as applicable, this Confirmation Order shall constitute such consent or approval, and such actions shall be, and are deemed to have been, taken by unanimous action of the holders of Equity Interests in the Debtors, or directors, managing members, or partners, as applicable.

48.                                 All actions not otherwise previously approved by the Bankruptcy Court that the Proponents took or effectuated during the pendency of Chapter 11 Cases are hereby ratified and approved.

49.                                 If the Debtors reject an executory contract or unexpired lease of real property pursuant to the Plan, and such rejection results in a Claim (“Rejection Claim”) that has not been evidenced by a timely filed proof of claim or a proof of claim that is deemed to be timely filed under applicable law, then any person seeking to assert such Rejection Claim shall file with the Bankruptcy Court, and serve upon the Debtor and the Trust, a proof of claim within thirty (30) days from the Confirmation Date.  Any person seeking to assert a Rejection Claim who fails to file a proof of claim within this thirty (30) day period shall be deemed to have waived said Rejection Claim, and shall be forever barred from enforcing such Rejection Claim against the Debtors, the Trust or their respective assets.

50.                                 Unless otherwise ordered by the Bankruptcy Court, each Professional employed during the Chapter 11 Cases prior to the Confirmation Date and all other professionals and other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328,

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330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered prior to the Confirmation Date, including compensation requested by any professional or other entity for making a substantial contribution in the Chapter 11 Cases, shall be required to file with the Bankruptcy Court a Final Fee Application for its Fee Claim within forty-five (45) days of the Effective Date and to serve notice thereof pursuant to section 8.1(b) of the Plan.  Failure to timely file a Final Fee Application shall result in the Fee Claim being forever barred and discharged.

51.                                 Except for Administrative Expense Claims which are Fee Claims, all Administrative Expense Claims shall be filed no later than thirty (30) days after the Confirmation Date as set forth in section 8.1(a) of the Plan (“Administrative Bar Date”).  Holders of Administrative Expense Claims who are required to file a notice of such Administrative Expense Claim and who fail to file and serve such notice by the Administrative Bar Date shall be forever barred from asserting such Administrative Expense Claims against the Debtor, the Reorganized Debtor, the Trust, or their respective property.

52.                                 Pursuant to section 19.1 of the Plan, the Bankruptcy Court shall Court shall retain jurisdiction after confirmation of the Plan to the fullest extent legally permissible and for any purpose, including all jurisdiction necessary to ensure that the provisions of the Plan, the Asset Purchase Agreement, and the Trust Agreement are satisfied.  To the extent that the jurisdiction of the Bankruptcy Court over such matters is exclusive jurisdiction, it shall remain so.  Nothing contained in the Plan shall be deemed to expand the jurisdiction of the Bankruptcy Court beyond the scope of applicable law.  In addition, this Court shall also retain jurisdiction after entry of this Confirmation Order for the following specific purposes:  (1) to hear and determine pending applications for the assumption or rejection of Leases and the allowance of Claims resulting

20

therefrom; (2) to hear and determine any and all adversary proceedings, applications and contested matters, including any remands of appeals; (3) to ensure that distributions to holders of Allowed Claims are accomplished as provided herein; (4) to hear and determine any timely objections to or applications concerning Claims or the allowance, classification, priority, estimation or payment of any Claim or Equity Interest; (5) to enter and implement such orders as may be appropriate in the event this Confirmation Order is for any reason stayed, revoked, modified, reversed or vacated; (6) to enter and implement such orders as may be necessary or appropriate to execute, interpret, implement, consummate or enforce the Plan and the transactions contemplated thereunder; (7) to consider any modification of the Plan pursuant to section 1127 of the Bankruptcy Code, to cure any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, this Confirmation Order; (8) to hear and determine disputes arising in connection with the execution, interpretation, implementation, consummation or enforcement of the Plan; (9) to enter and implement orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with the consummation or implementation of the Plan, including, without limitation, to issue, administer and enforce injunctions provided for in the Plan and this Confirmation Order; (10) to determine any controversies, disputes or issues arising under or in connection with the Trust, the Trust Agreement, the Creditor Trustee, the management and administration of the Trust, and for all purposes set forth in or contemplated by the Trust and the Trust Agreement; (11) to authorize any other action, transaction or proceeding referred to or as set forth in the Trust Agreement, upon motion of the Creditor Trustee; (12) to conduct any litigation brought by the Creditor Trustee with respect to rights and causes of action transferred to the Trust; (13) to authorize distributions to the holders of Beneficial Interests in the Trust, and

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to adjudicate any disputes regarding such distributions or Beneficial Interests, upon motion of the Creditor Trustee; (14) to determine whether to approve or condition the settlement, compromise or abandonment of any of the Trust Assets, upon motion of the Creditor Trustee; (15) to enter such orders, including injunctions, as are necessary to enforce the title, rights and powers of the Trust and the Creditor Trustee; (16) to enter such orders and conduct such proceedings as may be necessary or requested with respect to the dissolution and winding up of the affairs of the Debtors and the Trust; (17) to recover all assets of the Debtors and property of the estates, wherever located; (18) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; (19) to correct any defect, cure any omission, or reconcile any inconsistency in the Plan, the Trust Agreement, or this Confirmation Order as may be necessary to carry out the purposes and intent of the Plan, and to approve any amendments to the Trust Agreement upon the motion of the Creditor Trustee; (20) to hear and determine any other matter not inconsistent with the Bankruptcy Code and title 28 of the United States Code that may arise in connection with or related to the Plan; and (21) to enter a final decree closing the Chapter 11 Cases.

53.                                 Upon entry of this Confirmation Order, the Reorganized Debtor, through the CRO and the Trust, through the Creditor Trustee are expressly authorized to open any and all bank accounts contemplated or required under the Plan, including any bank account necessary to establish the various reserve and distribution accounts.

VI.                                Treatment of Claims

54.                                 All settlements and compromises contained in the Plan, including without limitation those set forth in any modification, are hereby APPROVED pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure as fair, prudent and reasonable compromises of the

22

controversies and Claims resolved by such settlements and are hereby binding upon all entities affected thereby.

55.                                 Fleet, on behalf of the Bank Group, is granted an Allowed Claim in the amount of $47,408,108.60 arising from the indebtedness evidenced by the Bank Group Loan Documents.

56.                                 General Electric Capital Corporation (“GE Capital”) is granted a Class 3 Allowed Other Secured Claim in the amount of $14,000 arising from a capital lease of two Hyster lift trucks and two pallet jacks acquired from Safeco Credit Company, Inc (the “Safeco Equipment”) and a Class 3 Allowed Other Secured Claim in the amount of $50,000 arising from a capital lease of furniture acquired from Steelcase Financial Services Inc. (the “Steelcase Equipment”).  These claims will be paid in full on the Distribution Date pursuant to section 6.3 of the Plan.  GE Capital’s liens shall attach to the Sale Proceeds until such time as paid in full.  This Confirmation Order expressly incorporates the terms and conditions of the Stipulation and Order by and between the Debtors and GE Capital which was entered by this Court on July 25, 2003 (the “Safeco Stipulation”) as well as the Stipulation and Order by and between the Debtors and GE Capital (the “Steelcase Stipulation”) which shall be presented to this Court to be entered as soon as practicable and not more than thirty days after the Effective Date.(6)

57.                                 The Pension Benefit Guaranty Corporation (the “PBGC”) shall be deemed to have a Class 5 General Unsecured Claim in an undetermined amount with respect to all proofs of claims filed in the Chapter 11 Cases and without prejudice to any party to hereafter object to the amount of such claims filed by the PBGC.  In addition, nothing in the Plan or the Confirmation Order shall serve to release or discharge any person or entity other than the Debtors from any obligations imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”) or

(6) In addition, this Confirmation Order also expressly incorporates the terms and conditions of the Stipulation and Order by and between the Debtors and GE Capital which was entered by this Court on July 17, 2003.

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preclude the PBGC from enforcing any provisions of ERISA with respect to the Cavalcade Pension Plan.

58.                                 Nothing in the Plan or the Confirmation Order shall serve to release or discharge any person or entity other than the Debtors from any liability to the United States or any federal governmental entity not otherwise mentioned in this Order.  Section 18.3 of the Plan is hereby deleted and shall be of no effect upon the entry of this Confirmation Order.

59.                                 Weingarten Realty Investors (“Weingarten”) and the Debtors are parties to two leases of nonresidential real property that were entered into prior to the Petition Date, regarding the Wyoming Mall, Albuquerque, New Mexico, 87112 (the “Albuquerque Lease”) and the Caprock Shopping Center, Lubbock, Texas 79412 (the “Lubbock Lease”) (the Albuquerque Lease and the Lubbock Lease, collectively, the “Weingarten Leases”).  The Debtors were in default under both of the Weingarten Leases.  The aggregate cure amount, under 11 U.S.C. § 365(b) and (f), is $46,069.54.  The Weingarten Leases are shopping center leases.

60.                                 The financial condition of the assignee and it guarantors, if any, of the Weingarten Leases, is similar to the financial condition of the Debtors, and their guarantors, if any, as of the time the Debtors became the lessees under the Weingarten Leases.

61.                                 The operating performance of the assignee and its guarantors, if any, of the Weingarten Leases, are similar to the operating performance of the Debtors and their guarantors, if any, as of the time the Debtors became the lessees under the Weingarten Leases.

62.                                 Any percentage rent due under the Weingarten Leases will not decline substantially as a result of the assumption and/or assignment of the Weingarten Leases by virtue of this Confirmation Order.

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63.                                 The assumption of the Weingarten Leases, as well as their assignment, under this Confirmation Order, is subject to all of the provisions of the Weingarten Leases.

64.                                 The assumption of the Weingarten Leases, as well as their assignment, under this Confirmation Order, will not breach any provision contained in any other lease, financing agreement or master agreement relating to the Wyoming Mall and/or the Caprock Shopping Center.

65.                                 The assumption of the Weingarten Leases, as well as their assignment, under this Confirmation Order, will not disrupt any tenant mix or balance in the Wyoming Mall and/or the Caprock Shopping Center.

66.                                 This Confirmation Order is binding upon the Debtors as well as any assignees of the Debtors’ interests under the Weingarten Leases.

67.                                 Confirmation of the Plan shall not constitute a subordination of the Weingarten Leases.  Nothing in the Plan shall modify Weingarten’s rights under the Weingarten Leases or expand tenant’s rights under the Weingarten Leases.

68.                                 The priority claim of the Missouri Department of Revenue (the “MDoR”) shall be paid in full on the Effective Date, as such term is defined in the Plan.  In the event the Reorganized Debtor fails to make the payment as set forth, the MDoR will give notice to the Reorganized Debtor of such default and the Reorganized Debtor shall have fifteen (15) days from receipt of such notice to cure such default.  If the default is not cured within such time, the MDoR is authorized to thereafter exercise its remedies under state law against the Reorganized Debtor.

69.                                 Class 1 Allowed Secured Tax Claims shall be paid in full with interest at a rate equal to the Post Confirmation Interest Rate, which shall mean, with respect to Class 1 Claims,

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simple interest equal to six (6) percent per annum from the statutory delinquency date under applicable non-bankruptcy law.  Nothing in section 9.4 of the Plan is intended to grant the Bank Group a lien interest superior to any lien securing a Class 1 Secured Tax Claim.  Notwithstanding section 14.7 of the Plan, with respect to any claim secured by a Tax Lien, that is a Contested Claim on or after the Effective Date, as soon as practicable after entry of a Final Order allowing such Contested Claim, or such Contested Claim otherwise becomes a Class 1 Allowed Secured Tax Claim, the Reorganized Debtor, or its representatives shall distribute to the holder of such Allowed Secured Tax Claim, any Cash payments due and payable under the Plan, with interest at the Post-Confirmation Interest Rate until such Class 1 Allowed Secured Tax Claim is paid in full.  Any property tax liability accruing with respect to calendar year 2003 shall be paid pursuant to the terms of the BP Purchase Agreement, as an adjustment to the purchase price, and any documents executed in accordance with the Sale of the underlying properties to the Purchaser.(7)  Any Tax Lien securing such Class 1 Secured Tax Claim for calendar year 2003 taxes shall not be released against the property securing such Tax Claim until such Claim is paid in full.  All Class 1 Secured Tax Claims for calendar years prior to 2003 shall attach to the Sale Proceeds until such Tax Claim is paid in full.  In the event the Reorganized Debtor fails to make the payment as set forth above, the holder of such Allowed Secured Tax Claim shall give notice to the Reorganized Debtor of such default and the Reorganized Debtor shall have fifteen (15) days from receipt of such notice to cure such default.  If the default is not cured within such time the holder of such Allowed Secured Tax Claim is authorized to thereafter exercise its remedies under state law against the Reorganized Debtor.  Notwithstanding section 15.2 of the Plan, all objections to Class 1 Secured Claims shall be filed not later than sixty (60) days after the

(7) Neither the Debtors nor the Reorganized Debtor shall have any further liability for calendar year 2003 ad valorem taxes.

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Effective Date subject to any party’s right to seek a thirty (30) day extension for cause to object to any such Claim.

70.                                 Upon the entry of this Confirmation Order, the Debtors shall serve this Confirmation Order upon (i) all creditors in the Chapter 11 cases, (ii) all parties who have filed notices of appearance and requests for notices in the Chapter 11 Cases, (iii) all ad valorem taxing authorities, (iv) all parties claiming a lien upon any of the Purchased Assets, (v) all landlords of the Assumed Contracts, (vi) all parties on the Official Service List in the Chapter 11 Cases, to the extent not previously identified in subparagraphs (i) through (v) immediately preceding, and (vii) all parties with asserted Tax Claims and PACA Claims as of the period immediately prior to the Effective Date.

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71.                                 If the Effective Date does not occur on or before October 31, 2003, unless otherwise ordered by this Court, this Order shall be vacated and the Proponents may proceed with a confirmation hearing on the Plan, as provided for in Option B, with notice to those parties who objected to the Plan and such other parties as the Court may direct.  In such event, the parties shall be restored to their status quo position at the confirmation hearing including the decision of the Proponents (as determined by the Banks) whether to assume or reject executory contracts and unexpired leases under Option B.

Dated: September 17, 2003.

/s/ Harlin D. Hale
HONORABLE HARLIN D. HALE
UNITED STATES BANKRUPTCY JUDGE

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COPY

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

IN RE:	§
§
CAFETERIA OPERATORS, L.P.	§ §	Case No. 03-30179-HDH-11 Chapter 11
§
FURR’S RESTAURANT GROUP, INC.	§ §	Case No. 03-30190-HDH-11 Chapter 11
§
CAVALCADE FOODS, INC.	§ §	Case No. 03-30194-SAF-11 Chapter 11
§
FURR’S/BISHOP’S CAFETERIAS, L.P.,	§ §	Case No. 03-30185-HDH-11 Chapter 11
§
Debtors.	§ §	Jointly Administered Under Case No. 03-30179-HDH-11

Amended and Restated Joint Plan of Reorganization
For The Debtors

Filed by the Debtors, Fleet National Bank and

the Official Committee of Unsecured Creditors

Dated:  September 17, 2003

Dallas, Texas

Samuel M. Stricklin	Daniel C. Stewart	Holland N. O’Neil
Michael W. Tankersley	William L. Wallander	Kim M. Carpenter
John C. Leininger	John E. Mitchell	GARDERE WYNNE SEWELL LLP
Michael D. Anderson	Michaela C. Crocker	Thanksgiving Tower
BRACEWELL & PATTERSON, L.L.P.	VINSON & ELKINS L.L.P.	1601 Elm St., Suite 3000
500 N. Akard, Suite 4000	3700 Trammell Crow Center	Dallas, Texas 75201
Dallas, Texas 75201	2001 Ross Avenue	Telephone: (214) 999-3000
Telephone: (214) 758-1000	Dallas, Texas 75201	Facsimile: (214) 999-4667
Facsimile: (214) 758-1010	Telephone: (214) 220-7700
Facsimile: (214) 220-7716

Attorneys for Debtors and Debtors-in-Possession	Attorneys for Fleet National Bank, Agent	Attorneys for the Official Committee of Unsecured Creditors

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS, CONSTRUCTION, AND INTERPRETATION

1.1	Definitions

1.2	Interpretation

1.3	Reorganized Debtor

1.4	Application of Definitions and Rules of Construction Contained in the Bankruptcy Code

1.5	Other Terms

1.6	Integration Clause

1.7	Plan Documents

1.8	Application of Articles

ARTICLE 2	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

2.1	Claims and Equity Interests Classified

2.2	Administrative Expenses and Priority Tax Claims

2.3	Claims and Equity Interests

ARTICLE 3	IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS

3.1	Impaired Classes of Claims and Equity Interests

3.2	Impairment Controversies

ARTICLE 4	PROVISIONS REGARDING SELECTION OF OPTION A OR OPTION B

4.1	Selection of Option A

4.2	Selection of Option B

ARTICLE 5	PROVISIONS REGARDING TREATMENT OF THE BANK GROUP CLAIMS APPLICABLE UNDER EITHER OPTION A OR OPTION B

5.1	Allowance of the Bank Group Claims

5.2	The Bank Group Collateral

5.3	Objections to Bank Group Claim

ARTICLE 6	PROVISIONS FOR TREATMENT OF ALLOWED CLAIMS AND EQUITY INTERESTS UNDER OPTION A OF THE PLAN

6.1	Class 1 – Allowed Secured Tax Claims (Option A)

6.2	Class 2 - Allowed Secured Bank Group Claims (Option A).

6.3	Class 3 – Allowed Other Secured Claims (Option A)

6.4	Class 4 - Allowed Priority Non-Tax Claims (Option A)

6.5	Class 5 - Allowed General Unsecured Claims (Option A)

6.6	Class 6 - Disallowed Claims, Subordinated Claims and Penalty Claims (Option A)

6.7	Class 7 - Equity Interests (Option A).

ARTICLE 7	PROVISIONS FOR TREATMENT OF ALLOWED CLAIMS AND EQUITY INTERESTS UNDER OPTION B OF THE PLAN

7.1	Class 1 – Allowed Secured Tax Claims (Option B)

7.2	Class 2 – Allowed Secured Bank Group Claims (Option B)

7.3	Class 3 – Allowed Other Secured Claims (Option B)

7.4	Class 4 - Allowed Priority Non-Tax Claims (Option B)

7.5	Class 5 - Allowed General Unsecured Claims (Option B)

7.6	Class 6 – Disallowed Claims, Subordinated Claims and Penalty Claims (Option B).

7.7	Class 7- Equity Interests (Option B).

ARTICLE 8	PROVISIONS FOR TREATMENT OF UNCLASSIFIED CLAIMS UNDER THE PLAN

8.1	Treatment of Administrative Expenses

8.2	Treatment of Priority Tax Claims

ARTICLE 9	MEANS FOR IMPLEMENTATION OF THE PLAN APPLICABLE UNDER OPTION A OR OPTION B OF THE PLAN

9.1	Certificate and Bylaws

9.2	Vesting of Assets

9.3	Corporate Authority

9.4	Lien Grant

9.5	Manner of Distributions

ARTICLE 10	MEANS FOR IMPLEMENTATION OF THE PLAN APPLICABLE UNDER OPTION A

10.1	Option A—Motion to Sell

10.2	Option A—Distribution of Proceeds

10.3	Officers/Board of Directors

10.4	Excluded Assets Under Option A

10.5	Wind Down Costs and Expenses Under Option A.

ARTICLE 11	MEANS FOR IMPLEMENTATION OF THE PLAN APPLICABLE UNDER OPTION B

11.1	Officers/Board of Directors

11.2	[Intentionally omitted]

11.3	Execution of Trust Note

11.4	Excluded Assets Under Option B

11.5	Costs and Expenses

11.6	Cancellation and Reissuance Equity Interests

11.7	Reorganized Debtor Management

ARTICLE 12	ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF REJECTION BY ONE OR MORE CLASSES OF CLAIMS

12.1	Classes Entitled to Vote

12.2	Class Acceptance Requirement

12.3	Cramdown

ARTICLE 13	CREATION OF TRUST UNDER EITHER OPTION A OR OPTION B

13.1	Trust Agreement

13.2	Creation of Trust.

13.3	Funding of Res of Trust

13.4	Beneficiaries of the Trust and Distributions to Class 5 Creditors

13.5	Creditor Trustee’s Duties and Powers

13.6	Name of Trust

13.7	Share of Third Party Claim Proceeds to the Bank Group

13.8	Tax Treatment of Trust Transactions

ARTICLE 14	PROVISIONS GOVERNING DISTRIBUTIONS

14.1	Date of Distributions

14.2	Distributions

14.3	Means of Cash Payment

14.4	Delivery of Distributions; Undeliverable Distributions.

14.5	Time Bar to Cash Payments

14.6	No Distributions Pending Allowance

14.7	Distributions After Allowance

14.8	De Minimis Distributions

14.9	Setoff

14.10	Powers and Duties of the Reorganized Debtor with Respect to Consummation of the Plan

ARTICLE 15	PROCEDURES FOR RESOLVING AND TREATING CONTESTED AND DISPUTED CLAIMS UNDER THE PLAN

15.1	Objection Deadline

15.2	Prosecution of Objections

ARTICLE 16	PROVISIONS GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED LEASES UNDER THE PLAN

16.1	Assumption of Certain Contracts and Leases

16.2	Rejected Leases

16.3	Bar Date for Rejection Damages.

ARTICLE 17	CONDITIONS PRECEDENT TO EFFECTIVE DATE

17.1	Conditions Precedent to Effective Date of the Plan

17.2	Waiver of Conditions

17.3	Notice of the Effective Date

ARTICLE 18	EFFECTS OF PLAN CONFIRMATION

18.1	Discharge

18.2	Injunctions

18.3	[Intentionally omitted]

18.4	Exculpation and Release

18.5	Dismissal of Pending Litigation

18.6	Limited Substantive Consolidation and Effect Thereof.

18.7	Revesting of Assets

ARTICLE 19	RETENTION OF JURISDICTION

19.1	Scope of Jurisdiction.

19.2	Failure of the Bankruptcy Court to Exercise Jurisdiction

ARTICLE 20	MISCELLANEOUS PROVISIONS

20.1	Insurance

20.2	Post-Effective Date Fees and Expenses of Professional Persons

20.3	Bankruptcy Restrictions

20.4	Binding Effect

20.5	Governing Law.

20.6	Modification of the Plan

20.7	Creditor Defaults

20.8	Severability

20.9	Closing the Case

IMPORTANT NOTICE

The Plan contains an “Option A,” which incorporates and includes a motion pursuant to sections 363(b) and (f), 365(a) and (f) and 1123(a)(5)(D) of Title 11 of the United States Code (the “Bankruptcy Code”) to sell substantially all the operating assets of COLP to Purchaser and to assume and assign certain Leases of the Debtors, free and clear of all liens, claims, encumbrances and interests and free of all transfer taxes pursuant to 11 U.S.C. § 1146 (except certain permitted liens), but excluding the Excluded Assets and certain Leases yet to be identified by Purchaser.  If “Option A” is consummated, the proceeds of such sale and assignment shall be distributed as provided herein.  If you have or assert a lien, claim or encumbrance in or to any of the Debtors’ property or are a party to a Lease with any Debtor and do not object to the Plan, you will be deemed to have consented to the sale and assignment free and clear of your asserted lien, claim, encumbrance or interest, and shall be deemed to have consented to the distribution of the proceeds of such sale and assignment as provided herein.

JOINT PLAN OF REORGANIZATION

Furr’s Restaurant Group, Inc. (“FRG”), Cafeteria Operators, L.P. (“COLP”), Furr’s/Bishop’s Cafeterias, L.P. (“Furr’s/Bishop’s”) and Cavalcade Foods, Inc. (“Cavalcade,” and collectively with FRG, COLP and Furr’s/Bishop’s the “Debtors”), as debtors-in-possession in the above-referenced Chapter 11 Cases; Fleet National Bank (“Fleet”), as Administrative Agent on behalf of itself and Washington Mutual Bank, The Provident Bank, ORIX Financial Services, Inc., Textron Financial Corporation and Heller Financial Leasing, Inc. (collectively, the “Bank Group”); and the Official Committee of Unsecured Creditors (the “Committee”), propose the following Joint Plan of Reorganization for the Debtors (the “Plan”) under Chapter 11 of the Bankruptcy Code. The Plan contemplates that one of two choices will be implemented to resolve these Chapter 11 Cases.  The first choice, “Option A,” will be implemented through a sale if certain Auction Procedures are successful in securing a Purchaser for the operating assets of COLP.  If Option A cannot be effected, then the Plan contemplates that the second choice, “Option B,” will be implemented and the Debtors will reorganize their debts as reflected herein, reject burdensome leases and other contracts, cancel their existing Equity Interests, and emerge from bankruptcy as a reorganized company operating 54 restaurants and the Dynamic Foods commissary business.  Option B contemplates the merger of FRG and COLP, with FRG as the surviving entity, and dissolution of the remaining Debtors.

ARTICLE 1
DEFINITIONS, CONSTRUCTION, AND INTERPRETATION

1.1                               Definitions.

The capitalized terms used herein shall have the respective meanings set forth below:

1.                                      “Ad Valorem Taxing Authority” shall mean the state or local governmental agency or state or local taxing authority authorized pursuant to applicable law to levy a tax imposed upon the assets of the Estates based on the value of real or personal property and secured by liens arising by operation of applicable state or federal law senior in right to the liens of other creditors, including the Bank Group.

2.                                      “Administrative Expense” shall mean any cost or expense of administration incurred by the Debtors on or before the Effective Date in connection with the Chapter 11 Cases that is entitled to priority in accordance with section 507(a)(1) or 507(b) and allowed under section 503(b) of the Bankruptcy Code, including without limitation, the actual, necessary costs and expenses incurred after the commencement of the Chapter 11 Cases for preserving the Estates and operating the Debtors’ business, all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under the applicable provisions of the Bankruptcy Code and any fees or charges assessed against the Estates under section 1930, chapter 123, Title 28 of the United States Code.

3.                                      “Allowed,” when used with respect to any Claim, except for a Claim that is an Administrative Expense, shall mean (1) such Claim to the extent it is not a Contested Claim; (2) such Claim to the extent it may be set forth pursuant to any stipulation or agreement that has been approved by Final Order of the Bankruptcy Court; or (3) a Contested Claim, proof of which was filed timely with the Bankruptcy Court and (A) as to which no objection was filed by the Objection Deadline, unless such Claim is to be determined in a forum other than the Bankruptcy Court, in which case such Claim shall not become Allowed until determined by Final Order of such other forum and Allowed by Final Order of the Bankruptcy Court; or (B) as to which an objection was filed by the Objection Deadline but has otherwise been Allowed by Final Order of the Bankruptcy Court.

4.                                      “Amended and Restated Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of Furr’s Restaurant Group, Inc. that is approved pursuant to the Plan, as described in Article 9 of the Plan.

5.                                      “Amended and Restated Credit Agreement” shall mean the Amended and Restated Credit Agreement between the Reorganized Debtor and the Bank Group, dated as of the Effective Date of the Plan.

6.                                      “Assumed Leases” shall mean all executory contracts and unexpired leases of the Debtors listed or otherwise described on Schedules 16(a) or (b) attached hereto, as appropriate, and those that are listed or otherwise described on a motion to assume pending with the Court as of the date of the Confirmation Hearing, as such lists may be amended at any time prior to entry of the Confirmation Order with written approval of Purchaser and the Proponents.

7.                                      “Auction Procedures” shall mean the procedures for the sale of all or substantially all of the operating assets of COLP, as set forth in the Order (1) Setting Bid Procedures; (2) Approving Form and Manner of Sale Notices; and (3) Approving Break-Up Fees entered by the Bankruptcy Court on July 7, 2003.

8.                                      “Ballot” shall mean the Ballot to be used by claimants to cast their votes to accept or reject the Plan.

9.                                      “Balloting Agent” shall mean Lain Faulkner and Co.

10.                               “Bank Group” shall mean Fleet National Bank, Washington Mutual Bank, The Provident Bank, ORIX Financial Services, Inc., Heller Financial Leasing, Inc. and Textron Financial Corporation.

11.                               “Bank Group Claim or Claims” shall mean all Claims of the members of the Bank Group asserted against the Debtors, which Claims shall be deemed Allowed in the amount of $47,408,108.60.

12.                               “Bank Group Loan Documents” shall mean all documents representing or in any way pertaining to the indebtedness of the Debtors to, and/or liens of, the Bank Group, including, without limitation, any promissory notes, loan agreements, deeds of trust, security agreements, financing statements, and other collateral documents.

13.                               “Bank Group Option B Renewal Notes” shall mean the promissory notes evidencing the Allowed Secured Claim portion of the Bank Group Claim, as more particularly described in paragraph 7.2(b) herein.

14.                               “Bank Group Share of Third Party Claim Proceeds” shall mean that portion of the aggregate proceeds of all Third Party Claims, net of the operating fees and other expenses incurred by the Trust (including contingent fees if the Creditor Trustee so elects), equal to (1) 0%, to the extent that the net recoveries are less than $1.5 million; (2) 30% of any overage, to the extent that the net recoveries are more than $1.5 million and up to $5 million; and (3) 50% of any overage, to the extent that the net recoveries are over $5 million.

15.                               “Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978, as amended and codified at Title 11 of the United States Code.

16.                               “Bankruptcy Court” or “Court” shall mean the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, or such other court having competent jurisdiction to review orders of, or hear appeals from, the Chapter 11 Cases.

17.                               “Bankruptcy Rules” shall mean the Federal Rules of Bankruptcy Procedure, as prescribed by the United States Supreme Court pursuant to section 2075 of Title 28 of the United States Code.

18.                               “Bar Date” shall mean the final date for filing Proofs of Claims as set by the Bankruptcy Court as May 13, 2003 (or, for governmental entities, July 2, 2003), or such other date as may apply to a particular Claim pursuant to a duly entered order of the Bankruptcy Court.

19.                               “Beneficial Interest” shall mean an interest allocated in the Trust Assets under the Trust Agreement to a holder of a Class 5 Allowed General Unsecured Claim that shall be equal to the ratio that the amount of such holder’s Class 5 Allowed Claim bears to the total amount of all Class 5 Allowed Claims and the estimated amount of Class 5 Disputed Claims that shall be allocated to the Beneficiaries of the Trust Agreement.

20.                               “Beneficiaries” shall mean the creditors holding Class 5 Allowed General Unsecured Claims.

21.                               “Broker/Dealer” shall mean a person who in the ordinary course of business owns or holds record ownership of Equity Interest(s) on behalf of beneficial owners of such Equity Interest(s), including a stockbroker.

22.                               “Business Day” shall mean any day on which commercial banks are open for business in Dallas, Texas.

23.                               “Cash” shall mean the legal tender of the United States of America or equivalents thereof.

24.                               “Chapter 11 Cases” shall mean the cases entitled Cafeteria Operators, L.P., Furr’s Restaurant Group, Inc., Cavalcade Foods, Inc., and Furr’s/Bishop’s Cafeterias, L.P. commenced by the Debtors under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division bearing Case Nos. 03-30179, 03-30190, 03-30194, and 03-30185, respectively.

25.                               “Claim” shall mean a claim as defined in section 101(5) of the Bankruptcy Code, which includes any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, contested, uncontested, legal, equitable, secured, or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, contested, uncontested, secured or unsecured.

26.                               “Closing Date” shall, under Option A, mean the date upon which the Proposed Transaction is closed.

27.                               “Collateral” shall mean any property of any of the Debtors subject to a valid and enforceable lien to secure payment of a Claim.

28.                               “Committee” shall mean the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as presently or hereafter constituted, and each member or member representative acting in his official capacity.

29.                               “Confirmation Date” shall mean the date upon which the Clerk of the Bankruptcy Court enters the Confirmation Order.

30.                               “Confirmation Hearing” shall mean the hearing on confirmation of the Plan held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code, scheduled for September 11, 2003 and as it may be continued from time to time.

31.                               “Confirmation Order” shall mean the order entered by the Bankruptcy Court that confirms the Plan, whether or not such order shall have become a Final Order.

32.                               “Contested,” when used with respect to a Claim, shall mean a Claim against any of the Debtors (1) that is listed in the Debtors’ Schedules as disputed, contingent or unliquidated, regardless of whether a Proof of Claim has been filed or not; (2) that is listed in the Debtors’ Schedules as undisputed, liquidated and not contingent and as to which a Proof of Claim has been filed with the Bankruptcy Court, to the extent the Proof of Claim amount exceeds the scheduled amount; (3) that is not listed in the Debtors’ Schedules, but as to which a Proof of Claim has been filed with the Bankruptcy Court; or (4) as to which an objection has been filed and has not yet been resolved by agreement or court order.  Notwithstanding the foregoing, after the Objection Deadline, only Claims to which an objection has been filed shall be deemed Contested Claims with respect to Claims for which a Proof of Claim has been filed.  In the event that any part of a Claim is a Contested Claim, such Claim in its entirety shall be deemed to constitute a Contested Claim for purposes of distribution under the Plan.

33.                               “Creditor Trustee” shall mean the trustee of the Trust, as set forth herein.

34.                               “Credit Agreement” shall mean that certain Revolving Credit and Term Loan Agreement, dated as of April 10, 2001, as the same then existed or may thereafter have been amended, modified, supplemented or ratified.

35.                               “CRO” shall mean William K. Snyder of Corporate Revitalization Partners, or his successor as approved by the Court or by the Proponents unanimously.

36.                               “Cure Payment” shall mean the monetary payment required pursuant to section 365(b)(1)(A) of the Bankruptcy Code to cure defaults under Leases to which a Debtor is a party and which will be assumed pursuant to the Plan.

37.                               “Debtors” shall mean, collectively, Furr’s Restaurant Group, Inc., Cafeteria Operators, L.P., Cavalcade Foods, Inc. and Furr’s/Bishop’s Cafeterias, L.P.

38.                               “Deficiency Amount” shall mean, with respect to a Secured Claim, the amount by which the Allowed Secured Claim exceeds the sum of (1) any set-off rights of the holder of such Claim against a Debtor under sections 506 and 553 of the Bankruptcy Code and (2) the net proceeds realized from the disposition of the Collateral securing such Claim or, if such Collateral is not liquidated to Cash, the value of the interest of the holder of the Claim in the Debtor’s interest in the Collateral securing such Claim, as determined by the Bankruptcy Court under section 506 of the Bankruptcy Code; provided, however, that if the holder of such Claim makes the Election, there shall be no Deficiency Amount in respect of such Claim.

39.                               “Disallowed,” when used with respect to a Claim, shall mean a Claim that (1) has been disallowed by Final Order of the Bankruptcy Court; (2) is identified in the Schedules in the amount of zero dollars or as contingent, unliquidated or disputed and as to which a Proof of Claim was not filed by the Bar Date; or (3) is not identified in the Schedules and as to which no Proof of Claim was filed or deemed filed by the Bar Date.

40.                               “Distribution Date” shall mean the date upon which distributions shall be made, unless otherwise provided herein, and (1) under Option A, shall be as soon as practicable after the Closing Date, but in no event later than thirty (30) days after the Closing Date, or (2) under Option B, shall be the Effective Date or as soon as practicable thereafter, but in no event later than ninety (90) days after the Effective Date.

41.                               “Effective Date” shall mean a Business Day selected by the Proponents, after the first Business Day which is ten (10) days after the date upon which (1) the Confirmation Order entered by the Bankruptcy Court and is not subject to stay and (2) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in paragraph 17.1 herein.

42.                               “Election” shall mean the election available to certain creditors holding Secured Claims, as provided in section 1111(b)(2) of the Bankruptcy Code, but only if such Election is timely made pursuant to the applicable Bankruptcy Rules.

43.                               “Equity Interest” shall mean an interest represented by an “equity security,” as defined in section 101(16) of the Bankruptcy Code, including all preferred stock, common stock, partnership interests or such other instrument purporting to represent a present ownership interest in any of the Debtors.

44.                               “Estates” shall mean, collectively, the estates created for each Debtor in the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.

45.                               “Estimated Claim Order” shall mean any order of the Bankruptcy Court estimating a Claim pursuant to Bankruptcy Rule 3018 or section 502(c) of the Bankruptcy Code.

46.                               “Excluded Assets” shall mean (1) under Option A, those assets of the Debtors not sold to the Purchaser pursuant to the Purchase Agreement nor vested in the Trust or (2) under Option B, those assets of the Debtors not vested in the Trust on the Effective Date, as listed on Schedule 11.4 attached hereto.

47.                               “Fee Application” shall mean any application of a Professional Person under section 330 or 503 of the Bankruptcy Code for the allowance of a Fee Claim.

48.                               “Fee Claim” shall mean a Claim under section 330 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Chapter 11 Cases.

49.                               “Final Order” shall mean (1) an order as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending or (2) in the event that an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure may be filed with respect to such order.

50.                               “Fleet” shall mean Fleet National Bank, as administrative agent, on behalf of the Bank Group.

51.                               “General Unsecured Claim” shall mean any Allowed Claim against a Debtor that is not a Priority Claim, Secured Claim, Administrative Expense, Penalty Claim, or Subordinated Claim.

52.                               “Impaired” shall mean a Claim or Equity Interest that will not be repaid in full or as to which the legal rights are altered under the Plan as set forth in section 1124 of the Bankruptcy Code.

53.                               “Leases” shall mean all “unexpired leases” and “executory contracts” as such terms are used within section 365 of the Bankruptcy Code to which a Debtor was a party as of the Effective Date.

54.                               “Master Service List” shall mean that service list created pursuant to the “Complex Case Rules” of the Court.

55.                               “New Common Stock” shall mean the common stock to be authorized for the Reorganized Debtor pursuant to the Plan.

56.                               “Objection Deadline” shall mean the date by which all objections to Claims shall be filed with the Bankruptcy Court and served upon the respective holders of the Claims subject to such objection as provided in paragraph 15.1 hereof.

57.                               “Option B Transfer” shall mean any transfer carried out under Option B of the Plan as further described in Article 11.

58.                               “Original Cash Collateral Order” shall mean the Interim Agreed Order Authorizing Limited Use of Cash Collateral and Granting Adequate Protection to Existing Lienholders entered by the Bankruptcy Court on January 7, 2003.

59.                               “Penalty Claim” shall mean any Claim for penalties or punitive damages, including a Claim denominated as “interest” that the Bankruptcy Court determines to be punitive in nature.

60.                               “Petition Date” shall mean January 3, 2003, the date upon which the Chapter 11 Cases were commenced.

61.                               “Plan” or “Plan of Reorganization” shall mean this Amended and Restated Joint Plan of Reorganization for the Debtors, either in its present form or as it may hereafter be altered, amended or modified from time to time.

62.                               “Plan Documents” shall mean the documents that aid in effectuating the Plan as specifically identified herein or attached as exhibits or schedules hereto, which shall be substantially in the respective forms filed by the Proponents with the Bankruptcy Court prior to the conclusion of the Confirmation Hearing.

63.                               “Plan Secured Note” shall mean any promissory note made payable by the Reorganized Debtor to the holder of certain Allowed Secured Claims in certain classes of the Plan.  Each such Plan Secured Note shall be in an amount equal to the amount of such Allowed Secured Claim, bear simple interest at the Post-Confirmation Interest Rate and provide for full amortization of all principal and interest in equal annual payments for a period of five (5) years from the Distribution Date.

64.                               “Post-Confirmation Interest Rate” shall mean simple interest equal to six percent (6%) per annum.

65.                               “Priority Claim” shall mean any Allowed Unsecured Claim (other than an Administrative Expense) to the extent entitled to priority in payment under section 507(a) of the Bankruptcy Code.

66.                               “Priority Non-Tax Claim” shall mean any Priority Claim accorded priority in right of payment under section 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

67.                               “Priority Tax Claim” shall mean any Priority Claim entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

68.                               “Professional Person” shall mean a person retained or to be compensated pursuant to section 327, 328, 330, 503(b) or 1103 of the Bankruptcy Code.

69.                               “Pro Rata Share” shall mean the proportion that the amount of an Allowed Claim in a particular class of Claims bears to the aggregate amount of all Claims in such particular class of Claims, including Contested Claims, but not including Disallowed Claims or Subordinated Claims.

70.                               “Proponents” shall mean the Debtors, Fleet and the Committee.

71.                               “Proposed Transaction” shall mean the sale of substantially all of the operating assets of COLP to Purchaser, pursuant to the Purchase Agreement.

72.                               “Purchase Agreement” shall mean the binding written agreement providing for the Proposed Transaction, as such agreement may be modified with the approval of the Proponents or by order of the Court.

73.                               “Purchaser” shall mean the entity or persons selected and approved by the Court pursuant to the Auction Procedures to purchase all or substantially all of the operating assets of COLP.

74.                               “Reorganized Debtor” shall mean (1) if Option A of the Plan is implemented, COLP, or (2) if Option B of the Plan is implemented, FRG, as the surviving entity arising from the merger between FRG and COLP, which shall be known after the Effective Date as Furr’s Restaurant Group, Inc.

75.                               “Representative” shall mean, with respect to the Proponents, any officer, director, employee, agent financial advisor, attorney, accountant or other professional or representative thereof.

76.                               “Reserve Account” shall mean the Distribution reserves established by the Reorganized Debtor to pay Allowed Administrative Expenses and Priority Tax Claims, as well as Allowed Claims in Classes 1, 3 and 4.  Such amounts shall be retained by the Reorganized Debtor from the Sale Proceeds and distributed pursuant to the Plan.

77.                               “Sale Proceeds” shall mean the gross proceeds generated by a sale of all or substantially all of the operating assets of COLP and resulting from the Proposed Transaction.

78.                               “Schedules” shall mean, collectively, the Schedules of Assets and Liabilities and the Statements of Financial Affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code and Rule 1007 of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended.

79.                               “Secured Bank Group Claims” shall mean the portion of the Bank Group Claims that are Secured Claims.

80.                               “Secured Claim” shall mean any Allowed Claim secured by a lien, security interest or other such charge against or interest in property of any Debtor, which lien or interest is valid, perfected and enforceable under applicable law, is not subject to avoidance under the Bankruptcy Code or other applicable non-bankruptcy law and which is duly established in the Chapter 11 Cases, but only to the extent and as provided for pursuant to section 506 of the Bankruptcy Code.

81.                               “Subordinated Claim” shall mean any Claim (1) subordinated by written agreement or by order of the Bankruptcy Court to the right of payment of Class 5

Allowed General Unsecured Claims, or (2) which would be paid pursuant to section 726(a)(2)(c), (a)(3), (a)(4), or (a)(5) of the Bankruptcy Code.

82.                               “Tax Lien” shall mean any statutory lien securing an Allowed Secured Claim of an Ad Valorem Taxing Authority.

83.                               “Third Party Claim” or “Third Party Claim Proceeds” shall mean those rights or causes of action, and the proceeds thereof, in which any of the Debtors may own an interest against third parties in existence on the Effective Date, including those arising under Chapter 5 of the Bankruptcy Code.

84.                               “Trust” shall mean that certain Trust established pursuant to the Plan for the benefit of Class 5 Allowed General Unsecured Claims.

85.                               “Trust Note” shall mean the promissory note described in paragraph 13.3.2 hereof.

86.                               “Trust Share of Excess Sale Proceeds” shall have the meaning set forth in paragraph 10.2(h) hereof.

87.                               “Unfunded Letters of Credit” shall mean those certain letters of credit in the face amount of $3,280,000 as of the Petition Date issued by Fleet for the benefit of one or more of the Debtors pursuant to the Credit Agreement.

88.                               “Voting Deadline” shall mean September 2, 2003, the date set by the Bankruptcy Court by which Ballots for accepting or rejecting the Plan must be received by the Balloting Agent.

89.                               “Voting Record Date” shall mean July 24, 2003, the date set by the Bankruptcy Court for determining the holders of Claims or Equity Interests entitled to vote to accept or reject the Plan.

90.                               “Workers Compensation Claim” shall mean those claims for workers’ compensation benefits relating to occurrences prior to January 3, 2003, proof of which has been timely filed in these Chapter 11 Cases pursuant to the Confirmation Order entered by the Court.

1.2                               Interpretation.

Unless otherwise specified, all section, article and exhibit references herein are to the respective section in, article of or exhibit to the Plan, as the same may be amended, waived or modified from time to time.  The headings and Table of Contents in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.  Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender.  All exhibits and schedules attached to the Plan are incorporated herein by such attachment.

1.3                               Reorganized Debtor.

The Plan shall be liberally construed regarding the interchangeability of the term “Debtor” or “Debtors” with the term “Reorganized Debtor” and other instances of the use of the word “Reorganized.”

1.4                               Application of Definitions and Rules of Construction Contained in the Bankruptcy Code.

Words and terms defined in section 101 of the Bankruptcy Code shall have the same meaning when used herein, unless a different definition is given herein.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

1.5                               Other Terms.

The words “herein,” “hereof,” “hereto,” “hereunder” and others of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained herein.  A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code.

1.6                               Integration Clause.

The Plan is a complete, whole and integrated statement of the binding agreement between the Debtors, creditors, holders of Equity Interests and the parties-in-interest upon the matters herein.

1.7                               Plan Documents.

The Plan Documents are incorporated into and are made a part of the Plan as if set forth in full herein, whether submitted herewith or subsequently filed with the Bankruptcy Court prior to the conclusion of the Confirmation Hearing.

1.8                               Application of Articles.

Articles 6 and 10 shall only be applicable in the event Option A is selected and confirmed as the Plan.  Articles 7 and 11 shall only be applicable in the event Option B is selected and confirmed as the Plan.  All other articles shall apply under either Option A or Option B.

ARTICLE 2
CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

2.1                               Claims and Equity Interests Classified.

For purposes of reorganization, voting and all confirmation matters, except as otherwise provided herein, all Claims (except for Administrative Expenses and Priority Tax Claims) and all Equity Interests shall be classified as set forth in this Article 2 hereof.

The Plan shall only provide distributions to Allowed Claims.  Other than the Bank Group Claim as provided for in Article 5 herein, nothing within the Plan shall provide for the allowance of any other Claim.

2.2                               Administrative Expenses and Priority Tax Claims.

As provided in section 1123(a)(1) of the Bankruptcy Code, Administrative Expenses and Priority Tax Claims against the Debtors shall not be classified for purposes of voting or receiving distributions under the Plan.  Rather, all such Claims shall be treated separately as unclassified Claims pursuant to the terms set forth in Article 5 hereof.

2.3                               Claims and Equity Interests.

The Plan classifies and designates the Claims against the Debtors and Equity Interests in the Debtors as follows:

Class 1:  Allowed Secured Tax Claims.

Class 2:  Allowed Secured Bank Group Claims.

Class 3:  Allowed Other Secured Claims.

Class 4:  Allowed Priority Non-Tax Claims.

Class 5:  Allowed General Unsecured Claims.

Class 6:  Subordinated Claims, Penalty Claims and Disallowed Claims.

Class 7:  Equity Interests.

ARTICLE 3
IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS

3.1                               Impaired Classes of Claims and Equity Interests.

Under Option A, Classes 2, 3, 5, 6 and 7 are Impaired by the Plan.  Under Option B, Classes 1, 2, 3, 5, 6, and 7 are Impaired by the Plan.

3.2                               Impairment Controversies.

If a controversy arises as to whether any Claim or Equity Interest or any class of Claims or class of Equity Interests is Impaired under the Plan, the Bankruptcy Court shall, upon notice and a hearing, determine such controversy.

ARTICLE 4
PROVISIONS REGARDING SELECTION OF OPTION A OR OPTION B

4.1                               Selection of Option A.

The Auction Procedures established Buffet Partners, L.P. (“Buffet”) as the “stalking horse” bidder, with such bid being subject to higher and better offers.  The bid submitted by Buffet pursuant to the Asset Sale and Purchase Agreement by and between COLP and Buffet, dated July 2, 2003 (the “Buffet Purchase Agreement”), consists of a purchase price of approximately $30.5 million, comprised of $24.5 million in cash at closing, $3.0 million in secured subordinated promissory notes and the assumption of certain liabilities estimated at $3.0 million (the “Original Bid”).  The Original Bid was subsequently modified through oral statements by the Purchaser and Proponents made on the record during the Confirmation Hearing, by that certain Waiver Agreement, dated September 11, 2003, and as read into the record of the Confirmation Hearing, to the following effect:

(i)                                    The Purchase Price referenced in Section 2.1 of the Purchase Agreement is reduced to $25,750,000.00;

(ii)                                The reference to payment of $24,500,000.00 in cash in Section 2.2(a)(i) of the Purchase Agreement is increased to $25,750,000.00;

(iii)                            Section 2.2(b), the last sentence of Section 2.2(d), Section 7.3(h) and Section 8.3(f) referencing certain Promissory Notes are deleted in their entirety;

(iv)                               The Supplement #1 to Asset Sale and Purchase Agreement dated July 2, 2003 between COLP and Purchaser is terminated.

As consideration to Buffet for serving as the stalking horse bidder, the Debtors have agreed to pay, under conditions specified in the Auction Procedures, a “breakup fee” of $900,000 or an “expense reimbursement” not to exceed $350,000.  In the absence of a higher and better offer being accepted pursuant to the Auction Procedures, Court approval of the Buffet Purchase Agreement under Option A of the Plan will be sought by the Proponents at the Confirmation Hearing.

Option A shall be applicable and confirmed if all of the following conditions are satisfied as of the Confirmation Hearing:

(a)                                  A Purchase Agreement satisfactory to the Proponents has been executed, remains in full force and effect, and is not subject to termination;

(b)                                  Any financing by the Bank Group of any portion of the sales price is on terms satisfactory to the Bank Group; and

(c)                                  The Debtors’ operating results are mutually satisfactory to the Proponents, as measured by schedules held by and agreed to among the Proponents.

4.2                               Selection of Option B.

Unless otherwise mutually agreed to in writing by the Proponents, if the conditions to the application of Option A set forth in paragraph 4.1 above are not met, Option B, as described in Article 7 hereof, shall be applicable and the Proponents shall proceed to seek confirmation of the Plan under the terms of Option B.

ARTICLE 5
PROVISIONS REGARDING TREATMENT OF THE
BANK GROUP CLAIMS APPLICABLE UNDER EITHER OPTION A OR
OPTION B

5.1                               Allowance of the Bank Group Claims.

Pursuant to the Bank Group Loan Documents and applicable law, the Bank Group holds valid, enforceable and allowable Claims against the Debtors, as of the Petition Date, in the aggregate amount of $47,408,108.60 in unpaid principal and accrued but unpaid interest and fees.  The Bank Group Claims shall be Allowed in all respects, subject to an appropriate adjustment necessary to reflect reductions in any Unfunded Letters of Credit and any payments received by the Bank Group since the Petition Date.

5.2                               The Bank Group Collateral.

The Bank Group Claims, as evidenced by the Bank Group Loan Documents, are secured by properly perfected first priority liens and security interests in substantially all of the personal and real property of the Debtors including, without limitation (the “Bank Group Collateral”):

All personal and fixture property of every kind and nature including without limitation all furniture, fixtures, equipment, raw materials, inventory, other goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments, securities and other investment property, deposit accounts, rights to proceeds of letters of credit and all general intangibles including, without limitation, all tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which any Debtor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of any Debtor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics.

all as more fully described in those certain documents, including, without limitation, those documents identified on or referenced in Exhibit “2” to the Original Cash Collateral Order.  The Bank Group’s liens and security interests in the Bank Group Collateral were granted pursuant to, inter alia, the Bank Group Loan Documents.  The Bank Group Loan Documents are held in possession of Fleet, as agent for the Bank Group, and have been filed with the appropriate state, county and other offices to evidence such liens.  The Bank Group Loan Documents are genuine, valid, legally enforceable, and are not subject to any defense, offset or avoidance.

Given the settlement nature of the Plan, and for the avoidance of any doubt, the Bank Group shall be deemed to have perfected first priority liens and security interests in all of the personal and real property of each Debtor and the Reorganized Debtor, subject only to the provisions of the Plan.

5.3                               Objections to Bank Group Claim.

Any objections to the Bank Group Claims shall be deemed resolved pursuant to the Plan and shall be dismissed as of the Effective Date.

ARTICLE 6
PROVISIONS FOR TREATMENT OF ALLOWED CLAIMS
AND EQUITY INTERESTS UNDER OPTION A OF THE PLAN

Option A – If a sale of COLP’s operating assets pursuant to the Proposed Transaction is consummated pursuant to Article 4, the classes of Claims against the Debtors and Equity Interests in the Debtors shall be treated as follows:

6.1                               Class 1 – Allowed Secured Tax Claims (Option A).

Class 1 shall consist of all Allowed Secured Claims of governmental entities that are directly owed by any of the Debtors and that are secured, as a matter of applicable state law, by a Tax Lien on real or personal property of the Debtors, senior in priority to any existing filed liens or security interests. Class 1 Claims shall be paid in full, with interest accrued at a rate equal to the Post Confirmation Interest Rate from the statutory delinquency date under applicable non-bankruptcy law, on the Distribution Date in accordance with paragraph 10.2 hereof.  Any property tax liability accruing with respect to calendar year 2003 shall be paid pursuant to the terms of the Buffet Purchase Agreement and any documents executed in accordance with the Sale of the underlying properties to the Purchaser.  Any Tax Lien existing as a result of a Class 1 Claim on the Closing Date shall attach to the Sales Proceeds until such Claim is paid in full or disallowed by Final Order.  In no event, shall any Class 1 Claim include associated fees, costs or charges.  Under Option A, Class 1 is not Impaired and the holders of Class 1 Allowed Secured Tax Claims are deemed to have voted to accept the Plan.  In the event the Reorganized Debtor fail to make the payment as set forth above, the holder of such Allowed Secured Tax Claim will give notice to the Reorganized Debtor of such default and the Debtors shall have fifteen (15) days from receipt of such notice to cure such default.  If the default is not cured within such time, the holder of such Allowed Secured Tax Claim is authorized to thereafter exercise its remedies under state law against the Reorganized Debtor, but may not exercise such rights or remedies against the Purchased Assets or the Purchaser.

6.2                               Class 2 - Allowed Secured Bank Group Claims (Option A).

Class 2 shall consist of the Secured Bank Group Claims.  The Class 2 Claims shall be deemed Allowed in all respects and shall be deemed satisfied in full by the payment, on the Distribution Date, of a portion of the proceeds of the Proposed Transaction in accordance with paragraphs 6.5 and 10.2 hereof and consummation of all other transfers to the Bank Group provided by paragraph 10.4 hereof.  Under Option A, Class 2 is Impaired and the holders of the Class 2 Allowed Secured Bank Group Claims are entitled to vote to accept or reject the Plan.

6.3                               Class 3 – Allowed Other Secured Claims (Option A).

Class 3 shall consist of all Allowed Secured Claims against the Debtors, exclusive of those otherwise classified herein.  Each Class 3 Claim shall be treated as though in a separate class as set forth below.  Under Option A, Class 3 is Impaired and the holders of Class 3 Allowed Other Secured Claims are entitled to vote to accept or reject the Plan.

1.                                      General Treatment.  Each holder of a Class 3 Allowed Other Secured Claim against any one or all of the Debtors shall, at the option of Fleet, receive on the Distribution Date on account of its Allowed Secured Claim:  (a) Cash equal to the amount of such Allowed Secured Claim; or (b) the return of any Collateral securing such Allowed Secured Claim.  Any Deficiency Claim related to an Allowed Other Secured Claim shall be treated as a General Unsecured Claim.

2.                                      Negotiated Treatment.  Notwithstanding any provision in paragraph 6.3.1. herein, the Proponents and any holder of a Class 3 Allowed Other Secured Claim may agree to alternate treatment of such Allowed Secured Claim, which treatment shall include preservation of such holder’s lien; provided, however, that such treatment shall not provide a return to such holder of an amount having a present value in excess of the amount of such holder’s Class 3 Allowed Other Secured Claim.  Each such agreement shall be presented to the Bankruptcy Court before or within thirty (30) days after the Effective Date and shall not materially and adversely impact the treatment of any other creditor under the Plan.

6.4                               Class 4 - Allowed Priority Non-Tax Claims (Option A).

Class 4 shall consist of all Allowed Priority Non-Tax Claims.  Class 4 Claims shall be paid in full on the Effective Date.  Class 4 is not Impaired and the holders of Class 4 Allowed Priority Non-Tax Claims are deemed to accept the Plan.

6.5                               Class 5 - Allowed General Unsecured Claims (Option A).

Class 5 shall consist of all Allowed General Unsecured Claims, not otherwise classified herein, including Allowed Workers Compensation Claims, not otherwise paid or provided for pursuant to the Debtors’ insurance coverage.  Each holder of an Allowed General Unsecured Claim shall receive on the Distribution Date a Beneficial Interest in the Trust created pursuant to paragraph 13.2, and will be entitled to receive distributions from the Trust in accordance with the Trust Agreement.  The “res” or assets of the Trust are described in paragraph 13.3.1 hereof.  The Bank Group shall have a Class 5 Allowed General Unsecured Claim equal to its Deficiency Amount, but shall not receive any distributions with respect thereto except for the Bank Group Share of Third Party Claim Proceeds, if applicable, as described in paragraph 13.3 hereof.  Under Option A, Class 5 is Impaired and the holders of Class 5 Allowed General Unsecured Claims are entitled to vote to accept or reject the Plan.

6.6                               Class 6 - Disallowed Claims, Subordinated Claims and Penalty Claims (Option A).

Class 6 shall consist of all Disallowed Claims, Subordinated Claims, Penalty Claims and any other Claims against any Debtor not otherwise expressly provided for herein.  The holders of Class 6 Claims shall not receive distributions under the Plan on account of such Claims.  Under Option A, Class 6 is Impaired and the holders of Class 6 Claims are deemed to reject the Plan.

6.7                               Class 7 - Equity Interests (Option A).

Class 7 shall consist of all Equity Interests of every Debtor and such interests shall be canceled as of the Effective Date.  Under Option A, Class 7 is Impaired, and the holders of Class 7 Equity Interests are deemed to reject the Plan.

ARTICLE 7
PROVISIONS FOR TREATMENT OF ALLOWED CLAIMS AND
EQUITY INTERESTS UNDER OPTION B OF THE PLAN

Option B – If the conditions specified in paragraph 4.1 herein have not been satisfied at the Confirmation Hearing, the classes of Claims against Debtors and Equity Interests in the Debtors shall be treated, pursuant to this Option B, as follows:

7.1                               Class 1 – Allowed Secured Tax Claims (Option B).

Class 1 shall consist of all Allowed Secured Claims of governmental entities that are directly owed by any of the Debtors and that are secured, as a matter of applicable state law, by a Tax Lien on real or personal property of the Debtors senior in priority to any existing filed liens or security interests.  Allowed Secured Tax Claims shall be paid in full, with interest, over a term of five (5) years, pursuant to a Plan Secured Note of the Reorganized Debtor bearing interest at a rate equal to the Post-Confirmation Interest Rate and secured by the retention of the governmental entity’s Tax Lien.  Under Option B, Class 1 is Impaired, and the holders of Class 1 Allowed Secured Tax Claims are entitled to vote to accept or reject the Plan.

7.2                               Class 2 – Allowed Secured Bank Group Claims (Option B).

Class 2 shall consist of the Secured Bank Group Claims that shall be deemed Allowed and treated as follows:

a.                                       Issuance of Bank Group Option B Renewal Notes.  The Reorganized Debtor shall execute and deliver to the Bank Group the Bank Group Option B Renewal Notes on the Effective Date.  The form of Bank Group Option B Renewal Notes shall be filed with the Court as Plan Documents on or before the commencement of the Confirmation Hearing.  The Bank Group Option B Renewal Notes shall be subject to an Amended and Restated Credit Agreement having terms and provisions acceptable to the Bank Group and generally comparable to the Credit Agreement.

b.                                       The Bank Group Option B Renewal Notes shall have the following terms:

(i)                                    Original Principal:  $24.8 million;

(ii)                                Interest Rate:  Prime plus 1%;

(iii)                            Payments:  Monthly, in an amount necessary to amortize such notes over a twenty (20) year term and subject to the subordination provisions generally described in paragraph 13.3.2 herein.

(iv)                               Maturity:  Five (5) years from the Effective Date.

c.                                       Retention of Liens.  To secure repayment of the Bank Group Option B Renewal Notes, the Bank Group shall retain any and all liens in existence on the Effective Date together with any liens granted in paragraph 9.4 hereof.  The Bank Group Option B Renewal Notes shall be cross-collateralized and cross defaulted.  Such liens shall continue to be evidenced by the existing Bank Group Loan Documents evidencing such liens on the Petition Date, including any such documents currently on file in the relevant recording offices, except as such documents may be amended or modified on the Effective Date to reflect the terms of the Plan.

d.                                       Amended and Restated Credit Agreement.  On the Effective Date, the Reorganized Debtor and each member of the Bank Group shall execute the Amended and Restated Credit Agreement, which shall amend and restate the existing Credit Agreement and shall be in the form filed by the Proponents as a Plan Document. The Amended and Restated Credit Agreement shall include a covenant by the Bank Group not to seek to foreclose on any liens or security interests securing the Bank Group Option B Renewal Notes for a period of not less than six (6) months from the Effective Date, so long as operations of the Reorganized Debtor do not fall below certain benchmarks agreed to by the Proponents.

e.                                       Other.  The Plan is intended to address and modify all terms and provisions in the Bank Group Loan Documents that have given rise to an Event of Default, as that term is defined in the Credit Agreement, such that upon execution of the Amended and Restated Credit Agreement, no Event of Default shall exist.  Any term or provision in the Bank Group Loan Documents upon which the Debtors have defaulted at any time prior to the Effective Date, whether such default has been asserted by the Bank Group or not, and which is not addressed and modified by the Plan, shall be deemed waived for all periods up, through, and including the Effective Date.

Under Option B, Class 2 is Impaired and the holders of the Class 2 Allowed Secured Bank Group Claims are entitled to vote to accept or reject the Plan.

7.3                               Class 3 – Allowed Other Secured Claims (Option B).

Class 3 shall consist of all Allowed Secured Claims against the Debtors, exclusive of those otherwise classified herein, and such Claims shall be treated as though in a separate class as set forth below.

1.                                      General Treatment.  Each holder of a Class 3 Allowed Other Secured Claim against any one or all of the Debtors shall, at the option of Fleet, receive on the Distribution Date on account of its Allowed Secured Claim:  (a) Cash equal to the amount of such Allowed Secured Claim; or (b) the return of any Collateral securing such Allowed Secured Claim.

2.                                      Negotiated Treatment.  Notwithstanding any provision in paragraph 7.3.1. above, the Proponents and any holder of a Class 3 Allowed Other Secured Claim may agree to alternate treatment of such Secured Claim, which treatment shall include preservation of such holder’s lien; provided, however, that such treatment shall not provide a return to such holder of an amount having a present value in excess of the amount of such holder’s Class 3 Allowed Other Secured Claim. Each such agreement shall be presented to the Bankruptcy Court before or within thirty (30) days after the Effective Date and shall not materially and adversely impact the treatment of any other creditor under the Plan.

Under Option B, Class 3 is Impaired and the holders of Allowed Other Secured Claims are entitled to vote to accept or reject the Plan.

7.4                               Class 4 - Allowed Priority Non-Tax Claims (Option B).

Class 4 shall consist of all Allowed Priority Non-Tax Claims and such Claims shall be paid in full on the Distribution Date.  Under Option B, Class 4 is not Impaired, and the holders of Class 4 Allowed Priority Non-Tax Claims are deemed to accept the Plan.

7.5                               Class 5 - Allowed General Unsecured Claims (Option B).

Class 5 shall consist of all Allowed General Unsecured Claims not otherwise classified herein, including Allowed Workers Compensation Claims, not otherwise paid or provided for pursuant to the Debtors’ insurance coverage.  Each holder of an Allowed General Unsecured Claim shall receive on the Distribution Date a Beneficial Interest in the Trust created herein pursuant to paragraph 13.2, and will be entitled to receive distributions from the Trust in accordance with the Trust Agreement.  The “res” or assets of the Trust are described in paragraph 13.3.2 hereof.

The Bank Group shall have a Class 5 Allowed General Unsecured Claim equal to their Deficiency Amount, but shall not receive any distributions with respect thereto except for (a) the Bank Group Share of Third Party Claim Proceeds, if applicable, as described in paragraph 13.3 herein; and (b) 100% of the New Common Stock.  Under Option B, Class 5 is Impaired, and the holders of Class 5 Allowed General Unsecured Claims are entitled to vote to accept or reject the Plan.

7.6                               Class 6 – Disallowed Claims, Subordinated Claims and Penalty Claims (Option B).

Class 6 shall consist of all Disallowed Claims, Subordinated Claims, Penalty Claims and any other Claims against any Debtor not otherwise expressly provided for in the Plan.  The holders of Class 6 Claims shall not receive distributions under the Plan on account of such Claims.  Under Option B, Class 6 is Impaired and the holders of Class 6 Claims are deemed to reject the Plan.

7.7                               Class 7- Equity Interests (Option B).

Class 7 shall consist of all Equity Interests of every Debtor and such interests shall be cancelled as of the Effective Date and the holders of such Equity Interests shall not receive distributions under the Plan on account of such Equity Interests.  Under Option B, Class 7 is Impaired and the holders of Class 7 Equity Interests are deemed to reject the Plan.

ARTICLE 8
PROVISIONS FOR TREATMENT OF UNCLASSIFIED CLAIMS UNDER THE PLAN

8.1                               Treatment of Administrative Expenses.

All Administrative Expenses of the Debtors shall be treated as follows:

a.                                       Time for Filing Administrative Expenses.  The holder of an Administrative Expense Claim, other than (1) a Fee Claim, or (2) a liability incurred and paid in the ordinary course of business by any Debtor after the Petition Date, must file with the Bankruptcy Court and serve on the Proponents and their counsel notice of such Administrative Expense Claim within thirty (30) days following the Confirmation Date.   Such notice must include at a minimum: (x) the name of the holder of the Administrative Expense Claim; (y) the amount of the Administrative Expense Claim; and (z) the basis of the Administrative Expense Claim.  Failure to file and serve this notice timely and properly shall result in the Administrative Expense Claim being forever barred and discharged.

b.                                       Time for Filing Fee Claims.  Each Professional Person or other entity that holds or asserts an Administrative Expense Claim that is a Fee Claim incurred before the Effective Date shall be required to file with the Bankruptcy Court, and serve on all parties required to receive notice, a Final Fee Application within forty-five (45) days of the Effective Date, unless otherwise ordered by the Court.  Failure to file a Final Fee Application timely shall result in the Fee Claim being forever barred and discharged.  To the extent necessary, entry of the Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court regarding procedures for the payment of Fee Claims.

c.                                       Allowance of Administrative Expenses.  An Administrative Expense Claim with respect to which notice has been properly filed pursuant to paragraph 8.1(a) above shall become an Allowed Administrative Expense Claim only to the extent allowed by Final Order.  An Administrative Expense Claim that is a Fee Claim, and with respect to which a Final Fee Application has been properly filed pursuant to paragraph 8.1(b) above, shall become an Allowed Administrative Expense Claim only to the extent allowed by Final Order.

d.                                       Payment of Administrative Expenses (Non-Cure Payments).  Each holder of an Administrative Expense Claim against any Debtor shall receive on the Effective Date, or as soon as practicable thereafter, a distribution of either (1) the amount of such holder’s Allowed Administrative Expense Claim in a single Cash payment or (2) such other treatment as may be agreed upon in writing by the Proponents and the holder of such Allowed Administrative Expense Claim.  Distributions as to Administrative Expense Claims that are Allowed subsequent to the Effective Date shall be made at the time such claim becomes Allowed, or as soon as practicable thereafter.  An Administrative Expense Claim representing a liability incurred in a Debtor’s ordinary course of business (not including Fee Claims) may be paid in the ordinary course by such Debtor or, if expressly assumed under Option A, by the Purchaser.

e.                                       Payment of Administrative Expenses (Cure Payments).  If Option A is implemented, the payment of Allowed Administrative Expenses which are Cure Payments shall be made upon the Effective Date, or as soon as practicable thereafter.  If Option B is implemented, the payment of an Allowed Administrative Expense Claim that is a Cure Payment shall be made in full with interest at the Post-Confirmation Interest Rate in eighteen (18) equal monthly installments, due on the tenth day of the month, with the first such installment being due and payable on the tenth day of the first month to occur after the later of the Effective Date or the date such Claim becomes Allowed by Final Order.

8.2                               Treatment of Priority Tax Claims.

Each holder of an Allowed Priority Tax Claim against the Debtors shall receive, at the discretion of Fleet and the Committee, in full satisfaction of such holder’s Allowed Priority Tax Claim (1) Cash on the Effective Date, or as soon as practicable thereafter, in an amount equal to the Allowed Priority Tax Claim; (2) the amount of such holder’s Allowed Priority Tax Claim with interest, but excluding any associated fees, costs or charges, accruing after the Effective Date at the Post-Confirmation Interest Rate, in equal annual Cash payments on each anniversary of the Distribution Date until the fifth such anniversary of the date of assessment of such Claim; or (3) such other treatment as may be agreed upon in writing among the parties.

ARTICLE 9
MEANS FOR IMPLEMENTATION OF THE PLAN APPLICABLE UNDER
OPTION A OR OPTION B OF THE PLAN

9.1                               Certificate and Bylaws.

If Option B of the Plan is implemented, the Amended and Restated Certificate of Incorporation and Bylaws of the Reorganized Debtor shall contain such provisions as are necessary to satisfy the provisions of the Plan.  Such Amended and Restated Certificate of Incorporation and Bylaws shall contain indemnification provisions applicable to the officers, directors and employees of the Reorganized Debtor and such other persons as may, in the discretion of Fleet, be appropriate.  These documents, or such other documents as may be necessary and appropriate, shall provide for the dissolution of Cavalcade Foods, Inc. and Furr’s/Bishop’s Cafeterias, L.P. and the merger of Cafeteria Operators, L.P. and Furr’s Restaurant Group, Inc., with Furr’s Restaurant Group, Inc. as the surviving entity.

9.2                               Vesting of Assets.

On the Effective Date, the property of the Estates shall vest in the Reorganized Debtor, excluding any and all assets vested in the Trust pursuant to Article 13 hereof.  Under Option A, such vesting shall be with the requirement to convey such assets to (a) the

Purchaser under the Purchase Agreement approved as part of the Plan or (b) to Fleet, its designee, or the Trust as provided in paragraph 10.4 hereof.

9.3                               Corporate Authority.

All actions and transactions contemplated under the Plan, including, but not limited to, the authorizing and issuance of shares of New Common Stock, debt instruments, promissory notes and related documents, shall be authorized on the Confirmation Date of the Plan without the need for further board or stockholder resolutions, general or limited partner approval, notice or meetings, other than the notice provided by serving the Plan on all known creditors of the Debtors, all Equity Interest holders as of the Voting Record Date, and all current directors of the Debtors.  The Confirmation Order shall include provisions dispensing with the need for further board, partnership or stockholder resolutions, approval, notice or meetings and authorizing and directing the President and Secretary of the Debtors (or other corporate responsible party) to execute such documents necessary to effectuate the Plan, which documents shall be binding on the Debtors, the Debtors’ creditors and all of the Debtors’ Equity Interest holders.

9.4                               Lien Grant.

Given the settlement nature of the Plan, and to resolve any doubt, the Bank Group shall be deemed to have perfected first priority liens and security interests in all of the personal and real property of each Debtor and the Reorganized Debtor, subject only to the provisions of the Plan.  Nothing in this section is intended to grant the Bank Group a lien interest superior to any Claim secured by a Tax Lien.

9.5                               Manner of Distributions.

a.                                       Distribution Reserves.  On the Effective Date, the Reorganized Debtor shall establish distribution reserves to pay all Allowed Administrative Expense Claims, all Allowed Priority Tax Claims and Allowed Claims in Classes 1, 3 and 4.

b.                                       Distributions.  All Cash distributions for Allowed Administrative Expense Claims, Allowed Priority Tax Claims and Allowed Claims in Classes 1, 3 and 4 made pursuant to the Plan shall be made by the Reorganized Debtor from the Reserve Accounts established pursuant to Section 9.5(a) hereof.

c.                                       Disbursing Agent.  The Reorganized Debtor shall serve as the disbursing agent and shall make all distributions provided for under the Plan to holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims and Allowed Claims in Classes 1, 3 and 4.  Until the entry of the Final Decree, the Reorganized Debtor shall, on each annual anniversary of the Effective Date, file a report which (i) accounts for the payment of Allowed Claims pursuant to the Plan, and (ii) describes the status of each Claim which is disputed as of such date.

d.                                       Timing of Distributions.

(i)                                    Distributions to Holders of Allowed Administrative Expense Claims and Allowed Priority Tax Claims.  The Reorganized Debtor shall distribute Cash from the Reserve Accounts to each holder of a then unpaid Allowed Administrative Expense Claim and Allowed Priority Tax Claim in accordance with Article 8 hereof.

(ii)                                Distribution to Holders of Allowed Priority Non-Tax Claims.  The Reorganized Debtor shall distribute cash from the Reserve Accounts to each holder of a then unpaid Allowed Priority Non-Tax Claim in accordance with paragraph 7.4 hereof.

(iii)                            Distributions to Holders of Allowed Secured Tax Claims and Other Secured Claims.  The Reorganized Debtor shall distribute cash from the Reserve Accounts to each holder of a then unpaid Allowed Secured Tax Claim or Allowed Other Secured Claim in accordance with paragraphs 7.1 and 7.3 hereof.

ARTICLE 10
MEANS FOR IMPLEMENTATION OF THE PLAN APPLICABLE UNDER
OPTION A

10.1                        Option A—Motion to Sell

Option A of the Plan is and shall be in all respects deemed a motion pursuant to sections 363(b) and (f) and 365(a) and (f) of the Bankruptcy Code to sell substantially all of the operating assets of COLP and to assume and assign certain Leases of the Debtors free and clear of all liens, claims, encumbrances and interests and free of all transfer and similar taxes (except certain permitted liens), but excluding the Excluded Assets and certain Leases yet to be identified by Purchaser.  Confirmation of the Plan shall constitute the consent of all counter parties to all executory contracts and leases to their assumption and assignment.  Failure of any such counter-party to timely object to the assumption and assignment shall be deemed consent to such assumption and assignment.  In addition, any lessor of real property who does not timely object to confirmation of the Plan will be conclusively deemed to have consented to a subordination in favor of Purchaser’s lender of any statutory or contractual lien to which such lessor may be entitled.

10.2                        Option A—Distribution of Proceeds

The Sale Proceeds of any Proposed Transaction under Option A of the Plan, as well as any assets remaining in the Estates at closing, including Cash at closing, shall be distributed on the Distribution Date, unless otherwise provided herein, in the following order of priority:

a.                                       To pay in full all reasonable and necessary closing costs in connection with the Proposed Transaction;

b.                                       To fund a reserve to pay all reasonable and necessary wind-down expenses of COLP, as further described in paragraph 10.5 herein.

c.                                       To pay in full all Allowed Administrative Expense Claims, including Allowed Fee Claims, Cure Payments and operating expenses incurred in the ordinary course of the Debtors’ business, which are not otherwise assumed by the Purchaser;

d.                                       To pay in full all Class 1 Allowed Secured Tax Claims and all Class 4 Allowed Priority Non-Tax Claims, which are not otherwise assumed by the Purchaser;

e.                                       To pay in full all Class 3 Allowed Other Secured Claims that hold perfected liens senior in priority to the liens of the Bank Group, not otherwise assumed by the Purchaser, if any;

f.                                         To pay $1,750,000 to the Trust established for the benefit of the holders of Class 5 Allowed General Unsecured Claims;

g.                                      To pay the remaining amount to the Bank Group for their Class 2 Allowed Secured Claim until paid in full, including post-petition non-default rate interest, fees and expenses, except for the Trust Share of Excess Sale Proceeds, described in paragraph 10.2(h) below;

h.                                      If the aggregate recoveries to the Bank Group, pursuant to (i) subparagraph 10.2(g) above, (ii) any payments received by the Bank Group at any time after the Petition Date from the sale of Excluded Assets (even after title has transferred to the Bank Group as described in paragraph 10.4 below) or other property of the Debtors, and (iii) any reduction in the Unfunded Letters of Credit, exceed $30,815,270.59, then all such excess proceeds shall be split 90% to the Bank Group and 10% to the Trust (the “Trust Share of Excess Sale Proceeds”).  For the purposes of determining the Trust Share of Excess Sale Proceeds, Fleet or its designee shall provide the Creditor Trustee and counsel for the Committee an accounting of sale proceeds within thirty (30) days after the closing of any sale of Excluded Assets or other property of the Debtors; and

i.                                         In the event that the Allowed Bank Group Claim is paid in full, including post-petition non-default rate interest, fees and expenses, then all remaining proceeds shall be paid to the Trust and shall also be considered part of the Trust Share of Excess Sale Proceeds, as such term is defined herein.

10.3                        Officers/Board of Directors.

William Snyder shall be appointed Corporate Responsible Officer (“CRO”) by the Confirmation Order and shall have the authority and power of the Board of Directors and officers of the Debtors to consummate the Proposed Transaction.  The Confirmation Order shall direct the CRO to execute any and all documents necessary and helpful to consummate the Proposed Transaction.  After closing of the Proposed Transaction with the Purchaser, and the conveyance of any Excluded Assets described in paragraph 10.4 below, the CRO shall resign and shall not be replaced.

10.4                        Excluded Assets Under Option A.

Under Option A only, if any assets remain in the Estates or with the Reorganized Debtor that are not conveyed to the Purchaser pursuant to the Proposed Transaction or vested in the Trust, the CRO on behalf of the Reorganized Debtor shall execute such documents as may be necessary and appropriate to transfer such Excluded Assets (other than any of the same which Fleet requests to be abandoned) to Fleet, as agent for the Bank Group, or its designee as soon as practicable after the Effective Date.  In the event that Fleet or its designee, determines that abandonment by the Reorganized Debtor of an Excluded Asset is appropriate, the Trust, through its designated representatives, shall be given notice of the intended abandonment and at least fifteen (15) days to exercise the Trust’s right to accept the transfer of such property into the Trust in lieu of such abandonment.

10.5                        Wind Down Costs and Expenses Under Option A.

All reasonable and necessary costs, expenses and obligations incurred by the CRO and the Reorganized Debtor in administering the Plan and winding up the affairs of the Debtors, including the reasonable and necessary fees and expenses of the CRO’s and the Reorganized Debtor’s counsel, shall be paid from the Sale Proceeds.  The CRO and the Debtors shall deliver an estimate of the post-confirmation expenses to the Bank Group and the Committee prior to the Confirmation Hearing, which budget shall be subject to approval by the Court for purposes of fixing a reserve for the payment of such expenses.  Such post-confirmation expenses shall be paid in full within ten (10) days after actual receipt, review and approval of the underlying invoices by the Bank Group.  Any disputes regarding such fees and expense shall be resolved by the Court; otherwise, they shall be paid without the need for further approval by the Court.

ARTICLE 11
MEANS FOR IMPLEMENTATION OF THE PLAN APPLICABLE UNDER
OPTION B

11.1                        Officers/Board of Directors.

William Snyder shall be appointed CRO by the Confirmation Order and shall have the authority and power of the Board of Directors and officers of the Debtors to consummate the Option B Transfers.  The Confirmation Order shall direct the CRO to execute any and all documents necessary and helpful to consummate the Option B Transfers.

11.2                        [Intentionally omitted].

11.3                        Execution of Trust Note.

On the Effective Date, the Reorganized Debtor shall execute the Trust Note identified under paragraph 13.3.2 below.

11.4                        Excluded Assets Under Option B.

Under Option B only, the CRO on behalf of the Reorganized Debtor shall execute such documents as may be necessary and appropriate to transfer the Excluded Assets (other than any of the same which Fleet requests to be abandoned) to Fleet, as agent for the Bank Group, or its designee as soon as practicable after the Effective Date.  In the event that Fleet or its designee, determines that abandonment by the Reorganized Debtor of an Excluded Asset is appropriate, the Trust, through its designated representatives, shall be given notice of the intended abandonment and at least fifteen (15) days to exercise the Trust’s right to accept the transfer of such property into the Trust in lieu of such abandonment.

11.5                        Costs and Expenses.

All reasonable and necessary costs, expenses and obligations incurred by the CRO and the Reorganized Debtor in administering the Plan, including the reasonable and necessary fees and expenses of the CRO’s and the Reorganized Debtor’s counsel, shall be paid by the Reorganized Debtor.  Such post-confirmation expenses shall be paid in full within ten (10) days after actual receipt, review and approval of the underlying invoices by Fleet.  Any disputes regarding such fees and expense shall be resolved by the Court; otherwise, they shall be paid without the need for further approval by the Court.

11.6                        Cancellation and Reissuance Equity Interests.

The final item to be accomplished on the Effective Date shall be the cancellation of all Equity Interests in the Debtors.  Immediately thereafter, on the Effective Date, the CRO shall issue 1,000,000 shares of New Common Stock which shall constitute 100% of the outstanding stock of the Reorganized Debtor, to the members of the Bank Group or their respective designees on behalf of their Deficiency Amount, as provided in paragraph 7.5 above.

11.7                        Reorganized Debtor Management.

Upon the issuance of New Common Stock in the Reorganized Debtor as described in paragraph 11.6, the CRO, all existing members of the board of directors and all officers of the Debtors shall resign.  A new board of directors shall be appointed by the Bank Group as of the Effective Date and such directors and their qualifications shall be disclosed at the Confirmation Hearing.  The new board of directors shall designate the officers for the Reorganized Debtor and such officers and their qualifications shall be disclosed at the Confirmation Hearing.

ARTICLE 12
ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF REJECTION
BY ONE OR MORE CLASSES OF CLAIMS

12.1                        Classes Entitled to Vote.

Classes 1, 2, 3, and 5 are Impaired Classes entitled to vote to accept or reject the Plan.  Class 4 is not an Impaired Class and is presumed to have accepted the Plan such that solicitation of acceptances from this Class is not required.  Classes 6 and 7 are to receive no distribution under the Plan, are deemed to have rejected the Plan, and are not entitled to vote.

12.2                        Class Acceptance Requirement.

A class of Claims shall be deemed to have accepted the Plan if at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in such class that have voted on the Plan vote to accept the Plan.

12.3                        Cramdown.

If any class of Claims shall fail to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, the Bankruptcy Court may still confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code.  So long as all Proponents consent, the Proponents will seek confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any and all non-accepting class or classes.

ARTICLE 13
CREATION OF TRUST UNDER EITHER OPTION A OR OPTION B

13.1                        Trust Agreement.

The form of the Trust Agreement is available at http://www.bracepatt.com/practices/furrs.asp or by requesting one in writing mailed to counsel for the Debtors.  This Article 13 is not intended to limit the entirety of the Trust Agreement.  The Trust Agreement shall be in form and substance reasonably satisfactory to the Committee and the Debtors.  Any material changes to the form of the Trust Agreement shall be filed with the Bankruptcy Court prior to seven (7) days before the Confirmation Hearing.

13.2                        Creation of Trust.

On the Effective Date, the Trust shall be created pursuant to the Trust Agreement for the purpose of liquidating certain assets for the benefit of the Class 5 Allowed General Unsecured Claims.

13.3                        Funding of Res of Trust.

13.3.1              Option A.  On the Distribution Date and as a means for the Estates to collect and to distribute Estate assets to its creditors under the Plan, all of the “Trust Assets (Option A)” as defined below shall vest in the Trust.  Trust Assets (Option A) shall include:

(i)                                    All Sale Proceeds designated to be distributed to the Trust pursuant to paragraph 10.2 above; and

(ii)                                All Third Party Claims, provided, however, that Claims that are expressly released in the Plan or transferred to the Purchaser, shall not be transferred to the Trust.

13.3.2              Option B.  On the Effective Date and as a means for the Estates to collect and to distribute Estate Assets to its creditors under the Plan, all of the “Trust Assets (Option B)” as defined below shall vest in the Trust.  Trust Assets (Option B) shall include:

(i)                                    The $1,500,000 Trust Note described below; and

(ii)                                All Third Party Claims; provided, however, that Claims that are expressly released in the Plan shall not be transferred to the Trust.

Under Option B, the Trust Note shall have the following terms:

(i)                                    Original Principal:  $1,500,000, provided however that if the sale of some or all Excluded Assets subject to the Bank Group Secured Claim occurs prior to the Effective Date, such proceeds shall be transferred to the Trust and be applied to the Trust Note.  The principal amount of the Trust Note issued on the Effective Date shall be reduced dollar-for-dollar with the amount of proceeds so transferred;

(ii)                                Interest Rate:  Prime plus 1%;

(iii)                            Maturity:  24 months from Effective Date of the Plan;

(iv)                               Quarterly interest only payments; standard due on sale provisions to be set forth in the Trust Note filed as a Plan Document;

(v)                                   Senior priority in payment over all other debts of the Reorganized Debtor (other than pre-existing statutory priming liens) including the restructured debt of the Bank Group evidenced by the Bank Group Option B Renewal Notes; typical subordination provisions including that the Bank Group shall subordinate payment on the Bank Group Option B Renewal Notes to the Trust Note;

(vi)                               Any scheduled amortization of the Bank Group Option B Renewal Notes shall be paid by the Reorganized Debtor to the Creditor Trustee to pay down the Trust Note, until the Trust Note is paid in full.

13.4                        Beneficiaries of the Trust and Distributions to Class 5 Creditors.

The sole beneficiaries of the Trust shall be holders of Class 5 Allowed General Unsecured Claims under Class 5 of the Plan.  Such beneficiaries shall have the rights and be entitled to distributions as more fully set forth in the Plan and the Trust Agreement.

13.5                        Creditor Trustee’s Duties and Powers.

In furtherance of the duties and powers of the Creditor Trustee of the Trust as an Estate Representative as contemplated by section 1129(a)(5) of the Bankruptcy Code, on the Distribution Date, the Creditor Trustee shall exercise all rights, powers and authority of the Estates, as successor in interest to and assignee of the Debtors to the fullest extent necessary to act on behalf of the Estates solely to collect and distribute Trust Assets (Option A) or Trust Assets (Option B), as the case may be, to Class 5 Allowed General Unsecured Claims in accordance with the Plan.  Notwithstanding the foregoing, nothing contained herein or in the Trust Agreement shall be construed as designating the Creditor Trustee as a successor to the Debtors for any purpose other than that necessary and appropriate to the discharge of his duties herein.  The Creditor Trustee may prosecute, settle or dismiss rights, claims, or causes of action as the Creditor Trustee sees fit and all proceeds therefrom shall be the property of the Trust, except as expressly released within the Plan.

13.6                        Name of Trust.

The Trust shall be known as “The COLP Creditors’ Trust.”

13.7                        Share of Third Party Claim Proceeds to the Bank Group.

Notwithstanding provisions in the Plan or the Trust Agreement that require distribution of proceeds of Third Party Claims to holders of Class 5 Allowed General Unsecured Claims, the Creditor Trustee shall distribute to Fleet, for the benefit of the Bank Group, the Bank Group Share of Third Party Claim Proceeds.

13.8                        Tax Treatment of Trust Transactions.

The Trust Agreement characterizes the Trust for federal income tax purposes as a grantor trust owned by the holders of Class 5 Allowed General Unsecured Claims.  Under this characterization, the transfer of assets from the Debtors to the Trust would be treated, for federal income tax purposes, as a transfer from the Debtors to the holders of Class 5

Allowed General Unsecured Claims, followed by a transfer from such holders to the Trust.  Holders of Class 5 Allowed General Unsecured Claims under Class 5 are required under the Plan to treat the transfer in this manner and to use the value determined by the Bankruptcy Court for purposes of determining their gain or loss on the transfer.  The Trust intends to determine a holder’s share of the assets based on the Creditor Cash Sharing Ratio as defined in the Trust Agreement.  The Trust shall likewise treat holders of Disputed Claims that subsequently become Allowed Claims in the same manner described above at the times their respective Claims become Allowed Claims.  Holders of Allowed Claims under Class 5 will be taxed on their proportionate shares of the income of the Trust, regardless of whether any distributions are made by the Trust.  Because the tax consequences of the formation and operation of the Trust are not clear, the Internal Revenue Service could assert alternative treatments of the Trust.  Creditors should consult their tax advisors regarding the treatment of the Trust in their particular circumstances.

ARTICLE 14
PROVISIONS GOVERNING DISTRIBUTIONS

14.1                        Date of Distributions.

Unless otherwise provided for herein, any distributions and deliveries to be made under the Plan shall be made on the Distribution Date or as soon as practicable thereafter.

14.2                        Distributions.

The Reorganized Debtor shall make all distributions required under the Plan, except those identified in paragraphs 6.5 and 7.5 hereof.  All distributions to the holders of Class 5 Allowed General Unsecured Claims shall be made by the Trust pursuant to the terms and provisions of the Trust Agreement.

14.3                        Means of Cash Payment.

Cash payments made pursuant to the Plan shall be in U.S. funds, by check drawn on a domestic bank, or by wire transfer from a domestic bank.

14.4                        Delivery of Distributions; Undeliverable Distributions.

Subject to Bankruptcy Rule 9010, distributions to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Proofs of Claim filed by such holder (or at the last known addresses of such a holder if no Proof of Claim is filed or if the Debtors or Creditor Trustee have been notified in writing of a change of address), except as provided below.  If any holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Reorganized Debtor or the Creditor Trustee with respect to Class 5 Claims is notified of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest.  Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtor, or the Creditor Trustee with respect to Class 5, until such distributions are claimed.  All claims for undeliverable distributions shall be made on or before the first anniversary of the Effective Date.  After such date, all unclaimed property shall revert to the Reorganized Debtor, the Trust with respect to Class 5, or any successors thereto, and the claim of any holder with respect to such property shall be discharged and forever barred.

14.5                        Time Bar to Cash Payments.

Checks issued by the Reorganized Debtor or the Creditor Trustee with respect to Class 5 in respect of Allowed Claims shall be null and void if not negotiated within six (6) months after the date of issuance thereof.  Requests for reissuance of any check shall be made, directly to Reorganized Debtor, or the Creditor Trustee with respect to Class 5, by the holder of the Allowed Claim with respect to which such check originally was issued.  Any claim in respect of such a voided check shall be made on or before the later of (a) the first anniversary of the Effective Date, or (b) ninety (90) days after the date of reissuance of such check.  After such date, all Claims in respect of void checks shall be discharged and forever barred.

14.6                        No Distributions Pending Allowance.

Notwithstanding any other provision of the Plan, no payment or distribution shall be made with respect to any Claim to the extent it is a Contested Claim unless and until such Contested Claim becomes an Allowed Claim.

14.7                        Distributions After Allowance.

Payments and distributions to each holder of a Contested Claim, to the extent that such Claim ultimately becomes an Allowed Claim, shall be made in accordance with the provisions of the Plan governing the class of Claims to which the respective holder belongs.  With respect to any Claim, other than a Claim secured by a Tax Lien, that is a Contested Claim on the Effective Date, as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Contested Claim becomes a Final Order or a Contested Claim otherwise becomes an Allowed Claim, the Reorganized Debtor, or the Creditor Trustee with respect to Class 5, shall distribute to the holders of such Claim any Cash payment, without interest that would have been distributed to such holder if the Claim had been Allowed on the Effective Date.  With respect to any Claim secured by a Tax Lien that is a Contested Claim on or after the Effective Date, as soon as practicable after entry of a Final Order allowing such Contested Claim or such Contested Claim otherwise becomes a Class 1 Allowed Secured Tax Claim, the Reorganized Debtor or its representatives shall distribute to the holder of such Allowed Secured Tax Claim, any Cash payments due or payable under the Plan, with interest at the Post-Confirmation Interest Rate, until such Class 1 Allowed Secured Tax Claim is paid in full.

14.8                        De Minimis Distributions.

Notwithstanding anything to the contrary in the Plan, no distribution of less than $25.00 shall be required to be made to any holder of an Allowed Claim unless such distribution is the final distribution for such Claim.

14.9                        Setoff.

In the event that any Debtor has a claim of any nature whatsoever against the holder of a Claim, the Debtors may, but are not required to, setoff against the Claim (and any payments or other distributions to be made in respect of such Claim hereunder), subject to the provisions of section 553 of the Bankruptcy Code.  Neither the failure to setoff nor the allowance of any Claim under the Plan shall constitute a waiver or release by any Debtor of any Claim that the Debtors have against the holder of a Claim.

No holder of a Claim may, on account of a pre-Effective Date Claim against any Debtor, setoff, offset, suspend, freeze, or recoup any amount from funds or other payments that such claimant may owe to such Debtor or Reorganized Debtor.  The Confirmation Order shall include an injunction prohibiting any such setoff, offset, suspension, freeze, or recoupment.

14.10                 Powers and Duties of the Reorganized Debtor with Respect to Consummation of the Plan.

The Reorganized Debtor and/or the Creditor Trustee shall be empowered to: (a) take all steps and execute all instruments and documents necessary to effectuate the Plan; (b) make distributions contemplated by the Plan; (c) comply with the Plan and the obligations thereunder; (d) employ, retain or replace Professional Persons with respect to its responsibilities; and (e) exercise such other powers as may be vested in the Reorganized Debtor or the Creditor Trustee pursuant to order of the Court or pursuant to the Plan or as the Reorganized Debtor or the Creditor Trustee deems to be necessary and proper to carry out the provisions of the Plan.  The Reorganized Debtor or the Creditor Trustee shall have the duties of carrying out the provisions of the Plan, which shall include taking or not taking any action that the Reorganized Debtor or the Creditor Trustee deems to be in furtherance of the Plan.

ARTICLE 15
PROCEDURES FOR RESOLVING AND TREATING
CONTESTED AND DISPUTED CLAIMS UNDER THE PLAN

15.1                        Objection Deadline.

As soon as practicable, but not later than six (6) months after the Effective Date, unless extended by order of the Bankruptcy Court, all objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of each Contested Claim.  Notwithstanding the foregoing, all objections to Claims secured by a Tax Lien shall be filed not later than sixty (60) days after the Effective Date subject to any party’s right to seek a thirty (30) day extension for cause to object to any such Claim.

15.2                        Prosecution of Objections.

On and after the Effective Date, except as the Bankruptcy Court may otherwise order, the filing, litigation, settlement or withdrawal of all objections may be made by the Creditor Trustee with respect to Class 5 Claims and by any of the Proponents as to all other Classes.

ARTICLE 16
PROVISIONS GOVERNING EXECUTORY CONTRACTS
AND UNEXPIRED LEASES UNDER THE PLAN

16.1                        Assumption of Certain Contracts and Leases.

16.1.1              Assumed Contracts and Leases.  The Plan constitutes and incorporates a motion by the Debtors to assume and assign certain contracts depending on the Option to be confirmed as follows:

a.                                       If Option A is implemented, the Debtors shall assume, as of the Effective Date, all Leases listed in Schedule 16(a) attached hereto, which list may be amended from time to time by the Debtors until the commencement of the Confirmation Hearing, and to assign them to the Purchaser.  All Cure Payments shall be made on the Effective Date, or as soon as practicable thereafter.

b.                                       If Option B is implemented, the Debtors shall assume, as of the Effective Date, all Leases listed in Schedule 16(b) attached hereto, which list may be amended from time to time by the Debtors until the conclusion of the Confirmation Hearing.  Under Option B, all Cure Payments shall be paid in full with interest at the Post-Confirmation Interest Rate over a period of eighteen (18) months from the Effective Date, as provided in paragraph 8.1(e) hereof.

16.1.2              Cure Payments.  Cure Payment amounts are hereby fixed at the amounts reflected on Schedules 16(a) or (b) attached hereto; if a party to a Lease contests the amounts reflected as the Cure Payment on Schedules 16(a) or (b), such party should file an objection to Schedule 16 on or before September 2, 2003.  If no objections are filed to the Cure Payment amounts referenced in Schedule 16 prior to the deadline, Schedules 16(a) and (b) shall be fully binding with respect to the Cure Payment amounts.  Any objections to the amounts reflected in Schedules 16(a) or (b) shall be resolved by mutual agreement of the objecting party and the Proponents prior to the Confirmation Hearing.  If no agreed resolution can be negotiated, the Bankruptcy Court shall resolve such dispute at the Confirmation Hearing.

16.1.3              Adequate Assurance.  Confirmation of the Plan shall be deemed (a) adequate assurance of prompt cure of any default under such Leases, solely based upon the Debtors’ obligations in the Plan to make Cure Payments, and (b) adequate assurance of future performance under such Leases.  In addition, any lessor of real property who does not timely object to confirmation of the Plan will be conclusively deemed to have consented to a subordination in favor of Purchaser’s lender of any statutory or contractual lien to which such lessor may be entitled.

16.2                        Rejected Leases.

The Plan constitutes and incorporates a motion by the Debtors to reject, as of the Confirmation Date, under Option A, all Leases which are not included in Schedule 16(a) attached hereto, and under Option B, all Leases which are not included in Schedule 16(b) attached hereto.

16.3                        Bar Date for Rejection Damages.

If the rejection of a Lease by a Debtor results in damages to the other party or parties to such Lease, a Claim for such damages, if not heretofore evidenced by a filed Proof of Claim, shall be forever barred and shall not be enforceable against any of the Debtors, the Reorganized Debtor, the Trust or their respective properties or their agents, successors or assigns, unless a Proof of Claim is filed with the Bankruptcy Court and served upon counsel for the Proponents on or before thirty (30) days after the Confirmation Date.  An Allowed Claim arising from the rejection of a Lease and not otherwise barred by this Section shall be treated as a Class 5 Allowed General Unsecured Claim; provided, however, that any Claim based on the rejection of an unexpired lease of real property shall be limited in accordance with section 502(b)(6) of the Bankruptcy Code and applicable state law mitigation requirements.  Nothing contained herein shall be deemed an admission by the Debtors that such rejection gives rise to or results in a Claim or shall be deemed a waiver by the Debtors of any objections to such Claim, if asserted.

ARTICLE 17
CONDITIONS PRECEDENT TO EFFECTIVE DATE

17.1                        Conditions Precedent to Effective Date of the Plan.

The Plan shall not become effective unless and until the Effective Date occurs.  The occurrence of the Effective Date of the Plan is subject to satisfaction of the following conditions precedent:

a.                                       The Confirmation Order, in form and substance satisfactory each of the Proponents, has been entered;

b.                                       All documents useful and necessary to effectuating the Plan shall be in form and substance satisfactory to each of the Proponents and shall have been executed and delivered by the parties thereto, and all conditions to the effectiveness of such documents shall have been satisfied or waived as provided therein;

c.                                       If Option A is selected, all conditions to the closing under the Purchase Agreement shall have been met or waived such that the Proposed Transaction can be closed on or before the Effective Date; and

d.                                       As to either Option A or Option B, the Proponents shall have received or otherwise obtained all authorizations, consents, approvals, rulings, opinions or documents that are determined by the Proponents to be necessary to implement the Plan.

17.2                        Waiver of Conditions.

The conditions to the Effective Date may be waived, in whole or in part, by the Proponents, at any time, without notice, an order of the Bankruptcy Court or any further action other than proceeding to consummation of the Plan.  The failure to satisfy or waive any condition may be asserted by the Proponents regardless of the circumstances giving rise to the failure (including any actions or inaction by the Proponents).  The failure of the Proponents to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each right shall be deemed an ongoing right that may be asserted at any time.

17.3                        Notice of the Effective Date.

On or before ten (10) Business Days after the occurrence of the Effective Date, the Reorganized Debtor shall cause to be mailed to all holders of Claims and Equity Interests a notice that informs such holders of:  (a) the entry of the Confirmation Order; (b) the occurrence of the Effective Date; (c) any Post-Confirmation deadlines established in the Plan; and (d) such other matters the Proponents deem appropriate.

ARTICLE 18
EFFECTS OF PLAN CONFIRMATION

18.1                        Discharge.

Unless otherwise provided for herein, the rights afforded herein and the payments and distributions to be made hereunder shall discharge all existing debts and Claims of any kind, nature or description whatsoever against each Debtor or any of their respective assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code.  Upon the Effective Date, all existing Claims against each Debtor shall be, and shall be deemed to be, discharged and all holders of Claims shall be precluded from asserting against any Debtor, or any of its respective assets or properties, any other or further Claim based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder filed a Proof of Claim.  Unless otherwise provided for herein, confirmation of the Plan and the obligations imposed on each Debtor therein shall be in complete satisfaction, discharge and release of all Claims of any nature whatsoever against such Debtor or any of its respective assets or properties and, upon the Effective Date, each Debtor shall be deemed discharged and released from any and all Claims, including, but not limited to, demands and liabilities that arose before the Effective

Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code; or (c) the holder of a Claim based upon such debt has accepted the Plan.  Except as provided herein, the Confirmation Order shall be a judicial determination of discharge of all liabilities of each Debtor.  As provided in section 524 of the Bankruptcy Code, such discharge shall void any judgment against any Debtor at any time obtained to the extent it relates to a Claim discharged and operates as an injunction against the prosecution of any action against any of the Debtors, or the property of any of them, to the extent it relates to a Claim discharged.

The discharge in this paragraph 18.1 shall only apply in connection with Option B of the Plan and shall have no force or effect in connection with Option A of the Plan.

18.2                        Injunctions.

Except as provided in the Plan or the Confirmation Order, on and after the Effective Date, all persons or entities who have held, currently hold or may hold a debt or Claim discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt or Claim:  (a) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtor, any of their affiliates, successors or assignees, the Estates or their respective properties; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtor, any of their affiliates, successors or assignees, the Estates or their respective properties; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtor, any of their affiliates, successors or assignees, the Estates or their respective properties; (d) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due to the Debtors, the Reorganized Debtor, any of their affiliates, successors or assignees, the Estates or their respective properties; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.  Any person or entity injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys’ fees, and, in appropriate circumstances, may recover punitive damages from the willful violator.

18.3                        [Intentionally omitted].

18.4                        Exculpation and Release.

None of the Proponents, the members of the Bank Group or their respective Representatives shall have or incur any liability to any holder of a Claim for any act, event or omission in connection with, or arising out of, the Chapter 11 Cases, the confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence.  As of the Effective Date, each employee, officer, and director of the Debtors who served in such capacity from and after the Petition Date, and all Proponents, the members of the Bank Group and their respective Representatives, shall be deemed to be released from all claims, demands or suit, known or unknown, fixed or contingent, liquidated or unliquidated, whether or not asserted, which may be held or asserted by the Debtors, the Reorganized Debtor or any creditor regarding or related to the Debtors, any dealings with the Debtors, or the Debtors’ business operations, either pre or post bankruptcy.  This section shall be effective on the Effective Date, without further need of documentation.  As used in this section, claims shall include disputes, Claims, debts and liabilities, causes of action, counterclaims, demands, controversies, costs, debts, sums of money, accounts, reckonings, bonds, bills, damages, obligations, liabilities, objections, executions of any nature, type, or description, avoidance actions, negligence, gross negligence, usury, fraud, deceit, misrepresentation, conspiracy, unconscionability, duress, economic duress, defamation, control, interference with contractual and business relationships, conflicts of interest, concealment, disclosure, secrecy, misuse of collateral, wrongful release of collateral, failure to inspect, environmental due diligence, negligent loan processing and administration, wrongful setoff, lender liability, violations of statutes and regulations of governmental entities, instrumentalities and agencies, racketeering activities, antitrust laws violations, tying arrangements, deceptive trade practices, breach or abuse of fiduciary duty, breach of any alleged special relationship, course of conduct or dealing, obligation of fair dealing, obligation of good faith, and obligation of good faith and fair dealing, whether at law or in equity, in contract in tort, or otherwise, known or unknown, suspected or unsuspected.  Notwithstanding the foregoing, nothing in this section or elsewhere in the Plan shall serve to release or discharge any person or entity from any liability to the United States or any federal governmental entity including but not limited to the Securities and Exchange Commission, the Pension Benefit Guaranty Corporation (the “PBGC”) or the United States Department of Agriculture.  In particular, nothing in this section or elsewhere in the Plan shall serve to release or discharge any person or entity other than the Debtors from any obligations imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”) or preclude the PBGC from enforcing any provisions of ERISA with respect to the Cavalcade Pension Plan.  Subject to the provisions of 11 U.S.C. § 553(a), the United States, directly or through its agencies and entities, reserves its rights of setoff, subrogation or recoupment against the Debtors, the Reorganized Debtors, the Estates of their entities or affiliates.  This Exculpation and Release provision shall only apply to parties that have actual notice of the Plan and Confirmation Hearing.

18.5                        Dismissal of Pending Litigation.

On the Effective Date, all lawsuits, litigation, administrative actions or other proceedings, judicial or administrative, in connection with the assertion of a Claim against any Debtor shall be dismissed as to the Reorganized Debtor, except Proofs of Claims and/or objections thereto pending in the Bankruptcy Court.  Such dismissal shall be with prejudice to the assertion of such Claim in any manner other than as prescribed by the Plan.  All parties to any such action shall be enjoined by the Bankruptcy Court in the Confirmation Order from taking any action to impede the immediate and unconditional dismissal of such actions.  All lawsuits, litigation, administrative actions or other proceedings, judicial or administrative, in connection with the assertion of a claim(s) by any Debtor against a person shall remain in place only with respect to the claim(s) asserted by such Debtor, and shall become property of the Trust to prosecute, settle or dismiss as the Creditor Trustee sees fit.

18.6                        Limited Substantive Consolidation and Effect Thereof.

The Plan is premised on substantive consolidation of the four Debtors’ estates only for purposes of voting on the Plan and making distributions thereunder.  The Plan does not provide for the substantive consolidation of the Debtors for any other purpose, and thus the Plan constitutes a separate plan of reorganization for each Debtor.  On the Effective Date (a) all intercompany Claims by and among the Debtors will be eliminated, (b) any obligation of any of the Debtors and all guaranties thereof executed by any of the Debtors will be deemed to be joint and several obligations of all of the Debtors, (c) any Claim or Claims filed or to be filed against any of the Debtors will be deemed one Claim against all of the Debtors, and (d) for purposes of determining the availability of the right of offset under section 553 of the Bankruptcy Code, the Debtors shall be treated as one entity so that, subject to the other provisions of section 553 of the Bankruptcy Code, debts due to any of the Debtors may be offset against the debts of any of the Debtors.  On the Effective Date, and in accordance with the terms of the Plan, all Claims based upon guaranties of collection, payment or performance made by one Debtor as to the obligations of any other Debtor shall be discharged, released and without further force and effect.  If the Plan is not confirmed as to the Debtors, this section shall not be applicable and shall not in any way modify or alter the Claims of any entity against any of the Debtors.  The Plan shall effectuate a limited substantive consolidation of the assets of the respective Debtors into a single entity or estate for purposes of voting and distributions, but it shall not cause the perfection of liens against any Debtor’s assets by any secured lender that may have a financing statement filed with regard to a separate Debtor.

18.7                        Revesting of Assets.

Except as otherwise provided in the Plan, pursuant to sections 1123(a)(5) and 1141 of the Bankruptcy Code, on the Effective Date all property comprising the Estates shall revest in the Reorganized Debtor or its successors, free and clear of all Claims and other interests of creditors.  From and after the Effective Date, the Reorganized Debtor may operate its businesses and may use, acquire and dispose of property, and settle and compromise claims without supervision of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code, subject to the terms and conditions of the Plan.

ARTICLE 19
RETENTION OF JURISDICTION

19.1                        Scope of Jurisdiction.

Pursuant to sections 157 and 1334 of Title 28 of the United States Code, the Bankruptcy Court shall retain and have jurisdiction over all matters arising in, arising under and related to the Chapter 11 Cases and the Plan pursuant to, and for the purposes of sections 105(a) and 1142 of the Bankruptcy Code for, among other things, the following purposes:

1.                                      To hear and determine pending applications for the assumption or rejection of Leases and the allowance of Claims resulting therefrom;

2.                                      To hear and determine any and all adversary proceedings, applications and contested matters, including any remands of appeals;

3.                                      To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

4.                                      To hear and determine any timely objections to or applications concerning Claims or the allowance, classification, priority, estimation or payment of any Claim or Equity Interest;

5.                                      To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed or vacated;

6.                                      To enter and implement such orders as may be necessary or appropriate to execute, interpret, implement, consummate or enforce the Plan and the transactions contemplated thereunder;

7.                                      To consider any modification of the Plan pursuant to section 1127 of the Bankruptcy Code, to cure any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

8.                                      To hear and determine all Fee Applications and Fee Claims;

9.                                      To hear and determine disputes arising in connection with the execution, interpretation, implementation, consummation or enforcement of the Plan;

10.                               To enter and implement orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with the consummation or implementation of the Plan, including, without limitation, to issue, administer and enforce injunctions provided for in the Plan and the Confirmation Order;

11.                               To determine any controversies, disputes or issues arising under or in connection with the Trust, the Trust Agreement, the Creditor Trustee, the management and administration of the Trust, and for all purposes set forth in or contemplated by the Trust and the Trust Agreement;

12.                               To authorize any other action, transaction or proceeding referred to or as set forth in the Trust Agreement, upon motion of the Creditor Trustee;

13.                               To conduct any litigation brought by the Creditor Trustee with respect to rights and causes of action transferred to the Trust;

14.                               To authorize distributions to the holders of Beneficial Interests in the Trust, and to adjudicate any disputes regarding such distributions or Beneficial Interests, upon motion of the Creditor Trustee;

15.                               To determine whether to approve or condition the settlement, compromise or abandonment of any of the Trust Assets, upon motion of the Creditor Trustee;

16.                               To enter such orders, including injunctions, as are necessary to enforce the title, rights and powers of the Trust and the Creditor Trustee;

17.                               To enter such orders and conduct such proceedings as may be necessary or requested with respect to the dissolution and winding up of the affairs of the Debtors and the Trust;

18.                               To recover all assets of the Debtors and property of the estates, wherever located;

19.                               To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

20.                               To correct any defect, cure any omission, or reconcile any inconsistency in the Plan, the Trust Agreement, or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan, and to approve any amendments to the Trust Agreement upon the motion of the Creditor Trustee;

21.                               To hear and determine any other matter not inconsistent with the Bankruptcy Code and title 28 of the United States Code that may arise in connection with or related to the Plan; and

22.                               To enter a final decree closing the Chapter 11 Cases.

19.2                        Failure of the Bankruptcy Court to Exercise Jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under or related to the Chapter 11 Cases, including the matters set forth in paragraph 19.1 above, this Article 19 shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by other court having jurisdiction with respect to such matter.

ARTICLE 20
MISCELLANEOUS PROVISIONS

20.1                        Insurance.

Confirmation and consummation of the Plan shall have no effect on insurance policies of any Debtor in which such Debtor is or was the insured party.  The Reorganized Debtor shall become the insured party under any such policies, unless such policy is otherwise assigned.  Each insurance company is prohibited from, and the Confirmation Order shall include an injunction against, denying, refusing, altering or delaying coverage on any basis regarding or related to the Debtors’ bankruptcy, the Plan or any provision within the Plan.

20.2                        Post-Effective Date Fees and Expenses of Professional Persons.

The Reorganized Debtor shall, in the ordinary course of business and without the necessity for any notice, motion, fee application, or approval by the Bankruptcy Court, pay the post-Effective Date reasonable fees and expenses of the Professional Persons specifically employed in writing by the Reorganized Debtor.

20.3                        Bankruptcy Restrictions.

From and after the Effective Date, the Reorganized Debtor shall no longer be subject to the restrictions and controls provided by the Bankruptcy Code or Rules (e.g., sections 363 and 364 or Rule 9019), the Bankruptcy Court, or the United States Trustee’s guidelines.  The Reorganized Debtor may compromise claims and controversies post-Effective Date without the need of notice or Bankruptcy Court approval.  The Reorganized Debtor may operate its business in such manner as is consistent with companies not in bankruptcy and without the need of seeking Bankruptcy Court approval with regard to any aspect of the Reorganized Debtor’s business.  No monthly operating reports will be filed after the Effective Date; however, the Reorganized Debtor shall provide the Office of the United States Trustee such financial reports as the United States Trustee may reasonably request until the entry of a final decree.

20.4                        Binding Effect.

The Plan shall be binding upon and inure to the benefit of each Debtor, the holders of Claims, the holders of Equity Interests, and the holders of New Common Stock, and all of their respective successors and assigns; provided, however, that if the Plan is not confirmed, the Plan shall be deemed null and void and nothing contained herein shall be deemed (a) to constitute a waiver or release of any Claims by any Debtor or any other person, (b) to prejudice in any manner the rights of any Debtor or any other person or (c) to constitute any admission by any Debtor or any other person.

20.5                        Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or the law of the jurisdiction of organization of any entity, the internal laws of the State of Texas shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan or the Chapter 11 Cases, including the documents executed pursuant to the Plan.

20.6                        Modification of the Plan.

Modifications of the Plan may be proposed in writing by the Proponents at any time before the Confirmation Date, provided that (a) the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code, and (b) the Proponents shall have complied with section 1125 of the Bankruptcy Code.  The Plan may be modified at any time after the Confirmation Date and before substantial consummation by the Proponents, provided that (x) the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code, (y) the Bankruptcy Court, after notice and a hearing, confirms the Plan as modified, under section 1129 of the Bankruptcy Code, and (z) the circumstances warrant such modifications.  A holder of a Claim or Equity Interest that has accepted or rejected the Plan shall be deemed to have accepted or rejected, as the case may be, such Plan as modified, unless, within the time fixed by the Bankruptcy Court, such holder changes its previous acceptance or rejection.

20.7                        Creditor Defaults.

Any act or omission by a creditor in contravention of a provision within the Plan shall be deemed an event of default under the Plan.  Upon an event of default, the Reorganized Debtor or the Creditor Trustee, if a creditor holding a Class 5 Claim, may seek to hold the defaulting party in contempt of the Confirmation Order.  If such creditor is found to be in default under the Plan, such party shall pay the reasonable attorneys’ fees and costs of the Reorganized Debtor or the Creditor Trustee in pursuing such matter.  Furthermore, upon the finding of such a default by a creditor, the Bankruptcy Court may (a) designate a party to appear, sign and/or accept the documents required under the Plan on behalf of the defaulting party, in accordance with Rule 70 of the Federal Rules of Civil Procedure or (b) make such other order as may be equitable that does not materially alter the terms of the Plan as confirmed.

20.8                        Severability.

Should the Bankruptcy Court determine that any provision of the Plan is unenforceable either on its face or as applied to any Claim or Equity Interest or transaction, the Proponents may modify the Plan so that such provision shall not be applicable to the holder of any Claim or Equity Interest.  Such a determination of unenforceability shall not (a) limit or affect the enforceability and operative effect of any other provision of the Plan, or (b) require the resolicitation of any acceptance or rejection of the Plan.

20.9                        Closing the Case.

Upon closing of all transactions anticipated on the Effective Date, the Plan shall be deemed substantially consummated.  Upon motion made only by the Creditor Trustee when the Creditor Trustee deems advisable, a final decree shall be entered containing such provisions as may be equitable.  The Court may close the Cases, but retain jurisdiction to hear and decide:  (a) any and all pending adversary proceedings; (b) applications and contested matters, including any remands of appeals; (c) any and all pending objections to Claims or the allowance thereof, including with respect to the classification, priority, estimation or payment of any Claim; and (d) any and all pending Fee Applications.

DATED:	September 17, 2003 Dallas, Texas.

Respectfully submitted,

BRACEWELL & PATTERSON, L.L.P.

By:	/s/ John C. Leininger
Samuel M. Stricklin (19397050)
Michael W. Tankersley (19636700)
John C. Leininger (24007544)
Michael D. Anderson (24036138)
500 N. Akard, Suite 4000
Dallas, Texas 75201
Telephone: (214) 758-1000
Facsimile: (214) 758-1010

Attorneys for Debtors and Debtors-in-Possession

VINSON & ELKINS L.L.P.

By:	/s/ Daniel C. Stewart
Daniel C. Stewart (19206500)
William L. Wallander (20780750)
John E. Mitchell (00797095)
Michaela C. Crocker (24031985)
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
Telephone: (214) 220-7700
Facsimile: (214) 220-7716

Attorneys for Fleet National Bank, Agent

GARDERE WYNNE SEWELL LLP

By:	/s/ Holland N. O’Neil
Holland N. O’Neil (14864700)
Kim M. Carpenter (24035872)
1601 Elm Street, Suite 3000
Dallas, Texas 75201
Telephone: (214) 999-3000
Facsimile: (214) 999-4667

Attorneys for the Official Committee of Unsecured Creditors

ASSET SALE AND PURCHASE AGREEMENT

THIS ASSET SALE AND PURCHASE AGREEMENT (the “Agreement”) is made this 2nd day of July, 2003, by and between CIC-BUFFET PARTNERS, L.P., a Texas limited partnership (“Purchaser”), and CAFETERIA OPERATORS, L.P., Debtor in Possession, a Delaware limited partnership (“Seller”).

RECITALS

WHEREAS, Seller owns and operates fifty-four (54) restaurants located in various states (the “Restaurants”), a food manufacturing plant, a warehouse and truck terminal located in Lubbock, Texas (“Dynamic Foods”), and a headquarters located in Richardson, Texas, which restaurants, plant and headquarters are further described on Exhibit A attached hereto; and

WHEREAS, the parties mutually desire that Seller shall assign and sell to Purchaser substantially all of the tangible and intangible assets used in connection with some or all of the Restaurants as set forth herein (the “Included Restaurants”), which term shall specifically exclude any Rejected Restaurants (as hereinafter defined); and

WHEREAS, Seller is currently in possession of its assets and is operating its business as a Debtor in Possession pursuant to Title 11, U.S. Code, in the Chapter 11 case of In re CAFETERIA OPERATORS L.P., et al, Case No. 03-30179-HDH-11 (hereinafter, the “Bankruptcy Proceedings”), presently pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (hereinafter, the “Bankruptcy Court”), and upon proper approval and authorization from the Bankruptcy Court will be vested with the power to sell and assign the Purchased Assets (as hereinafter defined) pursuant to a Joint Plan of Reorganization (the “Plan”) proposed by Seller, Furr’s Restaurant Group, Inc. (“FRG”), Furr’s/Bishop’s Cafeterias, L.P. (“Furr’s/Bishop’s”) and Cavalcade Foods, Inc. (“Cavalcade”, and collectively with FRG, Seller and Furr’s/Bishop’s, the “Debtors”), as debtors-in-possession in the above-referenced Chapter 11 Case; Fleet National Bank (“Fleet”), as Administrative Agent on behalf of itself and Washington Mutual Bank, The Provident Bank, ORIX Financial Services, Inc., Textron Financial Corporation and Heller Financial Leasing, Inc. (collectively, the “Bank Group”); and the Official Committee of Unsecured Creditors appointed by the Bankruptcy Court (the “Committee”) (the Debtors, the Bank Group and the Committee are together referred to herein as the “Proponents”).

NOW, THEREFORE, in consideration of the mutual provisions, representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
PURCHASE OF ASSETS

1.1                                 Purchase of Assets from Seller.  Subject to the terms and conditions of this Agreement, Seller agrees on the Closing Date (as hereinafter defined) to assign, sell, transfer, convey and deliver to Purchaser, and Purchaser agrees on the Closing Date to purchase from

Seller, the tangible assets of Seller used in connection with the Included Restaurants and Dynamic Foods, the tangible assets located at Seller’s corporate headquarters, and certain intangible assets of Seller (excluding the assets specifically identified as “Excluded Assets” in Section 1.2 hereof) (collectively, the “Purchased Assets”), including but not limited to the following:

(a)                                  All fixtures, equipment, machinery, trade fixtures, leasehold improvements (including but not limited to all of Seller’s point of sale hardware and related software), trucks, forklifts, trailers and other rolling stock (whether titled or untitled) and all other tangible personal property not included in Inventory (as hereinafter defined) owned, utilized or held for use by Seller on the Closing Date, including but not limited to all of the foregoing that are located at the Included Restaurants and Dynamic Foods, and all smallwares located at the Included Restaurants (the “Equipment”);

(b)                                 All business records of Seller (including historical restaurant sales information, pictures, historical records and archived business records related to the Included Restaurants and the FURR’S brand) and copies of all customer lists (to the extent of their existence) and all goodwill of the Included Restaurants and Dynamic Foods (the “Intangible Property”);

(c)                                  All of Seller’s rights and benefits under and pursuant to the Included Restaurant leases and subleases listed on Schedule 1.1(c) (the “Real Property Leases”), which shall be assumed in accordance with Article 3 below;

(d)                                 All cash, checks, receipts and similar items in the cash drawers and safes of each Included Restaurant (the “Cash Drawers”) at the close of business on the Closing Date;

(e)                                  All of Seller’s rights and benefits under leases affecting the personal property listed on Schedule 1.1(e) with Seller as lessee, and copies of all books of account, files, papers, and all records with respect to such personal property (the “Personal Property Leases”);

(f)                                    All of Seller’s rights and benefits under and pursuant to all licenses, permits, and approvals of Seller relating to the Included Restaurants and Dynamic Foods or the operation thereof, to the extent transferable by Seller;

(g)                                 All of Seller’s inventory, including but not limited to the inventory located at the Included Restaurants and Dynamic Foods, which shall include food and beverage inventory, uniforms, supplies, paper goods, and promotional items (the “Inventory”);

(h)                                 All accounts receivable arising from the operations of the Included Restaurants and Dynamic Foods (the “Purchased Receivables”);

(i)                                     All trademarks, service marks, trade names, copyrights, trade secrets, know-how including, but not limited to, the names, any prototype plans, memos, other work products of consultants or architects and trade secrets such as recipes (including such recipes or formulas currently in the name of Seller used in the Included Restaurants), operating systems

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and manuals and other proprietary confidential information related to the Restaurants (“Intellectual Property Assets”), including but not limited to those set forth on Schedule 1.1(i);

(j)                                     All memorabilia used for décor in the Included Restaurants;

(k)                                  All of Seller’s leasehold interest in the land and improvements (the “Ground Lease Properties”) pursuant to the ground leases (“Ground Leases”) listed on Schedule 1.1(k);

(l)                                     All furniture, fixtures, computers, servers, storage media and other equipment owned or used by Seller located at the Seller’s corporate office in Richardson, Texas or in storage located at the storage facilities listed on Schedule 1.1(l);

(m)                               All of Seller’s fee simple interest in the land and buildings listed on Schedule 1.1(m) (the “Owned Real Property”);

(n)                                 All rights and benefits of Seller under and pursuant to the contracts and agreements set forth on Schedule 1.1(n), to the extent transferable by Seller (the “Assumed Contracts”);

(o)                                 all rights relating to accrued but unpaid vacation, holiday pay and performance bonus plans;

(p)                                 Seller’s rights to recoveries from insurance proceeds or otherwise arising from the destruction of Store #204 located in McAllen, Texas, provided that any recoveries relating to business interruption coverage for periods prior to the Closing will remain the property of the Seller;

(q)                                 Any and all claims or causes of action relating to the Purchased Receivables, but expressly excluding any claims or causes of action that are described in Section 1.2(g) or listed on Schedule 1.2(g); and

(r)                                    All surveys, plans, specifications, engineering studies, marketing studies and similar items with respect to the Included Restaurants in the possession of Seller.

1.2                                 Excluded Assets.  Notwithstanding anything herein to the contrary, Purchaser does not purchase, and Seller does not sell, any of the following assets (the “Excluded Assets”):

(a)                                  Seller’s minute books, seals, stock books, charter documents and other corporate books and records as pertain to the existence and organization of Seller (provided that Seller will provide copies thereof to Purchaser upon request by Purchaser for reasonable business purposes);

(b)                                 Any personal property leases or contracts of Seller not specifically listed as assumed on Schedules 1.1(e) or 1.1(n);

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(c)                                  All deposits and prepaid expenses, including cash deposits with vendors that are listed on Schedule 1.2(c);

(d)                                 All cash and cash equivalents of Seller other than the Cash Drawers;

(e)                                  Any and all rights under any insurance policy, other than the rights to recoveries arising from the destruction of Store #204 located in McAllen, Texas, provided that any recoveries relating to business interruption coverage for periods prior to the Closing will remain the property of Seller;

(f)                                    All accounts and other receivables not attributable to the operations of the Included Restaurants and Dynamic Foods that are listed on Schedule 1.2(f);

(g)                                 Any and all claims or causes of action arising under Chapter 5 of the Bankruptcy Code, any other claim or cause of action of Seller against any person which is not a Purchased Receivable and any claims and causes of action listed on Schedule 1.2(g));

(h)                                 Any other property of Seller, whether personal, real or mixed, which is listed on Schedule 1.2(h); and

(i)                                     Any assets relating to any “employee benefit plans” as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, dental, disability, accident, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, “employee pension benefit plans” (as defined in Section 3(2) of ERISA and not exempted under Sections 4(b) or 201 of ERISA), including without limitation, each defined benefit plan (as defined in Section 3(35) of ERISA) and multi-employer plan (as defined in Section 3(37) of ERISA), and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract, or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten), and any trust, escrow or other agreement related thereto, sponsored, established, maintained or contributed to or required to be contributed, currently or at any time within the six (6) year period preceding the date of this Agreement,  by Seller or any trade or business (whether or not incorporated) which is or at any time within the six (6) year period preceding the date of this Agreement would have been treated as a “single employer” with Seller under Section 414(b), (c), (m), or (o) of the Code (“ERISA Affiliate”) (collectively, the “Benefit Plans”).

Notwithstanding anything contained in this Agreement to the contrary, Purchaser may amend any of Schedules 1.1(c), 1.1(e), 1.1(k), 1.1(l) and 1.1(n) at any time on or before five (5) business days prior to the Confirmation Hearing (as hereinafter defined) in order to exclude from the definition of Purchased Assets any asset, lease, contract, agreement or other property not otherwise excluded; provided, however, that such exclusion shall not serve to reduce or otherwise affect the amount of the Purchase Price.

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1.3                                 Liabilities.  Except as expressly provided below, Purchaser is not assuming any debts, liabilities or obligations of Seller and all such debts, liabilities and obligations shall be and remain the responsibility of Seller to be treated pursuant to the Plan.  Purchaser shall assume and perform after the Closing Date only the following liabilities and obligations (the “Assumed Liabilities”):

(a)                                  The obligation to perform the Real Property Leases, Ground Leases, the Personal Property Leases and the Assumed Contracts pursuant to Sections 1.1(c), 1.1(e) and 1.1(n) to the extent first arising or accruing after the Closing Date;

(b)                                 All liabilities for (x) accrued but unpaid vacation and holiday pay as of the Closing Date for employees of Seller terminated by Seller effective as of the Closing, (y) accrued performance bonuses for managers at the Included Restaurants which are accrued but unpaid as of the Closing Date, and (z) accrued wages and payroll taxes as of the Closing Date attributable to employees of Seller terminated by Seller effective as of the Closing; provided, however, that Purchaser’s total obligation for such amounts shall not exceed (and Purchaser shall not assume or be liable for), any such amounts in excess of an aggregate of $2.1 million as of the Closing Date;

(c)                                  Gift books and coupons issued to customers in the ordinary course of business prior to the Closing Date not to exceed $350,000;

(d)                                 Ad valorem taxes for 2003 accruing after the Closing Date for the Owned Property, the Ground Lease Properties, the Equipment and Inventory, and to the extent applicable, payable under the Real Property Leases, provided that Seller will reimburse Purchaser for such taxes accruing prior to Closing pursuant to Section 2.5.  Purchaser does not assume any ad valorem taxes due for 2002 or prior years, which shall be paid by Seller; and

(e)                                  Any other liabilities and obligations listed on Schedule 1.3.

1.4                                 No Liability to Brokers.  Neither Seller nor Purchaser shall be liable for fees charged by any broker or finder engaged by the other party in connection with the transaction provided for herein or in connection with the negotiation thereof.

ARTICLE 2
PURCHASE PRICE AND PAYMENT

2.1                                 Purchase Price.  The purchase price (the “Purchase Price”) for the Restaurants and Purchased Assets shall be equal to Twenty-Five Million Seven Hundred Fifty Thousand and 00/100 Dollars ($25,750,000.00) plus the amount of Assumed Liabilities, subject to adjustment as provided below in Section 2.2.

2.2                                 Payment of Purchase Price.  The Purchase Price shall be paid as follows:

(a)                                  Purchaser will deliver to Seller at Closing cash (by cashier’s check or wire transfer) in the amount of (i) Twenty-Five Million Seven Hundred Fifty Thousand and 00/100 Dollars ($25,750,000.00) minus the amount of the Earnest Money and

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Additional Earnest Money (each as hereinafter defined), (ii) plus or minus, as the case may be, the amount of the Working Capital Adjustment (as hereinafter defined) and (iii) minus the amount of 2003 Accrued Ad Valorem Taxes determined pursuant to Section 2.5.

(b)                                 Purchaser will assume the Assumed Liabilities.

(c)                                  In the event that Purchaser or Seller makes a payment for which it is entitled to reimbursement through the determination of the Working Capital Adjustment pursuant to Section 2.4 hereunder, but such payment is not included appropriately in the Working Capital Adjustment, Purchaser or Seller, as the case may be, shall be reimbursed by the other party promptly, but in no event later than thirty (30) days after the presentation of a statement setting forth the amount of the reimbursement requested with all such supporting evidence as is reasonably necessary to calculate the amount of such reimbursement.  Notwithstanding the prior sentence, all requests for reimbursement must be submitted to the other party not later than ninety (90) days after the Closing Date.

(d)                                 Any disputes arising out of this Section 2.2 shall be resolved by the Bankruptcy Court.

2.3                                 Allocation of Purchase Price.  Prior to the Closing, Purchaser shall prepare Internal Revenue Service Form 8594, Asset Acquisition Statement Under Section 1060 (“Form 8594”), setting forth the allocation of the Purchase Price, in relative percentages, for each type of Purchased Asset being acquired.  Purchaser and Seller shall attach such Form 8594 to their respective tax returns for the 2003 tax year, and to the extent that the Purchase Price is adjusted, Purchaser shall consistently revise and amend the allocation schedule and Form 8594 as necessary.  The allocation derived pursuant to this Section 2.3 shall be binding on Purchaser and Seller for all tax reporting purposes and neither Purchaser nor Seller (or any of their respective affiliates) shall take any position (whether in tax returns, tax audits, or other administrative or court proceedings with respect to taxes) which is inconsistent with such allocation unless required to do so by applicable law.

2.4                                 Working Capital Adjustment.  As of April 30, 2003, the net balance of the Seller’s Cash Drawers, accounts receivable attributable to sales by the Included Restaurants and Dynamic Foods, employee accounts receivable for the Included Restaurants and inventory for the Included Restaurants and Dynamic Foods, and Seller’s accrued liabilities for wages, vacation, manager bonuses and employment taxes incurred in the ordinary course of operation of the Included Restaurants and Dynamic Foods (the “Opening Date Working Capital”), were as set forth in Schedule 2.4.  Not later than two (2) business days preceding the Closing Date, Purchaser and Seller will confirm the balances of such amounts then existing, which will then be

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adjusted to reflect reasonable estimates of changes therein due to operations between such date of determination and the Closing Date (the “Closing Date Working Capital”).  Seller shall provide Purchaser and its representatives with reasonable access to Seller’s books and records to assist Purchaser in verifying the amount of Closing Date Working Capital.  Any increase in the Closing Date Working Capital in excess of $400,000 when compared with the Opening Date Working Capital will be added to the cash portion ofthe Purchase Price, and any decrease in the Closing Date Working Capital in excess of $400,000 when compared with the Opening Date Working Capital will be deducted from the cash portion of the Purchase Price (the “Working Capital Adjustment”).

2.5                                 Proration.  At the Closing, the parties shall apportion all Real Property Taxes (as defined herein) and Personal Property Taxes (as defined herein) with (a) Seller being liable for the amount of such taxes accruing prior to the Closing as calculated pursuant to this Section 2.5 (the “2003 Accrued Ad Valorem Taxes”) and (b) Purchaser being liable for such taxes accruing after the Closing. A pro forma calculation of this proration based on the most recently available statements of value and assuming a Closing on July 31, 2003 is attached as Schedule 2.5 and is agreed by Purchaser and Seller to be illustrative of the calculation of the amount to be due pursuant to this Section 2.5.  Proration of Real Property Taxes and Personal Property Taxes shall be made on the basis of the most recent officially certified tax valuation and assessment for the Purchased Assets.  For purposes of this Section 2.5, “Real Property Taxes” shall mean ad valorem taxes, general assessments and special assessments with respect to the Owned Property, Ground Leased Property, the Leased Real Property, the headquarters and the storage facilities to the extent such leases require payment of such taxes by the lessee, and “Personal Property Taxes” shall mean ad valorem taxes with respect to the Purchased Assets other than the Owned Property, Ground Leased Property, the Leased Real Property, the headquarters and the storage facilities.

ARTICLE 3
REAL ESTATE MATTERS

3.1                                 Leases.  Forty-three (43) of the Restaurants are currently leased by Seller from third-party lessors, pursuant to the Real Property Leases set forth on Schedule 1.1(c) (“Leased Real Property”).

3.2                                 Assignment of Leases.  At the Closing, Seller shall satisfy all cure costs and assign to Purchaser all of its rights, title and interest in and to each of the Real Property Leases for the Included Restaurants pursuant to an Assignment of Lease, substantially in the form attached hereto as Schedule 3.2 and pursuant to Section 365 of the Bankruptcy Code.  From the date hereof until five (5) business days prior to the confirmation hearing for the Plan (the “Confirmation Hearing”), Purchaser may, by written notice to Seller, designate Restaurants which will be excluded from this transaction and will therefore not be included as Included Restaurants for purposes of this Agreement. Each such Restaurant which is designated for exclusion from transfer to Purchaser is referred to herein as a “Rejected Restaurant.”  There shall be no change to the Purchase Price with respect to any Rejected Restaurant designated by

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Purchaser. All Equipment, Inventory and other property of Seller located at a Rejected Restaurant will remain the property of Seller unless otherwise agreed in writing by the parties.

3.3                                 Owned Real Property.  Schedule 1.1(k) describes the Ground Lease Properties.  Schedule 1.1(m) identifies the Owned Real Properties.  The Ground Lease Properties will be conveyed to Purchaser free and clear of all liens and encumbrances saving only those expressly contemplated by the applicable ground leases.  The Owned Real Properties will be conveyed to Purchaser free and clear of all liens and encumbrances.

3.4                                 Survey, Title Examination and Property Inspection.

(a)                                  Seller will, within three (3) days from the date hereof, deliver to Purchaser its most recent survey of each parcel of Owned Real Property and Ground Lease Property to Purchaser.  In addition, Seller will, within twenty (20) days from the date hereof, deliver commitments for title insurance (collectively, the “Title Commitments”) to Purchaser, together with copies of all exceptions to title (collectively, the “Title Exceptions”) appearing in Schedule B of each of the Title Commitments, whereby Lawyers Title Insurance Corporation (“Title Company”) agrees to issue to Purchaser an owner’s policy of title insurance (individually, an “Owner’s Policy,” and collectively, the “Owners’ Policies”) with respect to each parcel of Owned Real Property and a leasehold owner’s policy of title insurance (individually, a “Leasehold Owner’s Policy,” and collectively, the “Leasehold Owners’ Policies”) (“Owners’ Policies” and “Leasehold Owners’ Policies” collectively referred to herein as “Title Policies”) with respect to the Ground Leased Properties.

(b)                                 Purchaser shall have ten (10) business days from the date of its receipt of the last to be received of the Title Commitments and the Title Exceptions (the “Title Inspection Period”) to: (i) review the Title Commitments and the Title Exceptions, and (ii) at its option and expense, either have the surveys delivered to it by Seller updated or have new surveys prepared with respect to each of the parcels of Owned Real Property and Ground Lease Property.  Purchaser will have until the expiration of the Title Inspection Period to furnish Seller a written statement of reasonable title and survey objections which, in Purchaser’s reasonable judgment, would interfere with or impair Purchaser’s use of the Owned Real Property or Ground Lease Property for the operation of the Restaurants (“Material Objections”).

(c)                                  Seller shall have thirty (30) days from the date of written notice by Purchaser of any Material Objection (the “Termination Date”) to satisfy such Material Objections (but with no obligation to do so) in all material respects and Seller shall provide written notice to Purchaser of Seller’s actions in regard to such Material Objections (a “Cure Notice”).  If Seller fails to satisfy all Material Objections in all material respects on or prior to the earlier to occur of the date of the Cure Notice or the Termination Date, then Purchaser’s sole right and remedy shall be to either (i) waive the objections and elect to close, or (ii) terminate this Agreement by giving written notice of such termination to Seller within five (5) days after the earlier to occur of the date of the Cure Notice or the Termination Date. Purchaser will be deemed to have waived its right to terminate due to the Material Objections if no such notice of termination is so given to Seller within such time period. Any matter not set forth in a written

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statement of Material Objections sent to Seller by the end of the Title Inspection Period shall be deemed waived by Purchaser.

(d)                                 Seller will be responsible for paying all costs charged by the Title Company related to the issuance of the Title Commitments.  Purchaser will pay for all of the costs and expenses relating to the issuance of all of the Title Policies referenced in subparagraph (a) of this Section 3.4.

ARTICLE 4
OTHER MATTERS

4.1                                 Risk of Loss.  From the date hereof through the Closing Date, all risk of loss or damage to the property included in the Purchased Assets shall be borne by Seller, and thereafter shall be borne by Purchaser.  If any portion of the Purchased Assets is destroyed or damaged by fire or any other cause on or prior to the Closing Date, other than use, wear or loss in the ordinary course of business, Seller shall give written notice to Purchaser as soon as practicable after, but in any event within five (5) business days of, discovery of such damage or destruction, identifying the affected Purchased Assets, the amount of insurance, if any, covering such Purchased Assets and the amount, if any, which Seller is otherwise entitled to receive as a consequence.  If the assets so destroyed or damaged are material to the operation of any or all of the Included Restaurants or Dynamic Foods, in Purchaser’s reasonable judgment, then Purchaser shall have the right, exercisable prior to Closing by Purchaser’s written notice to Seller no later than ten (10) business days after receipt of Seller’s notice hereunder, to either (a) accept such Purchased Assets in their destroyed or damaged condition in which event Purchaser shall be entitled to the proceeds of any insurance or other proceeds payable with respect to such loss, (b) designate a damaged Restaurant as one of the Rejected Restaurants pursuant to Section 3.2 (notwithstanding that the time period for such designation may have passed pursuant to Section 3.2), and Seller shall retain any insurance proceeds relating to the assets so excluded, or (c) if the damage has an Adverse Casualty Loss Effect (defined below), terminate this Agreement by written notice to Seller.  For purposes of this Section 4.1, the term “Adverse Casualty Loss Effect” shall mean, with respect to the Included Restaurants and Dynamic Foods, damage that results in the closing of more than two (2) Restaurants, and with respect to Dynamic Foods, damage that materially disrupts Dynamic Foods’ ability to distribute products to the Restaurants in substantially the volumes and at the prices existing as of the date of this Agreement for a period exceeding five (5) days.

4.2                                 Consents.  Purchaser acknowledges that the order of the Bankruptcy Court approving the transactions contemplated by this Agreement will authorize the assumption and assignment of the Assumed Contracts and the Real Property Leases without the requirement of any consent by the parties thereto.  Notwithstanding such Bankruptcy Court action, Seller and Purchaser shall use their reasonable best efforts prior to Closing to obtain all consents of third parties which are necessary for the consummation of the transactions contemplated hereby (without conditions materially adverse to Purchaser). All such necessary third-party consents shall be in writing and executed counterparts thereof shall be delivered to Purchaser promptly after Seller’s receipt thereof but in no event later than two (2) business days prior to the Closing Date.  Notwithstanding the foregoing or anything contained herein to the contrary, this Agreement shall not constitute an agreement to assign any Lease or Contract or any claim or

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right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a default thereof or in any way materially adversely affect the rights of Purchaser thereunder.  If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Purchaser would not receive all such rights, Seller shall use its reasonable best efforts after Closing to provide to Purchaser the benefits under any such Lease or Contract or any claim or right, including, without limitation, enforcement for the benefit of Purchaser of any and all rights of Seller against a third party thereto arising out of the default or cancellation by such third party or otherwise.  Nothing in this Section 4.2 shall affect Purchaser’s right to terminate this Agreement under Section 7.3(b) hereof in the event that any necessary consent or approval is not obtained.

4.3                                 Seller’s Chapter 11 Bankruptcy Proceedings.

(a)                                  This Agreement and the transactions contemplated thereby (including the provisions of Section 4.3(b)) are contingent upon the approval and authorization of the Bankruptcy Court.  Seller agrees to seek approval of the terms of Section 4.3(b) of this Agreement and of the Bid Procedures in the form of order attached as Schedule 4.3(a) hereto setting forth the method by which the Seller shall seek alternative purchasers (with such changes therein as the Bankruptcy Court may require that are not inconsistent with the express requirements of this Agreement and are reasonably satisfactory to Purchaser, the “Bid Procedures”), with such order being entered by the Bankruptcy Court on or before July 11, 2003.  Seller shall promptly advise Purchaser of any notices of objection to this Agreement or the Bid Procedures, and Seller will provide that all notices of objection to this Agreement or the Bid Procedures shall be served upon counsel to the Purchaser.

(b)                                 In order to induce Purchaser to enter into this Agreement and undertake various costs and expenses and to undertake the expenditure of substantial time and effort in connection with the negotiation of this Agreement and the consummation of the transactions anticipated under this Agreement, Seller and Purchaser agree as follows:

(i)                                     Upon the occurrence of an Alternative Transaction, Seller shall immediately pay or cause to be paid to Purchaser a breakup fee in cash equal to $900,000 (the “Breakup Fee”) provided that Purchaser is not in material breach of this Agreement.  “Alternative Transaction” means (a) if the Proponents of the Plan for any reason elect to abandon the auction contemplated by the Bid Procedures prior to the Confirmation Hearing and a plan of reorganization or liquidation with respect to Seller is confirmed that does not provide for a sale of the Purchased Assets to Purchaser, (b) the appointment of a trustee, receiver, liquidator or other similar person for the purpose of liquidating any of the Purchased Assets other than pursuant to this Agreement or (c) a sale of the Purchased Assets to a person other than Purchaser.  The Breakup Fee shall be paid from the first proceeds of the cash portion of the purchase price paid by the purchaser in an Alternative Transaction.  The Breakup Fee shall be paid at the earliest opportunity as directed by the Bankruptcy Court.  To the extent the proceeds of an Alternative Transaction are not adequate to fund payment of all the Breakup Fee, the Reimbursement Reserve described in paragraph 4.3(b)(ii)

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below shall be used to satisfy the Breakup Fee obligation; to the extent the Reimbursement Reserve is not adequate, the Breakup Fee shall be funded either as a super-priority administrative claim or a carve-out from the Bank Group’s collateral, to be determined by further Court order if necessary.

(ii)                                  If (A) subsection (i) above is not applicable, (B) the transactions contemplated by this Agreement do not close for any reason other than a material breach of this Agreement by Purchaser and (C) Purchaser has tendered to Seller written evidence of Purchaser’s willingness and ability to close the transactions described in this Agreement on the terms and conditions described herein, Seller shall pay (in cash) to Purchaser an amount equal to the costs and out-of-pocket expenses incurred by Purchaser in connection with its legal, environmental, accounting and business due diligence and the preparation and negotiation of this Agreement in an amount not to exceed $350,000 (the “Expense Reimbursement”) promptly after receipt by Seller of documentation of such expenses that is reasonably satisfactory to Seller.  If within sixty (60) days after Purchaser’s right to be paid the Expense Reimbursement accrues pursuant to this Section 4.3(b)(ii), Seller enters into any agreement contemplating the sale of all or a substantial part of the Purchased Assets for cash consideration of $25 million or more, and a sale of the Purchased Assets thereafter occurs pursuant to such agreement, Seller shall immediately pay or cause to be paid to Purchaser the difference between the amount of the Breakup Fee and the amount of the Expense Reimbursement paid to Buyer (i.e. $550,000 if the Expense Reimbursement paid is $350,000). Beginning the week of June 30, 2003, and each week thereafter, the Seller shall set aside the sum of $40,000 in a separate account (the “Buyer Reimbursement Account”) until there has accumulated a total of $350,000 (the “Reimbursement Reserve”).  The Bid Procedures order shall provide that the monies in the Buyer Reimbursement Account are not collateral of the Bank Group.  Any Expense Reimbursement to which Purchaser is entitled under this Agreement shall be paid first from the Reimbursement Reserve with any unpaid balance treated as a super-priority administrative claim.  The Expense Reimbursement shall be paid at the earliest opportunity as directed by the Bankruptcy Court.

(iii)                               Seller shall obtain Bankruptcy Court approval to pay to Purchaser in accordance with the terms of this Agreement the Breakup Fee or, if applicable, the Expense Reimbursement, without further Bankruptcy Court action.

(iv)                              No party (other than an offer by Purchaser) submitting any other offer to purchased the Purchased Assets or a Qualifying Bid (as defined herein) shall be entitled to any expense reimbursement or any breakup or termination fee payment.

(v)                                 Prior to receipt by any other prospective purchaser (“Alternative Purchaser”) of any information (including, but not limited to, business and financial information and access to representatives of Seller) from Seller, each

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Alternative Purchaser will be required to execute an appropriate confidentiality agreement.

(vi)                              As part of any bid, each Alternative Purchaser shall be requested to submit to Seller and Purchaser a copy of this Agreement marked to show changes (including, without limitation, the price and the specific assets to be purchased), along with any other bid package requirements.

(vii)                           An Alternative Purchaser will not be considered by Seller or the Proponents as qualified to participate in the auction process contemplated by the Bid Procedures (the “Auction”) unless such the bid provided by the Alternative Purchaser includes the payment to Seller of the sum of (A) $24,500,000 in cash (which amount may be reduced to the extent that the Alternative Purchaser agrees to assume cash liabilities of Seller in excess of the amount of Assumed Liabilities contemplated by this Agreement); (B) the dollar value of the Breakup Fee in cash; (C) $250,000 in cash and (D) other consideration which is at least equivalent to the estimated value of the Promissory Notes and any other consideration provided by Purchaser to Seller as determined in the sole discretion of the Proponents.  Any overbid bids thereafter must be higher in value than the then existing lead bid in increments of not less than $250,000, provided, however, that any overbid bids by Purchaser thereafter shall only be required to be equal to the sum of (a) then existing lead bid plus (b) $250,000, less (c) the dollar value of the Breakup Fee, less (d) the dollar value of the Expense Reimbursement (by way of example, if the leading bid by another bidder includes $25,650,000 in cash, a bid by Purchaser of $25,000,000 in cash will result in Purchaser satisfying the required overbid increment). A bid by an Alternative Purchaser will not be considered by Seller as qualified for the Auction if (1) such bid contains financing or due diligence contingencies of any kind or any other conditions precedent to such person’s obligation to purchase the assets specified in such bid, all of which together are determined by the Proponents in their sole discretion to be materially less favorable to the Seller than this Agreement; (2) such bid is not received by Seller and Purchaser in writing on or prior to the fifth day prior to the Auction, (3) such bid does not provide for the immediate payment of the Breakup Fee to Purchaser from the first proceeds of the cash portion of the purchase price of such bid or (4) such bid or other information submitted by the bidder does not contain evidence satisfactory to the Proponents in their sole discretion that the person submitting it has sufficient financial wherewithal to consummate the purchase contemplated thereby.  (Each bid which meets the foregoing criteria constitutes, as applicable, a “Qualifying Bid.”)

(viii)                        If one or more Qualifying Bids are submitted in accordance with the Bid Procedures, Seller will conduct the Auction three (3) business days prior to the date set for the Confirmation Hearing.  At the Auction, Proponents shall have the right to select the highest and best bid from Purchaser and any person who submitted a Qualifying Bid pursuant to Section 4.3(b)(vii) (the “Highest and Best Bid”).

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(ix)                                At the Auction, Purchaser shall have the right to submit further bids along with a markup of this Agreement.

(x)                                   Purchaser shall be entitled to participate, and be deemed to have met all requirements for participation, in any auctions for any portion of the Purchased Assets or any other assets of Seller.

(xi)                                Only the persons who submitted Qualified Bids, any other person permitted to participate in the Auction by order of the Bankruptcy Court and Purchaser may participate in the Auction.  Seller agrees, and will seek confirmation from each of the other Proponents, that it will not request the Bankruptcy Court to authorize participation in the Auction by any person not submitting a Qualified Bid.

(c)                                  Within three (3) business days of the entry of the Bid Procedures order attached as Schedule 4.3(a) hereto, Purchaser shall deliver a deposit (the “Earnest Money”) in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00), payable by wire transfer of immediately available U.S. funds to Bank One, N.A. (the “Escrow Agent”), to be deposited into a separate, interest bearing account, accompanied by Purchaser’s federal tax identification number, pursuant to the instructions set forth on Schedule 4.3(c).  On or before the Bid Deadline, as specified in the Bid Procedures order approved by the Court, Purchaser shall deliver a deposit (the “Additional Earnest Money”) in the amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00), payable by wire transfer of immediately available U.S. funds to the Escrow Agent.  Interest earned on the Earnest Money and the Additional Earnest Money shall be credited to and become part of the Earnest Money and Additional Earnest Money reflected as it is credited to such accounts.  The Earnest Money and the Additional Earnest Money shall be held by the Escrow Agent and disbursed in accordance with one of the following provisions, whichever shall apply:

(i)                                     If the Closing occurs, then at Closing, the amount of the Earnest Money and the Additional Earnest Money shall be credited toward the Purchase Price and paid to Seller;

(ii)                                  If this Agreement is terminated pursuant to Section 7.3 of this Agreement (other than a termination with respect to which the Earnest Money and the Additional Earnest Money is payable to Seller pursuant to Section 4.3(c)(iii)), then within two (2) Business Days after such termination, the Earnest Money and the Additional Earnest Money, if deposited with the Escrow Agent, shall be returned to Purchaser; or

(iii)                               If (x) this Agreement is terminated by Seller pursuant to Section 7.3(c) of this Agreement and (y) as of the date of such termination Purchaser does not have any right to terminate this Agreement pursuant to Section 7.3, then (i) the Earnest Money and (ii) the Additional Earnest Money, if such Additional Earnest Money has been deposited with the Escrow Agent as of the date of such termination, shall be paid to Seller as liquidated damages.  The parties recognize that the determination of damages in the event of a termination of this Agreement

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pursuant to Section 7.3 will be difficult and that the disbursement of the Earnest Money and the Additional Earnest Money, if deposited with the Escrow Agent, shall constitute liquidated damages and shall not constitute a penalty.  Payment of the Earnest Money and the Additional Earnest Money, if deposited with the Escrow Agent, to Seller in the event of a termination of this Agreement by Seller pursuant to Section 7.3(c) shall be Seller’s exclusive remedy under this Agreement or otherwise and Seller shall not have any other right or claim against Purchaser or any affiliate of Purchaser in connection with any termination hereof.  In the event of any dispute between Purchaser and Seller that prevents them from providing jointly issued written instructions to the Escrow Agent in accordance with this Section 4.3(c), the Escrow Agent shall pay the Earnest Money and the Additional Earnest Money, if deposited with the Escrow Agent, to the registry of the Bankruptcy Court for determination of the rights of Purchaser and Seller thereto, whereupon the Escrow Agent shall have no further obligation with respect to the Earnest Money and the Additional Earnest Money to either Purchaser or Seller.

(d)                                 On the date that is no later than three (3) business days prior to the date of the Auction, each of Purchaser and Seller will deliver to the other written notice of any fact, circumstance or condition of which they have actual knowledge which would cause, or which a reasonable person would expect to have a substantial likelihood to cause, any of the conditions to Closing set forth in Sections 7.1 or 7.2 of this Agreement not to be satisfied at Closing; provided, however, that inclusion or omission of any such fact, circumstance or condition in or from any such written notification shall not be deemed a waiver of any rights under this Agreement, and shall not alter or otherwise affect the representations, warranties, covenants, conditions or agreements contained in this Agreement.

4.4                                 Seller’s Employees.

(a)                                  Seller terminated its self-insured health insurance plan for hourly employees effective January 1, 2003 and will terminate its self-insured health insurance plan for its remaining employees effective on the Closing Date and accordingly will not provide COBRA coverage to its former employees after the Closing Date.  If requested by Purchaser, prior to the Closing Seller will use commercially reasonable efforts to assist Purchaser in identifying all current and former employees of Seller (and their eligible dependents), including without limitation each person employed by Seller within the 36 month period immediately preceding the Closing Date, who may be eligible to elect health care continuation coverage under a Purchaser health plan under COBRA in connection with the sale (as such phrase is described in Section 54.4980B 9, Q&A 8 of the Tax Regulations) contemplated by this Agreement.

(b)                                 Seller shall terminate all employees employed at or in connection with the Included Restaurants and at Dynamic Foods (the “Seller Employees”), effective upon the Closing, and Seller shall pay and/or otherwise satisfy all obligations of Seller to Seller Employees through the Closing, excluding items assumed by Purchaser pursuant to Section 1.3.  Purchaser shall have the right and option, but not the obligation, to offer employment to and hire any of Seller Employees as of or after the Closing Date.  Except as otherwise set forth in Section 1.3 above, Purchaser shall not assume any liabilities or obligations of Seller with respect to the

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Seller’s Employees, including those employees hired by Purchaser.  To the extent Purchaser offers employment to any such employees of Seller and such employees accept employment with Purchaser, Purchaser will have complete discretion as to the terms of employment that are offered to such persons, and Seller will provide Purchaser access to employee personnel files and information on medical and workmen’s compensation claims with respect to such employees.  Nothing contained in this Section 4.4 is intended to confer upon any of the Seller’s Employees any right to continued employment after evaluation by Purchaser of its employment needs after the Closing Date.  Notwithstanding any other provision of this Agreement, the parties hereto do not intend to create any third-party beneficiary rights respecting any of the Seller’s Employees or former employees as a result of the provisions herein and specifically hereby negate any such intention.

(c)                                  Notwithstanding Purchaser’s decision to hire any of the Seller’s Employees, Purchaser shall not be liable or obligated under any employee benefit plan or for any other employee benefits that may have been established by Seller for its employees or health insurance benefits that may have accrued to such employees prior to the Closing Date.  Except as otherwise provided by Section 1.3, Seller expressly acknowledges that it has sole liability for all compensation and employee benefit costs accrued as of the Closing Date and as between Purchaser and Seller, for all medical, workmen’s compensation and other similar costs and expenses for any employee condition, illness or injury, unless the employee becomes an employee of Purchaser and then only for such condition, illness or injury which arose before the employee became an employee of Purchaser, whether or not any or all of such employees are subsequently hired by Purchaser.  Without limiting the generality of the foregoing, Seller acknowledges and agrees that, except as otherwise set forth in Section 1.3 above, Seller shall retain all liabilities and obligations relating to its Benefit Plans, including without limitation any liabilities or obligations relating to any employee pension plans subject to Title IV of ERISA or Section 412 of the Code, and that Purchaser does not assume the sponsorship of, the responsibility of contributions to, or any liabilities in connection with any Benefit Plan.

(d)                                 Purchaser shall have no obligation to provide severance benefits on behalf of any of the Seller’s Employees.  Seller acknowledges that it is solely responsible for issuing, serving and delivering all orders and notices required, if any, pursuant to the Worker Adjustment and Retraining Notification Act (the “WARN Act”), as amended, in connection with the termination of employees of Seller prior to the Closing Date and for any financial obligations and liabilities in connection therewith or otherwise required in connection with the termination of the Seller Employees.  Notwithstanding the foregoing,  Purchaser agrees to hire and provide compensation and benefits to Seller Employees employed at Dynamic Foods to the extent necessary to avoid any requirement that Seller deliver notifications with respect to its Dynamic Foods employees pursuant to the WARN Act.

(e)                                  Except as provided by Section 4.4(b), Seller agrees that for the 90 day period preceding the Closing, it shall not terminate any employees employed at Dynamic Foods because of this Agreement or in anticipation of the Closing and may only terminate any such employee for their individual performance or behavior based reason(s).  Further, upon Closing, Seller agrees to provide Purchaser with a list of Seller Employees terminated during the 90 days preceding Closing, with each employee’s name, date of hire, work location, date of termination and reason for termination.

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(f)                                    (i)  If Purchaser is the winning bidder pursuant to the Bid Procedures, Seller will permit Purchaser to meet with Seller Employees prior to the Closing to arrange for the transition of ownership and to discuss employment with Purchaser, and (ii) Purchaser may meet with management and headquarters personnel of Seller following approval of the Bid Procedures by the Bankruptcy Court, provided that such meetings shall be held at such times and in such a manner so as not to interfere with the normal business operations of the Restaurants and Dynamic Foods.

4.5                                 Closed Restaurants.  Purchaser acknowledges that Seller has closed certain of its owned and leased restaurants prior to the date hereof and such closed restaurant buildings may include identification utilizing certain Intellectual Property Assets.  Seller shall take all actions reasonably necessary to “de-identify” the closed restaurants as promptly as practical after the date hereof to protect Purchaser’s rights in the Intellectual Property Assets.

4.6                                 Transitional Accounting Services.  Purchaser shall assume as one of the Assumed Contracts the FSC contract for accounting and MIS services (the “Services”) for the Included Restaurants and the Services shall be functioning properly as of the Closing.

4.7                                 Disclosure.  Seller shall be free to disclose the terms of this Agreement as may be required to comply with the Bid Procedures and to obtain court approval of the Seller’s execution of this Agreement, but may not disclose any information regarding the investors, officers, or affiliates of Purchaser unless (i) approved by Purchaser, or (ii) required by the Bankruptcy Court.

4.8                                 Conduct of Business Prior to Closing.  During the period from the date of this Agreement until the Closing Date, except as may be required to reach an agreement with any Alternative Purchaser as provided in the Bid Procedures and to close a transaction with such Alternative Purchaser, Seller hereby covenants and agrees:

(a)                                  To operate the Restaurants and the Purchased Assets in the ordinary and normal course of a debtor-in-possession in substantially the same manner in which they have been conducted since January 3, 2003, to maintain the Purchased Assets in substantially the same condition as they are in on the date of execution of this Agreement, reasonable wear and tear excepted, to maintain the amounts in the Cash Drawers in the ordinary course of business consistent with past practices and not to sell, transfer or otherwise dispose of any of the Purchased Assets without the written consent of Purchaser, other than a sale of items of Inventory in the ordinary course of the business of the Restaurants or pursuant to a superior bid in accordance with the Bid Procedures;

(b)                                 To use its reasonable best efforts to maintain and preserve the Purchased Assets (including any and all permits and licenses necessary for the operation thereof) intact and to preserve, subject to changes in the ordinary course of business, relationships with employees, independent contractors, customers, suppliers and others having business relations with Seller;

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(c)                                  To give prompt written notice to Purchaser of any material adverse change in the condition or operation of the Purchased Assets, considered on a Restaurant-by-Restaurant basis (or, in the case of Dynamic Foods, on a stand-alone basis);

(d)                                 To maintain all insurance policies relating to Seller’s businesses and in force as of the date of this Agreement;

(e)                                  Not to issue any gift books, coupons or other discounts to customers, or to any other persons, other than in the ordinary course of business consistent with past practices;

(f)                                    To maintain customary inventory practices in the ordinary and normal course of business;

(g)                                 Not to grant or agree to grant any increase in any rate or rates of salaries or compensation or other benefits or bonuses payable to employees of Seller, except for increases in the ordinary course of business, in accordance with its past employment practices or in accordance with the order authorizing stay bonuses entered with the Bankruptcy Court;

(h)                                 Not to institute any planned reduction in workforce;

(i)                                     Not to take any action that will cause any of Seller’s representations or warranties to be untrue or incorrect;

(j)                                     Not to omit any action that the Seller would take in the ordinary course of business, which omission will cause the Seller’s representations or warranties to be untrue or incorrect;

(k)                                  Not to amend or modify the terms of any contract or lease in a manner that is adverse to Seller or Purchaser in any material respect, provided that without limiting the foregoing, Seller shall not amend any Real Property Lease or Ground Lease in any manner that will increase Purchaser’s occupancy costs for such property; provided, further that written “escalator” provisions currently contained in such leases shall not be deemed to violate this Section 4.8(k); and

(l)                                     To issue monthly financial statements no later than twenty (20) days after the end of the month for the operations of the Purchased Assets.

4.9                                 Seller’s Covenant to Satisfy Conditions.  Prior to the Closing Date, Seller will use its reasonable best efforts to cause the conditions set forth in Section 7.1 to be satisfied.

4.10                           Purchaser’s Covenant to Satisfy Conditions.  Prior to the Closing Date, Purchaser will use its reasonable best efforts to cause the conditions set forth in Section 7.2 to be satisfied.  In the case of Section 7.2(d), such commercially reasonable efforts shall consist solely of providing testimony required by the Bankruptcy Court or reasonably requested by Seller and giving the Bankruptcy Court reasonable assurances of Purchaser’s intentions and capabilities with respect to the transactions described in this Agreement.

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4.11                           Access to Information.  Prior to the Closing Date, Purchaser and its representatives, professionals, consultants and agents may make such investigation of the property, assets and businesses of Seller as they may desire, and Seller shall give to Purchaser and to its counsel, accountants and other representatives, upon reasonable notice, full access during normal business hours throughout the period prior to the Closing to all of the assets, books, commitments, agreements, records and files of Seller and Seller shall furnish to Purchaser during that period all documents and copies of documents and information concerning the business and affairs of Seller as Purchaser may reasonably request.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller makes the following representations and warranties to Purchaser, each of which is true and correct on the date hereof and shall remain true and correct to and including the Closing Date:

5.1                                 Corporate.  Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.  FRG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  Except as provided for in Section 4.3, Seller has all requisite power and authority to own, operate and lease the Restaurants and its other properties, to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto and to carry out the transactions contemplated hereby and thereby.  Seller is not conducting business nor are any of the assets of Seller located in any state in which Seller is not duly licensed or qualified to conduct business.

5.2                                 Authority.  The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of FRG, which is the sole general partner of Seller.  Except as provided for in Section 4.3, no other or further corporate act or proceeding on the part of Seller is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Seller pursuant hereto or the consummation of the transactions contemplated hereby and thereby.  This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Seller pursuant hereto will constitute, valid and binding agreements of Seller, as the case may be, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and by general equitable principles, except to the extent that approval of the Bankruptcy Court is necessary to establish the enforceability of this Agreement.

5.3                                 No Violation.  Except as provided for in Section 4.3 and on attached Schedule 5.3, and subject to the approval of the Bankruptcy Court and confirmation of the Plan, neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Seller pursuant hereto, nor the consummation by Seller of the transactions contemplated hereby and thereby (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will

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require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body (including, without limitation, under any “plant-closing” or similar law), or (c) subject to obtaining the consents referred to in Schedule 5.3, will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of any Seller under, any term or provision of the Partnership Agreement of Seller or of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller is a party or by which Seller or any of the material assets or properties of Seller may be bound or affected.

5.4                                 Title to and Condition of Purchased Assets.

(a)                                  Except as set forth on Schedule 5.4(a), Seller has and at Closing, Purchaser will receive, good title to all of the Purchased Assets, except for Inventory disposed of in the ordinary course of business, free and clear of all interests, including but not limited to mortgages, liens, security interests, claims, pledges, assessments, levies, easements, covenants, reservations, restrictions or encumbrances of any nature whatsoever or that Seller will satisfy or that will be released on or before the Closing Date and except in the case of real property, liens for taxes not yet due or which are being contested in good faith by appropriate proceedings or as otherwise disclosed on Schedule 5.8, municipal and zoning ordinances and easements for public utilities, none of which interfere materially with the use of the property as currently utilized, and other conditions, exceptions, covenants and restrictions of record that Purchaser has not cited as Material Objections pursuant to Section 3.4.

(b)                                 Except as described on Schedule 5.4(b) attached hereto, the Purchased Assets are in sufficient operating condition and repair (ordinary wear and tear excepted) to allow the operation in the ordinary course of Seller’s business as it has been previously conducted.  Schedule 5.4(b) attached hereto, lists all capital expenditures made by Seller with respect to the Purchased Assets since January 1, 2003.  The Purchased Assets include all buildings, machinery, equipment, and other tangible assets necessary to operate the Included Restaurants, Dynamic Foods and its other properties, and to carry on its business as and where such is now being conducted.

(c)                                  Neither FRG, Furr’s/Bishop’s, Cavalcade nor any other direct or indirect subsidiary of FRG, Furr’s/Bishop’s or Cavalcade (other than Seller) owns any material assets other than those specifically listed on Schedule 5.4(c), and such assets are not used in or used for operations of the Included Restaurants or Dynamic Foods.

(d)                                 THE WARRANTIES IN SECTIONS 5.4(a) AND 5.4(b) HEREOF, AND THE WARRANTY REGARDING INVENTORY IN THE FOLLOWING SENTENCE HEREOF, ARE THE ONLY WARRANTIES MADE HEREIN REGARDING THE PHYSICAL CONDITION OF THE EQUIPMENT AND INVENTORY INCLUDED IN THE PURCHASED ASSETS, AND SUCH REPRESENTATIONS AND WARRANTIES EXPRESSLY DO NOT INCLUDE ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  EXCEPT AS SET FORTH IN THIS AGREEMENT, ALL

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INVENTORY CONSISTS OF A QUALITY USABLE AND SALABLE IN THE ORDINARY COURSE OF THE OPERATION OF SELLER’S BUSINESS, ORDINARY SPOILAGE EXCEPTED.

5.5                                 Leases. The Leases identified on Schedule 1.1(c) and Schedule 1.1(k) comprise a true, correct and complete list of all Real Property Leases and Ground Leases for the Included Restaurants (collectively, the “Leases”).  Seller has delivered to Purchaser true and complete copies of all Real Property Leases and Ground Leases (including all amendments and modifications thereto).  Each of the Leases is presently in full force and effect and enforceable in accordance with its terms and Seller is not in default (and no event has occurred that, after notice or lapse of time, or both, would constitute a default) and, to the best of Seller knowledge, no other party is in default (and no event has occurred that, after notice or lapse of time, or both, would constitute a default) under any of the Leases, other than such defaults of Seller which will be cured pursuant to the transactions contemplated by this Agreement.

5.6                                 Contracts.  The contracts identified on attached Schedule 1.1(n), and Schedule 5.6(a) (contracts not assigned) (collectively, the “Contracts”) together with the Leases and the Personal Property Leases, comprise a true, correct, and complete list of all material leases, contracts and commitments necessary for the operation of the Restaurants substantially as operated by Seller prior to the date of this Agreement.  Seller has delivered to Purchaser true and complete copies of the Contracts (including all amendments and modifications thereto).  Except as set forth on Schedule 5.6(b), each of the Contracts is presently in full force and effect and enforceable in accordance with its terms and Seller is not in default (and no event has occurred that, after notice or lapse of time, or both, would constitute a default) and, to the best of Seller’s knowledge, no other party is in default (and no event has occurred that, after notice or lapse of time, or both, would constitute a default) under any of the Contracts, other than such defaults of Seller which will be cured pursuant to the transactions contemplated by this Agreement.

5.7                                 Financial Statements.  Seller has previously delivered to Purchaser the consolidated financial statements and schedules attached hereto on Schedule 5.7(a) (the “Financial Statements”).  Except as set forth on Schedule 5.7(a) the Financial Statements (i) have been prepared in accordance with generally accepted accounting principles, consistently applied, (ii) have been prepared in accordance with Seller’s historical practices, and (iii) fairly present the financial position and the results of operations of Seller as of the dates and for the periods indicated.  Since April 30, 2003, Seller has not incurred any material liability, other than liabilities incurred the ordinary course of its business and bankruptcy proceedings, either direct, accrued, absolute or otherwise, which would be required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles as of the date of this Agreement.  All Purchased Receivables represented in the Financial Statements were generated in the ordinary course of business and are fully collectible net of reserves for doubtful accounts and sales allowances.  The Seller also has previously delivered to Purchaser the information listed on Schedule 5.7(b) (the “Operations Information”).  The Operations Information is based on authentic information generated by Seller’s management information systems in the ordinary course of business.  The monthly operating reports and similar operational information filed with the Bankruptcy Court by Debtors since December 31, 2002, are accurate and correct in all material respects.

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5.8                                 Taxes.  Except as set forth on Schedule 5.8:

(a)                                  All ad valorem/property taxes relating to the Purchased Assets have been fully paid for all tax years ending on or before Closing and there are no delinquent property tax liens or assessments;

(b)                                 Seller has paid (or will pay on or before Closing) all taxes of whatever kind (including any unpaid taxes for any prior years that relate to the Purchased Assets), including any interest, penalties, governmental charges, duties, fees, and fines imposed by all governmental entities or taxing authorities, which are due and payable prior to and up to the Closing Date or for which assessments relating to any period prior to the Closing Date have been received, the nonpayment of which would result in a lien on any of the Purchased Assets after the Closing Date, except for amounts which are contested by Seller in good faith.

5.9                                 Intellectual Property.  The Intellectual Property Assets constitute all such property used in the operation of the Included Restaurants.  Schedule 1.1(i) describes all Intellectual Property Assets and whether such Intellectual Properties are owned or licensed and registered or unregistered.  Except as set forth on Schedule 1.1(i), Seller is not a party to, either as a licensor or licensee, and is not bound by or subject to, any license agreement for any Intellectual Property Assets.  Except as set forth on Schedule 1.1(i), Seller owns, free and clear of any liens, all Intellectual Property necessary to operate its respective business as currently conducted.  The rights of Seller relating to such Intellectual Property will not cease to be valid by reason of the execution, delivery and performance of this Agreement or the transactions contemplated hereby.  Seller is not operating its business in a manner that infringes on the Intellectual Property of any third party or otherwise violates the Intellectual Property rights of any third party, and no claim has been made or threatened against Seller alleging any such violation.  To Seller’s knowledge, there has been no violation by others of any right of Seller in any Intellectual Property Assets.

5.10                           Litigation; Compliance with Laws.  Schedule 5.10 lists and briefly describes all pending or, to the knowledge of Seller, threatened litigation or investigation matters concerning Seller or the Purchased Assets.  Except as set forth on Schedule 5.10, there is no claim, litigation, proceeding or investigation pending or, to the knowledge of Seller, threatened against Seller pertaining to the operation of its business or the Purchased Assets in any federal, state or local court, or before any administrative agency, arbitrator or other tribunal authorized to resolve disputes.  Seller holds all permits and other governmental or regulatory authorizations necessary for the lawful conduct of its business with respect to the Purchased Assets and is in material compliance with the terms thereof.  Seller has not received any notice of any violation of any laws applicable to the operation of its business or the Purchased Assets.  Except as set forth on Schedule 5.10, Seller is in compliance with all laws, governmental standards, rules and regulations applicable to any of the Purchased Assets, including without limitation with respect to the Americans with Disabilities Act and similar state laws and occupational health and safety laws.

5.11                           Absence of Certain Changes.  Since April 30, 2003, except as set forth on Schedule 5.11, the Seller has conducted its business in the ordinary course of business consistent

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with past practice.  Without limiting the generality of the foregoing, except as disclosed on Schedule 5.11, since April 30, 2003:

(a)                                  There has been no adverse change in the Purchased Assets or business of the Seller;

(b)                                 Seller has not sold or transferred any asset (other than inventory in the ordinary course of business) that would be a Purchased Asset hereunder if not so sold, or subjected any Purchased Asset to any type of lien, other than in the ordinary course of business consistent with past practice;

(c)                                  Seller has not granted or agreed to grant any increase in any rate or rates of salaries or compensation or other benefits or bonuses payable to employees of Seller, except for increases in the ordinary course of business, in accordance with its past employment practices or in accordance with the order authorizing stay bonuses entered with the Bankruptcy Court, and Seller has not granted or agreed to effect any changes in its management personnel, policies or employee benefits; and

(d)                                 There has not been any damage, destruction or loss to any of the Purchased Assets in excess of $50,000.

5.12                           Environmental Matters.  Seller is in compliance with all applicable Environmental Laws (defined below) relating to the Purchased Assets and Seller has not received any communication (written or oral), from any person that alleges that Seller is not in compliance with such applicable Environmental Laws.  As used herein, “Environmental Laws” mean all federal, state, or local statutes, regulations, ordinances or orders relating to the regulation or protection of public health, safety or the Environment (defined below), including, without limitation, statutes and regulations relating to Environmental releases, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of hazardous materials, and to the protection of environmentally sensitive areas.  As used in this Agreement, “Environment” means ambient air, soil, surface water, sediment, ground water, wetlands, land or subsurface strata, and natural resources.

5.13                           Employee Benefits.  To the knowledge of Seller, there are no pending or threatened claims by or on behalf of any Plan, by any person covered thereby (other than ordinary claims for benefits submitted by participants or beneficiaries) or any governmental authority that could result in an encumbrance or lien attaching to the Purchased Assets.  Neither Seller nor any ERISA Affiliate has any obligation under any Benefit Plan with respect to which Purchaser would have any loss or liability or that could result in an encumbrance or lien attaching to the Purchased Assets, including without limitation any lien or encumbrance relating to: (i) any Benefit Plan that is subject to Title IV of ERISA or Section 412 of the Code, any withdrawal liability relating to any multiemployer plan (within the meaning of Section 3(37)(A) or 4001(a)(3) of ERISA); (ii) any retiree medical or life insurance benefits; (iii) any transactions in violation of Section 406(a) or (b) of ERISA or Section 4975 of the Code with respect to any Plan for which no exemption exists under Section 408 of ERISA or Section 4975(c) of the Code or Section 4975(d) of the Code or that would result in a civil penalty being imposed under

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subsections (i) or (l) of Section 502 of ERISA; or (iv) coverage under or failure to comply with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).

5.14                           Sufficiency of Assets.  The Purchased Assets constitute all of the assets, rights and properties used by Seller in its businesses or that are necessary for the conduct of its businesses (to the extent conducted at the Included Restaurants, Dynamic Foods and the Richardson headquarters location) in the manner and to the extent currently conducted by it.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser makes the following representations and warranties to Seller, each of which is true and correct on the date hereof and shall remain true and correct to and including the Closing Date:

6.1                                 Corporate.  Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas.  Purchaser has all requisite partnership power and authority to own its properties, to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by Purchaser pursuant hereto and to carry out the transactions contemplated hereby and thereby.

6.2                                 Authority.  The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Purchaser pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the General Partner of Purchaser.  No other or further act or proceeding on the part of Purchaser is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Purchaser pursuant hereto or the consummation of the transactions contemplated hereby and thereby.  This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Purchaser pursuant hereto will constitute, valid and binding agreements of Purchaser enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and by general equitable principles.

6.3                                 No Violation.  Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Purchaser pursuant hereto, nor the consummation by Purchaser of the transactions contemplated hereby and thereby (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body (including, without limitation, under any “plant closing” or similar law), or (c) will violate or conflict with, or constitute a default (or any event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of Purchaser under, any term or

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provision of the Partnership Agreement of Purchaser or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Purchaser is a party or by which Purchaser or any of the assets or properties of Purchaser may be bound or affected.

6.4                                 No Litigation.  There is no action, suit, arbitration proceeding, investigation or inquiry pending or threatened against Purchaser, its business or any of its assets, nor does Purchaser know, or have grounds to know, of any basis for any such proceedings, investigations or inquiries.  Neither Purchaser nor its business or assets is subject to any judgment, order, writ or injunction or any court, arbitrator or federal, state, foreign, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

6.5                                 Resources.  Purchaser has sufficient financial resources to deposit the Earnest Money and the Additional Earnest Money and at the Closing will have sufficient financial resources to deliver the cash portion of the Purchase Price at the Closing.

ARTICLE 7
CONDITIONS OF CLOSING; ABANDONMENT OF TRANSACTION

7.1                                 Conditions to Obligations of Purchaser to Proceed on the Closing Date.  The obligations of Purchaser to consummate the transactions provided for by this Agreement shall be subject to the satisfaction or waiver by Purchaser, on or prior to the Closing, of each of the following conditions:

(a)                                  Truth of Representations and Warranties and Compliance with Obligations.  The representations and warranties of Seller herein shall be true and correct in all material respects when made and on the Closing Date with the same effect as though made at such time, except as to those representations and warranties which have a materiality or other qualification, which representations and warranties shall be true in all respects as so qualified.  Seller shall have performed in all material respects all of its obligations set forth in this Agreement, and shall have complied in all material respects with all of its covenants and conditions set forth in this Agreement, prior to or as of the Closing Date.  Seller shall have delivered to Purchaser a certificate in form and substance satisfactory to Purchaser dated as of the Closing Date on behalf of Seller and executed by the Chief Executive Officer, Chief Financial Officer or Vice President of FRG to such effects.

(b)                                 Consents and Approvals.  All approvals, consents and waivers that are necessary to authorize and effect the transactions contemplated by this Agreement and for the operation of the Restaurants by Purchaser, including the consent of Seller’s senior secured lenders, shall have been obtained (without conditions or payment obligations materially adverse to Purchaser), and executed counterparts thereof shall have been delivered to Purchaser in accordance with the requirements of this Agreement, including, without limitation, consents (to the extent necessary) from landlords, lenders and government agencies responsible for issuing, transferring or authorizing liquor licenses or permits.

(c)                                  Seller Approval.  This Agreement and the transactions contemplated by this Agreement shall have been approved by the Boards of Directors of FRG and a copy of the

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resolutions adopted to evidence such approvals shall be certified and delivered to Purchaser by FRG corporate Secretary.

(d)                                 Delivery of Documents.  Seller shall have delivered all documents required to be delivered at Closing pursuant to Section 8.2 hereof.

(e)                                  Bankruptcy Court Orders.  Orders approving this Agreement and the transactions contemplated hereby shall have been entered by the Bankruptcy Court and (i) any appeal of the orders that has been taken has been resolved, or (ii) the time for appeal of the orders has expired, or (iii) at Purchaser’s option no stay of the effectiveness of the orders pending appeal or pending review, rehearing, or certiorari has been issued.

(f)                                    Non-Disturbance Agreements.  Seller shall have delivered to Purchaser one or more Non-Disturbance Agreements in form and substance reasonably acceptable to Purchaser from Bank One, N.A., trustee, as the holder of mortgage indebtedness secured by the real property which is subject to Master Sublease Agreements with Lynx Associates, L.P. and Aztex Associates, L.P. as designated on Schedule 1.1(c) to this Agreement and from Lynx Associates, L.P. and Aztex Associates, L.P. with respect to the prime leases related thereto.

(g)                                 Software Licenses.  The software licenses identified on Schedule 7.1(g) shall be freely transferable and assignable to Purchaser at no additional costs without requiring consent from any party thereto.

7.2                                 Conditions to Obligations of Seller to Proceed on the Closing Date.  The obligations of Seller to consummate the transactions provided for by this Agreement shall be subject to the satisfaction or waiver by Seller, on or before the Closing, of each of the following conditions:

(a)                                  Truth of Representations and Warranties and Compliance with Obligations.  The representations and warranties of Purchaser herein shall be true and correct in all material respects when made and on the Closing Date with the same effect as though made at such time, except as to those representations and warranties which have a materiality or other qualification, which representations and warranties shall be true in all respects as so qualified.  Purchaser shall have performed in all material respects all its obligations set forth in this Agreement, and shall have complied in all material respects with all its covenants and conditions set forth in this Agreement, prior to or as of the Closing Date.  Purchaser shall have delivered to Seller a certificate in form and substance satisfactory to Seller dated as of the Closing Date on behalf of Purchaser and executed by the Chief Executive Officer, Chief Financial Officer or Vice President of Purchaser’s general partner to such effects.

(b)                                 Delivery of Documents.  Purchaser shall have delivered all documents required to be delivered at Closing pursuant to Section 8.3 hereof.

(c)                                  Consents and Approvals.  All approvals, consents and waivers that are necessary to authorize and effect the transactions contemplated by this Agreement shall have been obtained, including, without limitation, the consent of Seller’s senior secured lenders, and any consents required under Section 4.2, unless the obtaining of any such approval, consent or

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waiver is not material to the transactions contemplated by this Agreement or the failure to obtain any such approval, consent or waiver did not result from Seller failing to use its reasonable best efforts or otherwise fulfill its obligations under Sections 4.2 and 4.3 of this Agreement.

(d)                                 Bankruptcy Court Orders.  Orders approving this Agreement and the transactions contemplated hereby shall have been entered by the Bankruptcy Court and (i) any appeal of the orders that has been taken has been resolved, or (ii) the time for appeal of the orders has expired, or (iii) no stay of the effectiveness of the orders pending appeal or pending review, rehearing, or certiorari has been issued.

7.3                                 Termination of Agreement.  The obligations of the parties to consummate the transactions contemplated herein may be terminated at any time prior to Closing as follows:

(a)                                  By mutual written consent of all parties hereto;

(b)                                 By Purchaser pursuant to written notice delivered to Seller prior to Closing if there has been a material violation or material breach by Seller of any of the agreements, covenants, representations or warranties contained in this Agreement which has not been waived in writing by Purchaser or has not been cured within ten (10) business days after receipt of written notice from Purchaser to Seller describing the nature of such violation or breach;

(c)                                  By Seller pursuant to written notice delivered to Purchaser prior to the Closing if there has been a material violation or material breach by Purchaser of any of the agreements, covenants, representations or warranties contained in this Agreement which has not been waived in writing by Seller or has not been cured within ten (10) business days after receipt of written notice from Seller to Purchaser describing the nature of such violation or breach;

(d)                                 If the Closing has not occurred by September 30, 2003, through no fault of the Purchaser, Purchaser may terminate its obligations under this Agreement by written notice to Seller;

(e)                                  If the Closing has not occurred by September 30, 2003, through no fault of Seller, Seller may terminate its obligations under this Agreement by written notice to Purchaser;

(f)                                    By Purchaser or Seller if the Bankruptcy Court enters an order approving any Alternative Transaction; or

(g)                                 By Purchaser pursuant to Section 3.4(c) or Section 4.1(c).

7.4                                 Consequences of Termination.  In the event of termination of this Agreement, (a) each party will return to the other all documents and materials obtained from the other in connection with the transactions contemplated by this Agreement, and will not use and will keep

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confidential all confidential information about the other party obtained pursuant to this Agreement, and (b) all obligations of the parties under this Agreement shall terminate, except that the obligations of the parties in this Section 7.4 and in Section 4.3 shall survive, and no party shall have any further obligation or liability to the other party or parties.

ARTICLE 8
CLOSING

8.1                                 Closing.  Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall be held at such place as the parties may agree at 10:00 a.m. (local time) on the fifth (5th) business day following the satisfaction of all conditions precedent to the consummation of the transactions contemplated by this Agreement (as set forth in Sections 7.1 and 7.2 of this Agreement), or such other date and time as the parties mutually agree upon in writing.  Such date of Closing is referred to herein as the “Closing Date”.  Purchaser and Seller agree to use reasonable efforts to obtain Bankruptcy Court approval for the consummation of the transactions contemplated by this Agreement and the confirmation of the Plan, as provided in Section 4.3.

8.2                                 Documents and Items to be Delivered by Seller.  Seller agrees to deliver the following documents and items, duly executed as appropriate, to Purchaser at the Closing:

(a)                                  Copies of the necessary orders of the Bankruptcy Court confirming the Plan and approving the performance by Seller of its obligations under this Agreement;

(b)                                 A Bill of Sale for the assignment and transfer of the Purchased Assets, in form and substance satisfactory to Purchaser;

(c)                                  Appropriate assignment documents, in recordable form as applicable, assigning Seller’s rights, titles and interests in and to the Real Property Leases, Ground Leases and Assumed Contracts;

(d)                                 Special Warranty Deeds of Seller in form satisfactory to Purchaser transferring the Owned Real Property;

(e)                                  All other agreements, documents, certificates and instruments required to be delivered to Purchaser at or prior to the Closing pursuant to this Agreement and such other agreements, documents, certificates and instruments as Purchaser may reasonably request as being necessary in order to effectuate the transactions contemplated by this Agreement;

(f)                                    Originals or certified copies of all Real Property Leases and Ground Leases and Assumed Contracts;

(g)                                 Plans, specifications, warranties and guarantees relating to the Purchased Assets; and

(h)                                 Titles, duly endorsed for transfer, to all titled Purchased Assets, including without limitation all titled trucks, trailers, fork-lifts and similar rolling stock.

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8.3                                 Documents to be Delivered by Purchaser.  Purchaser agrees to deliver the following documents or items, duly executed as appropriate, to Seller at the Closing:

(a)                                  Articles of Incorporation of Purchaser certified by the Secretary of State of Texas;

(b)                                 Bylaws of Purchaser certified by Purchaser’s corporate secretary.

(c)                                  Certificate of Good Standing of Purchaser dated no earlier than ten (10) days prior to the Closing Date;

(d)                                 Certified copies of resolutions adopted by the Board of Directors of Purchaser’s general partner authorizing it to enter into this Agreement and to consummate the transactions contemplated herein;

(e)                                  A certified bank cashier’s check or wire transfer in the cash amount due at Closing under Section 2.2 of this Agreement; and

(f)                                    All other agreements, documents, certificates and instruments required to be delivered to Seller at or prior to the Closing pursuant to this Agreement and such other agreements, documents, certificates, and instruments as Seller reasonably may request in order to effectuate the transactions contemplated under this Agreement.

ARTICLE 9
POST-CLOSING OBLIGATIONS

9.1                                 Further Documents and Assurances.  At any time and from time to time after the Closing Date, each party shall, upon request of another party, execute, acknowledge and deliver all such further and other assurances and documents, and will take such action consistent with the terms of this Agreement, as may be necessary and reasonably requested to carry out the transactions contemplated herein and to permit each party to enjoy its rights and benefits hereunder.  Any such action shall be solely at the expense of the party requesting it.

9.2                                 Survival of Representations and Warranties.  The representations and warranties of the parties set forth in Articles V and VI of this Agreement will not survive the Closing.

ARTICLE 10
GENERAL

10.1                           Counterparts.  This Agreement may be executed in counterparts and by different parties on different counterparts with the same effect as if the signatures thereto were on the same instrument.  This Agreement shall be effective and binding upon all parties hereto as of the date when all parties have executed a counterpart of this Agreement.  This Agreement may also

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be executed by facsimile signatures, which shall be deemed original signatures for purposes of execution of this Agreement.

10.2                           Exhibits.  Each Exhibit and Schedule delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement.

10.3                           Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given, when received, if delivered by hand, telegram, telex or telecopy, and, when deposited, if placed in the mails for delivery by certified mail, return receipt requested, postage prepaid, addressed to the appropriate party at his or its address set forth below (which addresses may be changed by written notice given pursuant to this Section 10.3; however, any such notice shall not be effective, if mailed, until three (3) working days after depositing in the mails or when actually received, whichever occurs first):

If to Purchaser to:	CIC-Buffet Partners, L.P.
c/o CIC-Buffet, L.L.C.
500 Crescent Court, Suite 250
Dallas, TX 75201
Fax No.:
Attention: Marshall Payne

with a copy to:
Haynes and Boone, LLP
901 Main Street, Suite 3100
Dallas, TX 75202
Fax No.: 214.651.5940
Attention: Mark X. Mullin and Tom D. Harris

If to Seller to:	FURR’S RESTAURANT GROUP
3001 E. President George Bush Hwy #200
Richardson, TX 75082
Fax No.: 972/808-5709
Attention: Gene Baldwin

with a copy to:
Bracewell & Patterson, L.L.P.
500 N. Akard, Suite 4000
Dallas, Texas 75201
Attention: Michael W. Tankersley

10.4                           Successors and Assigns.  Purchaser may assign this Agreement and/or its rights and obligations hereunder to one or more of its affiliates or new entity.  Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.  In the event that a Chapter 11 trustee should be appointed for Seller, or in the event that Seller’s Chapter 11 case should be converted to a case under Chapter 7, the obligations of Seller hereunder shall be

29

binding upon such trustee or successor Chapter 7 estate, and claims arising therefrom shall be entitled to treatment as administrative expense obligations.

10.5                           Expenses.  Except as otherwise provided herein, each party hereto shall each bear and pay for its own costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereby, including, without limitation, all fees and disbursements of attorneys, accountants and financial consultants incurred through the Closing Date.

10.6                           Entire Agreement.  This Agreement, together with the schedules, exhibits and the related written agreements specifically referred to herein, represents the only agreement among the parties concerning the subject matter hereof and supersedes all prior agreements whether written or oral, relating thereto.

10.7                           Modification and Waiver.  No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by all parties (in the case of amendments or modifications) or by the party to be charged thereby (in the case of waivers).  Any waiver shall be limited to the circumstance or event specifically referenced in the written waiver document and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any recurrence thereof.

10.8                           Publicity.  Seller and Purchaser agree to provide the other notice of and an opportunity to review and comment on any announcement to public officials or the press in any way relating to the transaction described herein.  Notwithstanding the foregoing, no Debtor shall issue any press release or make other disclosure regarding Purchaser, Purchaser’s general partner, any limited partner of Purchaser or any affiliate of the foregoing, other than merely disclosing Purchaser’s name, without the prior written consent of Purchaser’s general partner, which may be granted or withheld in such general partner’s sole discretion.

10.9                           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without regard to conflict of laws principles.

10.10                     Knowledge.  Whenever used in this Agreement, the phrases “to the knowledge of Seller,” “to the best knowledge of Seller,” “of which they have actual knowledge,” or other words of similar meaning, qualify and limit the statement or opinion in question to the actual present awareness and recollection of William Snyder, Gene Baldwin, Nancy Ellefson, Don Dodson or Michael Blasdell after reasonable inquiry.  Whenever used in this Agreement, the phrases “to the knowledge of Purchaser,” “to the best knowledge of Purchaser,” “of which they have actual knowledge,” or other words of similar meaning, qualify and limit the statement or opinion in question to the actual present awareness and recollection of the individuals named in the letter agreement between Purchaser and Seller of even date after reasonable inquiry.

10.11                     Benefit.  Except as set forth in Section 10.8, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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10.12                     Cumulative Remedies.  All rights and remedies of the parties hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

10.13                     Costs of Litigation.  The parties hereto agree that the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including, without limitation, attorneys’ fees and prejudgment interest.

10.14                     Jurisdiction.  During Debtors’ Bankruptcy Proceedings, any suit, action, or proceeding between the parties hereto relating to this Agreement or to any agreement, document or instrument delivered pursuant hereto or in connection with the transactions contemplated hereto, or in any other manner arising out of or relating to the transactions contemplated by or referenced in this Agreement shall be commenced and maintained exclusively in the United States Bankruptcy Court for the Northern District of Texas, Dallas division.  The parties hereto submit themselves unconditionally and irrevocably to the personal jurisdiction of such court.  Subsequent to Debtors’ Bankruptcy Proceedings, any suit, action, or proceeding between the parties hereto relating to this Agreement or to any agreement, document or instrument delivered pursuant hereto or in connection with the transactions contemplated hereto, or in any other manner arising out of or relating to the transactions contemplated by or referenced in this Agreement shall be commenced and maintained exclusively in the United States District Court for the Northern District of Texas, or if that court lacks jurisdiction over the subject matter, in a state court of competent subject matter jurisdiction sitting in Dallas County, Texas.  The parties hereto submit themselves unconditionally and irrevocably to the personal jurisdiction of such courts, as applicable.  The parties further agree that venue shall be in Dallas County, Texas.  The parties hereto irrevocably waive any objection to such personal jurisdiction or venue, including, but not limited to, the objection that any suit, action, or proceeding brought in Dallas County, Texas, has been brought in an inconvenient forum.

10.15                     Access to Records.  Purchaser agrees that it will maintain in reasonable order and condition the business records of Seller acquired pursuant to this Agreement for a period of not less than three (3) years from the Closing Date.  During such period, Purchaser will provide reasonable access to such records to Seller, to any trustee, corporate responsible person or other person or entity succeeding to the rights of Seller, to any other person designated by the Bankruptcy Court as being entitled to access to such records, and to the representatives and advisers of any such persons, during normal business hours upon not less than two business days’ prior written notice.

[Signature page follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed to be effective as of the day and year first above written.

SELLER:

CAFETERIA OPERATORS, L.P.
By:	Furr’s Restaurant Group, Inc.
Its general partner
Debtor in Possession,

By:
Name:
Title:

PURCHASER:

CIC-Buffet Partners, L.P.

By:	CIC-Buffet, L.L.C., its general partner,

By:
Name:
Title:

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WAIVER AGREEMENT

This Waiver Agreement (the “Waiver”) is made and entered into as of September 11, 2003 by and among Buffet Partners, L.P., a Texas limited partnership (“Purchaser”), Cafeteria Operators, L.P., Debtor in Possession, a Delaware limited partnership (“Seller”), Fleet National Bank as Administrative Agent for the Bank Group (“Fleet”) and the Official Committee of Unsecured Creditors (the “Committee”).  This Waiver is being executed and delivered pursuant to and, as to the obligations of Seller and Purchaser set forth herein, as an amendment to the Asset Sale and Purchase Agreement dated July 2, 2003 (the “Agreement”).  This Waiver will be an independently binding agreement as to Fleet and the Committee, who are not parties to the Agreement. All capitalized terms not defined herein shall have the meaning set forth in the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                       Purchaser waives as a condition to Closing pursuant to Section 7.1 of the Agreement, and releases and relinquishes any other claim or right it has or may have with respect to any actual or claimed breach of any provision of the Agreement, with respect to each of the following:

(a)                                  Any fact or circumstance described in the letter attached hereto as Exhibit A from Purchaser to Seller dated September 2, 2003 (the “September 2 Letter”) other than those referencing the requirements of Section 7.1(f) of the Agreement.

(b)                                 The failure of Seller to deliver the Non-Disturbance Agreements as required by Section 7.1(f) of the Agreement.

2.                                       Purchaser agrees that it has abandoned its requests for adjustments to the Purchase Price as set forth in the September 2 Letter; provided, however, Purchaser and Seller agree that notwithstanding the foregoing, the Purchase Price shall be adjusted at Closing pursuant to the working capital adjustment as set forth in Section 2.4 of the Agreement.

3.                                       Purchaser agrees that there are no remaining Material Objections to the title of the Purchased Assets pursuant to section 3.4 of the Agreement, and the Purchaser has no right to terminate the Agreement as contemplated by Section 3.4 of the Agreement.

4.                                       Seller waives as a condition to Closing pursuant to Section 7.1 of the Agreement, and releases and relinquishes any other claim or right it has or may have with respect to any actual or claimed breach of any provision of the Agreement, with respect to any fact or circumstance described in the letter attached hereto as Exhibit B from Seller to Purchaser dated September 2, 2003.

5.                                       Purchaser represents and warrants to the Seller that there is no fact, circumstance or condition of which it has actual knowledge which would cause, or which a reasonable person would expect to have a substantial likelihood to cause, any of the conditions to Closing set forth in Sections 7.1 or 7.2 of the Agreement not to be satisfied at Closing.  Seller represents and warrants to Purchaser to that there is no fact, circumstance or condition of which it has actual knowledge which would cause, or which a reasonable person would expect to have a substantial likelihood to cause, any of the conditions to Closing set forth in Sections 7.1 or 7.2 of the Agreement not to be satisfied at Closing.

6.                                       The Seller, Fleet and the Committee agree to support Option A as described in the Amended Joint Plan of Reorganization of the Debtors (the “Plan”) at the Confirmation Hearing and use their reasonable best efforts to close the transaction contemplated by Option A and the Agreement.  So long as (i) Purchaser is diligently proceeding to complete the Closing contemplated by the Agreement on the terms and conditions, and at the Purchase Price, set forth in the Agreement, and (ii) the Closing occurs on or before September 30, 2003, the Debtor waives any right it may have to terminate the Agreement, abandon the sale process set forth in the Agreement, or to pursue Option B under the Plan.

7.                                       Seller, Fleet and the Committee agree to, and will cause their affiliates, investment bankers, representatives and agents to, immediately cease any existing discussions or negotiations with any parties with respect to an alternative transaction (an “Alternative Transaction”) to the transaction contemplated by Option A, other than an Alternative Transaction to which Seller will not be a party that is expressly conditioned upon the failure of Purchaser to complete the transactions contemplated by the Agreement upon the terms and conditions set forth therein.  So long as Purchaser is diligently proceeding to complete the Closing contemplated by the Agreement on the terms and conditions, and at the Purchase Price, set forth in the Agreement, Seller, Fleet and the Committee will not, nor will they permit any of their affiliates, investment bankers, representatives or agents, directly or indirectly to (i) solicit, initiate or take any other action that could reasonably be expected either to facilitate or encourage the making of any proposal for an Alternative Transaction, or (ii) participate in any discussions or negotiations regarding any Alternative Transaction, in each case other than an Alternative Transaction to which Seller will not be party that is expressly conditioned upon the failure of Purchaser to complete the transactions contemplated by the Agreement upon the terms and conditions set forth therein.  No Alternative Transaction contemplated in this paragraph may involve Seller or its assets or employees in any diligence or investigation of Seller or its assets or operations.

8.                                       Purchaser hereby irrevocably releases Debtor, the Bank Group and the Committee, and their officers, directors, employees and agents, from any claim or cause of action arising out of any event or circumstance occurring before the date hereof, whether known or unknown, that Purchaser has against any of them arising from or relating to the Agreement or the auction process contemplated by Section 4.3 of the Agreement. Note.

9.                                       Except as expressly amended hereby, the Agreement remains in full force and effect as written.

10.                                 This Waiver may be executed in multiple counterparts, each of which shall constitute one and the same document.

11.                                 This Waiver shall be binding upon the parties hereto and their respective successors and assigns.

12.                                 Any term or provision of this Waiver that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

13.                                 This Waiver shall be governed by and construed in all respects by the laws of the State of Texas without reference to choice or conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Waiver as of the date first written above.

SELLER:

Cafeteria Operators, L.P.
By: Furr’s Restaurant Group, Inc.
Its general partner
Debtor in Possession,

By:	/s/ William K. Snyder
Name:	William K. Snyder
Title:	CEO

PURCHASER:

Buffet Partners, L.P.
By: Buffet G.P., L.L.C., its general partner

By:	/s/ Fouad Bashour
Name:	Fouad Bashour
Title:	Acting Vice President

Fleet National Bank as Administrative Agent for the Bank Group

By:	/s/ Brian Valenti
Name:	Brian Valenti
Title:	Vice President

The Official Committee of Unsecured Creditors

By:	/s/ William Kaye
Name:	WILLIAM KAYE
Title:	Chairperson

TRUST AGREEMENT

The COLP Creditors’ Trust

Dated: September       , 2003

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS AND TERMS
1.01	Certain Definitions
1.02	General Construction
1.03	Incorporation of Plan
ARTICLE II	THE TRUST
2.01	Creation of Name of Trust
2.02	Objectives
2.03	Purposes of Trust
2.04	Principal Office
2.05	Title to Trust Assets
2.06	Acceptance
2.07	Further Assurances
2.08	Incidents of Ownership
ARTICLE III	THE TRUSTEE
3.01	Number and Qualifications
3.02	Action by Trustee
3.03	Binding Nature of Trustee’s Action
3.04	Term of Service
3.05	Resignation
3.06	Removal
3.07	Appointment of Successor Trustee
3.08	Continuance of Trust
ARTICLE IV	POWERS OF TRUSTEE
4.01	Management Power
4.02	Distribution of Trust Assets in Payment of Trust Costs and Distributions to Beneficiaries
4.03	Bankruptcy Court Approval of Trustee’s Actions
4.04	Other Powers of Trustee
4.05	Trustee as “Estate Representative”
4.06	Costs and Compensation; Engagement of Professionals
4.07	Reliance by Trustee
ARTICLE V	OBLIGATIONS OF THE TRUSTEE
5.01	Consultation with Trust Committee
5.02	Consultation with Beneficiaries
5.03	Commingling of Trust Assets
5.04	Books, Records and Tax Returns
5.05	Investment Guidelines
5.06	Access to Information by Beneficiaries
5.07	United States Trustee Fees and Reports
5.08	No Implied Obligations
5.09	Unknown Property and Liabilities
5.10	Trust Costs
5.11	Discharge of Trustee
ARTICLE VI	TRUST COMMITTEE

6.01	Formation of the Trust Committee
6.02	Role of Trust Committee
6.03	Resignation of Trust Committee Member
6.04	Limitations on the Liability of the Trust Committee
6.05	Reimbursement of Trust Committee Expenses
ARTICLE VII	BENEFICIARIES AND BENEFICIAL INTERESTS
7.01	Allocation of Beneficial Interests to Holders of Allowed Class 5 Claims
7.02	Representation of Beneficial Interest
7.03	Trust Register
7.04	Limitations on the Liability of the Beneficiaries
ARTICLE VIII	DISTRIBUTION OF THE TRUST ESTATE
8.01	Establishment of Reserve
8.02	Distributions to Known Beneficiaries
ARTICLE IX	TAX MATTERS
9.01	Certain Income Tax Matters
9.02	Withholding
9.03	Allocation of Income and Losses
ARTICLE X	STANDARD OF CARE; INDEMNIFICATION OF THE TRUSTEE
10.01	Standard of Care
10.02	Indemnification
ARTICLE XI	SUPPLEMENTS AND AMENDMENTS TO TRUST AGREEMENT
11.01	Supplements and Amendments
11.02	Discretion as to Execution of Documents
11.03	Distribution of Documents
ARTICLE XII	TERMINATION
12.01	Duration
12.02	Distribution of Trust Assets
ARTICLE XII	MISCELLANEOUS
13.01	Trust Irrevocable
13.02	Bankruptcy of Beneficiaries
13.03	Beneficiaries Have No Legal Title to Trust Assets
13.04	Trust Agreement for Benefit of Parties Only
13.05	Notices
13.06
13.07	Severability
13.08	Amendments, Waivers, etc
13.09	Counterparts
13.10	Binding Effect, etc
13.11	Headings; References
13.12	Governing Law
13.13	Consent to Jurisdiction
13.14	Transferee Liabilities

TRUST AGREEMENT
The COLP Creditors’ Trust

This Trust Agreement, dated as of September            , 2003 (as from time to time amended, supplemented or otherwise modified in accordance with the terms hereof, this “Trust Agreement” or “Agreement”), by and between Cafeteria Operators, L.P., Furr’s Restaurant Group, Inc., Cavalcade Foods, Inc. and Furr’s/Bishops Cafeterias, L.P., debtors in possession (collectively, “Debtors” or “COLP”), for the benefit of the Beneficiaries (as defined herein), entitled to the Trust Assets (as defined herein), and William Kaye, as Trustee (“Trustee”).

RECITALS

WHEREAS, on January 3, 2003, the Debtors filed with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”) a voluntary petition for relief under Chapter 11 of the Bankruptcy Code commencing Case Nos. 03-30190-HDH-11,03-30185-HDH-l1,03-30194-HDH-l1 and 03-30179-HDH-l1 (the “Bankruptcy Cases”);

WHEREAS, on July 25, 2003, the Debtors, the Official Committee of Unsecured Creditors (the “Committee”), and Fleet National Bank, as Administrative Agent for the secured lenders (“Fleet”) (the Debtors, the Committee and Fleet shall be referred to collectively as the “Proponents”), filed the Amended Joint Plan of Reorganization for the Debtors, as amended and modified, (the “Plan”) which was confirmed by the Bankruptcy Court on September 16, 2003, pursuant to the Order Confirming Amended Joint Plan of Reorganization for the Debtors, as Amended (the “Confirmation Order”);

WHEREAS, this Trust Agreement is the “Trust Agreement” under the Plan that is executed in order to facilitate implementation of the Plan; and

WHEREAS, under the terms of the Plan and the Confirmation Order, the “Trust Assets” (defined herein as the “Trust Assets”) are to be transferred to the Trust created and evidenced by this Trust Agreement so that (i) the Trust Assets can be held in trust for the benefit of the Beneficiaries (as hereinafter defined) entitled thereto as a liquidating trust in accordance with Treasury Regulation Section 301.7701-4(d) for the objectives and purposes set forth herein and in the Plan; (ii) the Claims can be resolved; (iii) the Trust Assets can be liquidated; (iv) distributions may be made to the Beneficiaries in accordance with the Plan; and (v) administrative services relating to the activities of the Trust and relating to the implementation of the Plan can be performed by the Trustee.

DECLARATION OF TRUST

NOW, THEREFORE, in order to declare the terms and conditions hereof, and in consideration of the premises and the mutual agreements herein contained, the confirmation of the Plan and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtors and the Trustee have executed this Trust Agreement for the

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benefit of the Beneficiaries entitled to share in the Trust Assets and, at the direction of such Beneficiaries (because the Transfer of title to undivided interests in each of the Trust Assets to such Beneficiaries, and the transfer of such interests by such Beneficiaries to the Trust, would be impractical), absolutely and irrevocably hereby assign to the Trustee and his successors or assigns in trust, all right, title and interest of Debtors in and to the Trust Assets as provided for in the Plan.

TO HAVE AND TO HOLD unto the Trustee and his successors or assigns in trust, under and subject to the terms and conditions set forth herein and for the benefit of the Beneficiaries, and for the performance of and compliance with the terms hereof and of the Plan; provided, however, that upon termination of the Trust in accordance with Article XII hereof, this Trust Agreement shall cease, terminate, and be of no further force and effect, unless otherwise specifically provided herein.

IT IS FURTHER COVENANTED AND DECLARED that the Trust Assets conveyed hereby are to be strictly held and applied by the Trustee subject to the specific terms set forth below.

ARTICLE I

DEFINITIONS AND TERMS

1.01                           Certain Definitions. Unless the context shall otherwise require and except as contained in this Section 1.01 or as otherwise defined herein, the capitalized terms used herein shall have the respective meanings assigned thereto in the “Definitions,” Section 1.1 of the Plan or if not defined therein, shall have the meanings assigned thereto in the applicable Section of the Plan.  For all purposes of this Trust Agreement, the following terms shall have the following meanings:

(a)                                  “Available Cash” means Trust Cash less any Trust Cash held in the Operating Reserve.

(a)                              “Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, presiding over the Debtors’ bankruptcy proceedings, Case No. 03-30179-HDH-l1, 03-30190-HDH-l1, 03-30194-HDH-l1, 03-30185-HDH-l1 (Jointly Administered under Case No. 03-30179-HDH-l1) of such other court as may obtain jurisdiction of the Bankruptcy Cases.

(b)                             “Beneficial Interests” means the beneficial interests in the Trust Assets that shall be allocated to the Beneficiaries pursuant to Article VII of this Trust Agreement.

(c)                              “Beneficiaries” means the Allowed General Unsecured Creditors under Class 5 of the Plan, together with their permitted successors and assigns.

(d)                             “Disputed Claims” means the Claims of General Unsecured Creditors under Class 5 that have not been allowed or disallowed by a Final Order of the Bankruptcy Court or that have not been otherwise agreed to by the Trustee.

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(e)                              “Known Beneficiaries” means General Unsecured Creditors under Class 5 whose claims have been Allowed.

(f)                                “Operating Reserve” means that certain reserve of Trust Cash to be established by the Trustee pursuant to this Trust Agreement.

(g)                             “Trust” means The COLP Creditors’ Trust under the Plan, which is the Trust established by this Trust Agreement.

(h)                             “Trust Agreement” means this Agreement.

(i)                                 “Trust Assets” means all property, rights and privileges conveyed, assigned or otherwise transferred to the Trust or succeeded to by the Trust, including the “Trust Assets” under the Plan, plus all Trust Cash and any other payment deposited or required to be deposited with the Trustee and any investments of any such amounts.

(j)                                 “Trust Cash” means all cash received and held by the Trust, including $1,750,000.00 transferred to the Trust on the Effective Date of the Plan.

(k)                              “Trust Committee” means that committee established under Article VI of this Agreement.

(l)                                 “Trust Cost” means the costs, expenses, liabilities and obligations incurred by the Trust and the Trustee in accordance with this Agreement or the Plan in administering and conducting the affairs of the Trust, and otherwise carrying out the terms of the Trust and the Plan on behalf of the Trust, including without limitation, any taxes owed by the Trust, the fees and expenses of the Trustee and professionals retained by the Trust or Trustee in accordance with Section 4.05(b) of this Agreement and the expenses and obligations otherwise defined as a Trust Cost in this Agreement.

(m)                           “Trustee” shall mean “Trustee” under the Plan and is William Kaye, the Trustee under this Trust Agreement.

1.02                           General Construction. As used in this Trust Agreement, the masculine, feminine and neuter genders, and the plural and singular numbers shall be deemed to include the others in all cases where they would apply. “Includes” and “including” are not limiting, and “or” is not exclusive.  References to “Articles”, “Sections” and other subdivisions, unless referring specifically to the Plan or provisions of the Bankruptcy Code, the Bankruptcy Rules, or other law, statute or regulation, refer to the corresponding Articles, Sections, and other subdivisions of this Trust Agreement, and the words “herein,” “hereafter,” and words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section, or subdivision of this Trust Agreement.

1.03                           Incorporation of Plan. The Plan is hereby incorporated into this Trust Agreement and made a part hereof by this reference.

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ARTICLE II
THE TRUST

2.01                           Creation of Name of Trust. The Trust is hereby created and shall be called the “COLP Creditors’ Liquidation Trust.” The Trustee shall be empowered to conduct all business and hold all property constituting the Trust Assets in such name.

2.02                           Objectives. The Trust established pursuant to this Trust Agreement is for the purpose of satisfying Claims under the Plan, by liquidating the Trust Assets transferred to it.  The Trust shall have no objective of continuing or engaging in any trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust. The purpose of the Trust is to provide a mechanism for the liquidation of the Trust Assets, and to distribute the proceeds thereof, net of all claims, expenses, charges, liabilities, and obligations of the Trust, to the Beneficiaries holding certain Allowed Class 5 Claims in accordance with the terms of the Plan. No business activities will be conducted by the Trust other than those associated with or related to the liquidation of the Trust Assets. It is intended that the Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of section 301.770l-4(d) of the Treasury Regulations. In furtherance of this objective, the Trustee shall, in his business judgment, make continuing best efforts to (i) dispose of or liquidate the Trust Assets and resolve claims, (ii) make timely distributions as determined by the Trustee and approved by the Bankruptcy Court, and (iii) not unduly prolong the duration of the Trust, in accordance with this Trust Agreement.

2.03                         Purposes of Trust. The purposes of the Trust include, but are not limited to the following:

(a)                                  to make payments to holders of Allowed Class 5 Claims as are required under the terms of the Plan and this Trust Agreement;

(b)                                 to marshal, liquidate, sell, abandon, and distribute the Trust Assets and proceeds thereof in an expeditious but orderly manner in accordance with the terms of the Plan and this Trust Agreement;

(c)                                  to perform the functions and take the actions provided for or permitted by this Trust Agreement and the Plan and in any other agreement executed by the Trustee for the Trust pursuant to the Plan;

(d)                                 to prosecute, settle, release, or abandon the Third Party Claims (as defined in the Plan) and other causes of action transferred and assigned to the Trust under the Plan as Trust Assets and to distribute the proceeds of any recoveries thereon in accordance with the terms of the Plan and this Trust Agreement; and

(e)                                  to reconcile, object to, prosecute, or settle all Claims against the Debtor under Class 5 of the Plan for purposes of determining the appropriate amount of distributions to be made hereunder to the Beneficiaries under the terms and conditions set forth in the Plan and this Trust Agreement.

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2.04                           Principal Office.  The principal office of the Trust shall be maintained by the Trustee at the following address: William Kaye, Trustee COLP Creditors Liquidation Trust, c/o JLL Consultants, 31 Rose Lane, East Rockaway, New York 11518.

2.05                           Title to Trust Assets.  Until the Trust terminates pursuant to the terms hereof, legal title to the Trust Assets and all property contained therein shall be vested at all times in the Trust as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Trust Assets to be vested in a Trustee, in which case title shall be deemed to be vested in the Trustee, solely in his capacity as Trustee.  For purposes of such jurisdictions, the term Trust, as used herein or in the Plan, shall be read to mean the Trustee.

2.06                           Acceptance.  The Trustee accepts the Trust imposed by this Trust Agreement and agrees to observe and perform that Trust, on and subject to the terms and conditions set forth herein and in the Plan.

2.07                           Further Assurances.  The Debtors and any successors thereof will, upon reasonable request of the Trustee, execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or proper to transfer to the Trustee any portion of the Trust Assets intended to be conveyed hereby in the form and manner provided for in the Plan and to vest in the Trustee the powers, instruments or funds in trust hereunder.

2.08                           Incidents of Ownership.  The Beneficiaries shall be the sole beneficiaries of the Trust and the Trustee shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein.

ARTICLE III

THE TRUSTEE

3.01                           Number and Qualifications.  There is one Trustee of the Trust.  The Trustee is William Kaye, the person appointed by the Bankruptcy Court as Trustee in the Confirmation Order.  The Trustee shall give a bond or a surety to the extent required by the Bankruptcy Court in the Confirmation Order.  All costs and expenses of procuring any such bond shall be paid as a Trust Cost.  The Trustee shall be entitled to engage in such other activities as the Trustee deems appropriate that are not in conflict with the interests of the Trust.

3.02                           Action by Trustee.  The Trust shall be managed by the Trustee as set forth in this Trust Agreement.

3.03                           Binding Nature of Trustee’s Action.  All actions taken and determinations made by the Trustee hereunder in accordance with the provisions of the Plan or this Trust Agreement shall be final and binding upon any and all Beneficiaries.

3.04                           Term of Service.  The Trustee shall serve as the Trustee for the duration of the Trust, subject to earlier death, resignation, or removal.

3.05                           Resignation.  The Trustee may resign as Trustee of the Trust by an instrument in writing delivered to the Bankruptcy Court and Beneficiaries at least 60 days before the proposed effective date of resignation.  The Trustee shall continue to serve as Trustee after the delivery of

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the Trustee’s resignation until the proposed effective date, unless the Trustee consents to an earlier effective date, which shall be the date of appointment of a successor Trustee in accordance with Section 3.07 hereof becomes effective.

3.06                           Removal.  The Trustee may be removed from office (i) for willful fraud or willful misconduct in connection with the affairs of the Trust, (ii) for such physical or mental disability as substantially prevents the Trustee from performing the duties of Trustee hereunder, (iii) by a vote of 67% in number of the Known Beneficiaries, or (iv) for cause, which shall include a breach of fiduciary duty other than as specified in the foregoing clauses (i) and (ii), and in each case, upon Order and finding of the Bankruptcy Court.

3.07                           Appointment of Successor Trustee.

(a)                                  Appointment of Successor Trustee.  In the event of a vacancy by reason of the death or removal of the Trustee or prospective vacancy by reason of resignation, a successor Trustee shall be appointed by the Bankruptcy Court.  The Bankruptcy Court shall appoint a successor Trustee as soon as practicable, but in any event within 60 days after the occurrence of the vacancy or, in the case of resignation, at least 40 days before the proposed resignation.  The Trust Committee shall have the right to nominate a successor trustee for appointment by the Bankruptcy Court.

(b)                                 Vesting of Rights in Successor Trustee.  Every successor Trustee appointed hereunder shall execute, acknowledge, and deliver to the Trust, the retiring Trustee, and file with the Bankruptcy Court, an instrument accepting such appointment subject to the terms and provisions hereof.  The successor Trustee shall provide a bond or surety to the extent required by the Bankruptcy Court.  The successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, except that the successor Trustee shall not be liable for the acts or omissions of the retiring Trustee.  In no event shall the retiring Trustee be liable for the acts or omissions of the successor Trustee.

3.08                           Continuance of Trust.  The death, resignation, or removal of the Trustee shall not operate to terminate the Trust created by this Trust Agreement or to revoke any existing agency (other than any agency of the Trustee as the Trustee) created pursuant to the terms of this Trust Agreement or invalidate any action taken by the Trustee.  In the event of the resignation or removal of the Trustee, the Trustee shall promptly (i) execute and deliver by the effective date of resignation or removal such documents, instruments, and other writings as may be reasonably requested by the successor Trustee to effect the termination of the resigning or removed Trustee’s capacity under this Trust Agreement and the conveyance of the Trust Assets then held by the resigning or removed Trustee to the successor Trustee;  (ii) deliver to the successor Trustee all non-privileged documents, instruments, records, and other writings relating to the Trust as may be in the possession or under the control of the resigning or removed Trustee, provided, the resigning or removed Trustee shall have the right to make and retain copies of such documents, instruments, records and other writings delivered to the successor Trustee and the cost of making such copies shall be a Trust Cost to be paid by the Trust; and (iii) otherwise assist and cooperate in effecting the assumption of the resigning or removed Trustee’s obligations and functions by the successor Trustee, provided that the fees and expenses of such assistance and cooperation

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shall be paid to the resigning or removed Trustee by the Trust as a Trust Cost.  The resigning or removed Trustee hereby irrevocably appoints the successor Trustee as its attorney-in-fact and agent with full power of substitution for it and its name, place and stead to do any and all acts that such resigning or removed Trustee is obligated to perform under this Section 3.08.  Such appointment shall not be affected by the subsequent disability or incompetence of the Trustee making such appointment.

ARTICLE IV

POWERS OF TRUSTEE

4.01                           Management Power.  The Trustee shall have control and authority over the Trust Assets, over the management and disposition thereof, and over the management of the Trust to the same extent as if the Trustee were the sole owner thereof in his own right.

4.02                           Distribution of Trust Assets in Payment of Trust Costs and Distributions to Beneficiaries.  The Trustee shall have control of the Trust Assets, including the payment of Trust Costs in accordance with the provisions hereof.  The Trustee is authorized to pay any Trust Cost, within his discretion and as otherwise provided herein, up to $5,000.  Any Trust Cost exceeding $5,000, must be pre-approved in writing by at least one (1) member of the Trust Committee, unless payment of such Trust Cost is required by a court order in which case no pre-approval is required.  All disbursements of Trust Cash in excess of $5,000 (whether in payment of Trust Costs or distributions to Beneficiaries) shall require the dual signatures of the Trustee and one (1) member of the Trust Committee.

4.03                           Bankruptcy Court Approval of Trustee’s Actions.

(a)                                  Except as provided in the Plan or otherwise specified in the Trust Agreement, the Trustee need not obtain the order or approval of the Bankruptcy Court in the exercise of any power, rights, or discretion conferred hereunder, or account to the Bankruptcy Court.  The Trustee shall exercise his business judgment for the benefit of the Beneficiaries in order to maximize value of the Trust Assets and distributions, giving due regard to the cost, risk and delay of any course of action.

(b)                                 Notwithstanding the foregoing, the Trustee, in his sole discretion, shall have the right to submit to the Bankruptcy Court any question or questions regarding which the Trustee may desire to have explicit approval of the Bankruptcy Court for the taking of any specific action proposed to be taken by the Trustee with respect to the Trust Assets, this Trust, this Trust Agreement, the Plan, or the administration and distribution of the Trust Assets.  The Bankruptcy Court shall retain jurisdiction for such purposes and shall approve or disapprove any such proposed action upon motion by the Trustee.

(c)                                  Unless otherwise directed by the Bankruptcy Court, notice of any motion by the Trustee under any provision of this Trust Agreement need only be given to the Trust Committee, Beneficiaries, the U.S. Trustee, counsel to the Debtors and any person or entity named in the motion.  Any such proposed action submitted to the Bankruptcy Court for approval by motion may be approved by the Bankruptcy Court if no person having standing to do so objects to such motion within 20 days of service of the motion.  If there are objections by any person having

11

standing to object to such action by the Trustee, the Bankruptcy Court shall approve or disapprove such action after hearing.  Upon approval of a proposed action by the Bankruptcy Court by Order, the Trustee shall be authorized to take the proposed action without any liability with respect thereto.  If such action is not approved by the Bankruptcy Court,  the Trustee shall not take such action, without any liability with respect thereto.

(d)                                 The Trustee may not abandon any of the Trust Assets without (i)(a) the unanimous approval of the Trust Committee, and (b) written consent of at least 67% in number of the Beneficiaries, or (ii) the approval of the Bankruptcy Court following notice to, and opportunity to object by, the Beneficiaries.

4.04                           Other Powers of Trustee.

In Connection with the management and use of the Trust Assets and administration of the Trust, the Trustee’s powers, except as otherwise expressly limited in this Trust Agreement or the Plan, shall include, but not be limited to, the following:

(a)                                  to accept, preserve and protect the Trust Assets;

(b)                                 to review, reconcile, settle, object to, or request estimation under § 502(c) of the Bankruptcy Code of, Class 5 Claims against Debtors, and to succeed to the Debtors’ rights in the pursuit of any pending objections, estimation requests or any other proceedings relating to the allowance or disallowance of any Class 5 Claims after the Effective Date;

(c)                                  to investigate, evaluate (based on the merits, cost, potential benefit including ability to collect, litigation rights and delay of pursuing such action) and if appropriate, prosecute, settle, or abandon the claims or causes of action transferred to the Trust under the Plan;

(d)                                 to make or cause to be made distributions of Trust Cash in accordance with the terms of this Trust Agreement and the Plan;

(e)                                  to manage, liquidate, sell, assign, transfer, or deal in any other manner with the Trust Assets or any part thereof or any interest therein;

(f)                                    to purchase insurance with such coverage and limits as it deems desirable, including, without limitation, insurance covering liabilities of the Trustee or employees, agents, and professionals of the Trust incurred in connection with their services to the Trust with insurance coverage during the term of the Trust and after termination of the Trust;

(g)                                 to, on behalf of the Trust and Trustee, appoint, engage, employ, supervise, and compensate employees, and other Persons as may be necessary or desirable, including managers, consultants, accountants, technical, financial, real estate, or investment advisors or managers, attorneys, agents or brokers, corporate fiduciaries, or depositories (“Professionals”);

(h)                                 to open and take all actions with respect to bank accounts on behalf of and in the name of the Trust;

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(i)                                     to invest and reinvest Trust Cash, pending distribution, and to liquidate such investments;

(j)                                     to engage in all acts that would constitute ordinary performance of the obligations of a trustee under a liquidating trust, and to file all returns of the Trust as a grantor trust for the Beneficiaries pursuant to Treasury Regulation Section 1.671-4(a) or (b) and any other tax returns that may be required with respect to the Trust;

(k)                                  to determine the manner of ascertainment of income and principal, and the apportionment of income and principal, and the apportionment between income and principal of all receipts and disbursements, and to select an annual accounting period, for the Trust;

(l)                                     to appear and to participate in any proceeding before the Bankruptcy Court with respect to any matter regarding or relating to the Trust or the Trust Assets;

(m)                               to establish such funds, reserves and accounts within the Trust Assets, as deemed by the Trustee in his discretion, upon consultation with the Trust Committee, to be useful in carrying out the purposes of the Trust;

(n)                                 to sue, defend and participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceeding;

(o)                                 to consult with the Trust Committee and/or the Known Beneficiaries at such times and with respect to such issues relating to the conduct of the Trust as the Trustee considers desirable and in accordance with the terms of the Trust Agreement;

(p)                                 to pay all fees, expenses, debts and liabilities of the Trust, including Trust Costs;

(q)                                 to execute, deliver and perform such other agreements and documents and to take or cause to be taken any and all such other actions as it may deem necessary or desirable to effectuate and carry out the purposes of this Trust Agreement;

(r)                                    to undertake any action or perform any obligation provided for or required by the Plan of the Trustee;

(s)                                  to terminate this Trust, with Bankruptcy Court approval; and

(t)                                    to exercise such other powers and duties as necessary or appropriate in the discretion of the Trustee to accomplish the purposes of the Trust as set forth herein and in the Plan.

4.05                           Trustee as “Estate Representative”.  The Trustee will directly and indirectly be an “Estate Representative” as that term is used in Section 1107 of the Bankruptcy Code, with all rights and powers attendant thereto, in addition to all rights and powers granted in the Plan and in this Trust Agreement.  The Trustee will be the successor-in-interest to the Debtors with respect to any action pertaining to the Trust Assets, which was or could have been commenced by the Debtors prior to the Effective Date, except as otherwise provided in the Plan.  All actions,

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claims, rights or interest constituting Trust Assets are preserved and retained and may be enforced by the Trustee as an Estate Representative.

4.06                           Costs and Compensation; Engagement of Professionals.

(a)                                  Costs and Compensation.

(i)                                     Compensation of Trustee. As compensation for services as Trustee hereunder, and any other services rendered by the Trustee in connection with the Plan or this Trust Agreement, the Trustee shall receive the following compensation, which shall constitute a Trust Cost that shall be paid by the Trust:

(aa)                            $12,500.00 per month for the first 12 months after the Effective Date of the Plan;

(bb)                          $10,000.00 per month for the second 12 months after the Effective Date of the Plan; and

(cc)                            $7,500 per month for the balance of the term of the Trust, unless otherwise modified by the Bankruptcy Court.

(ii)                                  Compensation of Successor Trustee.  Compensation of any successor Trustee shall be determined prior to the time of such Trustee’s appointment by the unanimous consent of the Trust Committee or, alternatively, the Bankruptcy Court.  The compensation and expenses of the Trustee shall constitute a Trust Cost that will be paid by the Trust.

(iii)                               Expense Reimbursements.  All reasonable expenses of the Trustee and the Trust Committee in the performance of their respective duties hereunder, shall be reimbursed as a Trust Cost paid by the Trust.

(b)                                 Professionals.

(i)                                     Engagement of Professionals.  Upon consultation with the Trust Committee, the Trustee may engage any Professional without the prior consent of the Known Beneficiaries.

(ii)                                  Fees and Expenses of Professionals.  Subject to the terms of Section 4.02 of this Agreement, the Trustee shall pay the reasonable fees and expenses of Professionals as a Trust Cost without prior approval of the Bankruptcy Court.  The Trustee will have the duty and responsibility for reviewing and approving such fees and expenses.  Professionals retained by the Trustee shall provide statements with detailed records of time spent and expenses incurred.

4.07                           Reliance by Trustee.  Subject to the terms Section 4.02 of this Agreement, the Trustee may rely, and shall be fully protected in acting or refraining from acting, on any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document that the Trustee has no reason to believe to be other than genuine

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and to have been signed or presented by the proper party or parties or, in the case of facsimiles, to have been sent by the proper party or parties, and the Trustee may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein.  The Trustee may consult with counsel, and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustee in accordance therewith.  The Trustee shall have the right at any time to seek instructions from the Trust Committee, the Bankruptcy Court or any other court of competent jurisdiction concerning the Trust Assets, this Trust Agreement, the Plan, or any other document executed in connection therewith, and any such instructions given shall be full and complete authorization in respect of any action taken or not taken by the Trustee in accordance therewith.

ARTICLE V

OBLIGATIONS OF THE TRUSTEE

5.01                           Consultation with Trust Committee.  The Trustee shall consult in good faith with the Trust Committee, from time to time as appropriate based on the circumstances and as otherwise required herein, regarding all material issues affecting the Trust, including the resolution of claims, the settlement of litigation and the disposition of Trust Assets.

5.02                           Consultation with Beneficiaries.  The Trustee shall have the right, but not the obligation, to consult in good faith with the Beneficiaries regarding all material issues affecting the Trust, including the resolution of Claims, the settlement of litigation and the disposition of Trust Assets.

5.03                           Commingling of Trust Assets.  The Trustee shall not commingle any of the Trust Assets with his own property or the property of any other Person.

5.04                           Books, Records and Tax Returns.  The Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all monies under this Trust Agreement.

(a)                                  Monthly Reports.  The Trustee shall cause to be prepared and delivered to the Trust Committee within 30 days after the end of each calendar month (for each monthly period) commencing with the month ending October 31, 2003, financial statements of the Trust as of the end of and for such periods, including (i) a statement of assets and liabilities, (ii) a statement of cash receipts and disbursements, (iii) a schedule, summarizing by type of investment and asset, all acquisitions and dispositions, and (iv) a summary listing of the status of the disposition of Trust Assets.  In addition, such financial statements shall contain for such fiscal year the following supplementary information: (A) a statement of the Beneficial Interests outstanding, (B) the amount of distributions to Beneficiaries, and (C) a schedule of expenses of the Trust, including Trust Costs.  The Trustee shall likewise cause to be prepared and delivered to the Trust Committee, during the same time period set forth above, a status report of all litigation initiated by the Trust.

(b)                                 Quarterly Reports.  The Trustee shall cause to be prepared and delivered to the Known Beneficiaries within 90 days after the end of each quarterly period (for such quarterly period) commencing with the quarterly period ending December 31, 2003, financial statements

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of the Trust as of the end of and for such periods, including (i) a statement of assets and liabilities, (ii) a statement of cash receipts and disbursements, (iii) a schedule, summarizing by type of investment and asset, all acquisitions and dispositions, and (iv) a summary listing of the status of the disposition of Trust Assets.  In addition, such financial statements shall contain for such fiscal year the following supplementary information: (A) a statement of the Beneficial Interests outstanding, including identification by names and amount of claims of the Known Beneficiaries, (B) the amount of distributions to Beneficiaries, and (C) a schedule of expenses of the Trust, including Trust Costs.  The Trustee shall likewise cause to be prepared and delivered to the Known Beneficiaries, during the same time period set forth above, a status report of all litigation initiated by the Trust.

(c)                                  Records.  The Trustee shall maintain records and books of account relating to the Trust Assets, the management thereof and all transactions undertaken by the Trustee.  The Trustee shall also maintain records and books of account relating to all distributions contemplated under the Plan and this Trust Agreement.

5.05                           Investment Guidelines.  Trust Cash held pending distribution, including Trust Cash held in reserves, shall, to the extent permitted by applicable law, be invested by the Trustee in (i) direct obligations of, or obligations guaranteed by, or obligations secured by, the United States of America (including without limitation United States Treasury Bills), (ii) obligations of any agency or corporation that is or may hereafter be created by or pursuant to an Act of the Congress of the United States as an agency or instrumentality thereof, or (iii) demand deposits or short-term certificates of deposit at any bank or financial institution approved by the U.S. Trustee.  However, the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation section 301.7701-4(d) may be permitted to hold, pursuant to any amendment or addition to the Internal Revenue Code or to the Treasury Regulations, or any modification in IRS guidelines whether set forth in IRS rulings, other IRS pronouncements, or otherwise.  Such investments shall mature in such amounts and at such times as, in the judgment of the Trustee at the times such investments are made, are necessary, or are desirable with a view to providing funds when needed to make payments from the Trust Assets.  Any investment purchased with the Trust Assets shall be deemed a part of the Trust Assets.  All interest distributions, dividends and proceeds received by the Trustee in respect of such investments shall be a part of the Trust Assets.

5.06                           Access to Information by Beneficiaries.  Subject to confidentiality and privilege concerns, each Beneficiary shall have access to the business records of the Trust for the purpose of obtaining information relating to the management of Trust Assets for any purpose reasonably related to the interests generally of the Beneficiaries, so long as access is reasonably exercised during normal business hours (after at least three business days’ notice to the Trustee).  Notwithstanding the foregoing, in the event of any dispute or controversy between a Beneficiary and the Trustee or Trust, such Beneficiary must follow the discovery provisions provided by the Bankruptcy Rules, and may not exercise the rights provided by this section in lieu of legal discovery.  Nothing herein contained is intended to restrict any Beneficiary from access to the business records of the Trustee, which the Trustee, in its discretion elects to provide.

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5.07                           United States Trustee Fees and Reports.  After the Effective Date, the Trust shall pay as a Trust Cost, all fees incurred under 28 U.S.C. § 1930(a)(6) by reason of the Trust’s disbursements until the Chapter 11 Case is closed.  After the Confirmation Date, the Trust shall prepare and serve on the Office of the U.S. Trustee such quarterly disbursement reports for the Trust as required by the U.S. Trustee for as long as the Chapter 11 Case remains open.

5.08                           No Implied Obligations.  No other or further covenants or obligations of the Trustee shall be implied into this Trust Agreement.  The Trustee shall not be responsible in any manner whatsoever for the correctness of any recital, statement, representation, or warranty herein, or in any documents or instrument evidencing or otherwise constituting a part of the Trust Assets.

5.09                           Unknown Property and Liabilities.  The Trustee shall be responsible for only that property delivered to it, and shall have no duty to make, nor incur any liability for failing to make, any search for unknown property or unknown claims of Beneficiaries.

5.10                           Trust Costs. Subject to Section 4,02, the Trustee shall pay from the Trust Assets all Trust Costs when due in full, or provide for payment of all Trust Costs in full through reserve, prior to making distributions to any Beneficiaries.

5.11                           Discharge of Trustee.

(a)                                  Statement of Discharge.  The Trustee shall, upon termination of the Trust or upon the Trustee’s resignation or removal, render a statement of discharge containing the following information: (i) the Trust Assets originally charged under the Trustee’s control, (ii) a summarized accounting, in sufficient detail, of all purchases, sales, gains, losses, and income in connection with the Trust during the Trustee’s term of service, (iii) the ending balance of all assets and funds of the Trust as of the date of discharge, and (iv) a status report of all pending litigation involving the Trust.

(b)                                 Approval of Statement of Discharge. The statement of discharge required by Section 5.11 (a) hereof shall be presented to the Bankruptcy Court for approval.  Upon approval by the Bankruptcy Court, the withdrawing Trustee shall be discharged from all liability to the Trust, Beneficiaries and all Persons for acts or omissions in the Trustee’s capacity as the Trustee or in any other capacity contemplated by this Trust Agreement or the Plan.  The expenses of any accounting, including, but not limited to any statement of discharge hereunder and obtaining approval from the Bankruptcy Court, shall be a Trust Cost.

ARTICLE VI

TRUST COMMITTEE

6.01                           Formation of the Trust Committee.  The Trust Committee shall be comprised of three (3) Beneficiaries and shall be established on the Effective Date.  The initial Trust Committee shall be comprised of The Loomis Agency, Coca Cola Company and                                           ,

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6.02                           Role of Trust Committee.  Except where the Trust Committee’s consent is specifically required in this Agreement, the Trust Committee shall serve in an advisory role to the Trustee in the performance of his duties.

6.03                           Resignation of Trust Committee Member.  If, during the term of the Trust, a Trust Committee member resigns or is otherwise replaced, the Trustee, with the unanimous consent of the remaining Trust Committee members, shall appoint a replacement member to serve on the Trust Committee, subject to the terms hereof.  Any replacement member must be a Beneficiary of the Trust.

6.04                           Limitations on the Liability of the Trust Committee.  The Trust Committee shall not have any liability for the performance of this Trust Agreement or for the actions or inaction of the Trustee or the Trust, except as expressly set forth herein.

6.05                           Reimbursement of Trust Committee Expenses.  The Trustee shall reimburse as a Trust Cost the reasonable expenses of any member of the Trust Committee incurred in the performance of services under this Agreement or as otherwise required in fulfilling the role of Trust Committee member.

ARTICLE VII

BENEFICIARIES AND BENEFICIAL INTERESTS

7.01                           Allocation of Beneficial Interests to Holders of Allowed Class 5 Claims.  The Trustee shall allocate to each member of the Allowed General Unsecured Creditors under Class 5 of the Plan, a Beneficial Interest in the Trust equal to the ratio that the amount of each member’s Allowed Claim under Class 5 bears to the total amount of the Allowed Claims under Class 5 (herein “Creditor Cash Sharing Ratio”).

7.02                           Representation of Beneficial Interest.  The Beneficial Interests shall be uncertificated.  The Beneficial Interests shall be represented by appropriate book entries in the Trust Register.

7.03                           Trust Register.

(a)                                  Register of Beneficial Interests.  The Trustee shall note each Beneficiary’s Creditor Cash Sharing Ratio and each distribution made to each Beneficiary in the Trust Register.

(b)                                 Location of Trust Register.  The Trustee shall cause the Trust Register to be kept at the office of the Trustee or at such other place or places that shall be designated by the Trustee from time to time, including the offices of the Trustee’s Professionals.

(c)                                  Access to Register by Beneficiaries.  The Beneficiaries and their duly authorized representatives shall have the right, upon reasonable prior written notice to the Trustee, and in accordance with reasonable regulations prescribed by the Trustee, to inspect and at the expense of the Beneficiary make copies of the Trust Register, in each case for a purpose reasonable and related to such Beneficiary’s Beneficial Interest in the Trust.

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(d)                                 Absolute Owners. The Trustee may deem and treat the Beneficiary of record as determined pursuant to this Article VII as the absolute owner of such Beneficial Interests for the purpose of receiving distributions and payment thereon or on account thereof and for all other purposes whatsoever.

7.04                           Limitations on the Liability of the Beneficiaries. The Beneficiaries shall not have any liability for the performance of this Trust Agreement or for the actions or inaction of the Trustee or the Trust.

ARTICLE VIII

DISTRIBUTION OF THE TRUST ESTATE

8.01                            Establishment of Reserve. The Trustee shall establish an Operating Reserve funded from time to time with Trust Cash in an amount determined by the Trustee to be reasonably necessary to pay existing and anticipated Trust Costs, to fund litigation, to fund contingent liabilities, and to otherwise conduct the affairs and to satisfy existing and anticipated liabilities and obligations of the Trust.

8.02                            Distributions to Known Beneficiaries.

(a)                                  Distributions Generally. The Trustee shall only make distributions from available Trust Cash and not from any other form of Trust Assets. The Trustee shall make such distributions at such time or times as the Trustee, upon approval of the Trust Committee, believes there is sufficient available Trust Cash to warrant a distribution; provided, however, the Trustee shall not be required to make a distribution to Beneficiaries until all the claims of all Class 5 Creditors have been allowed. The Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Trustee’s reasonable sole discretion, to be required by law, regulation, ruling, directive or other governmental requirement.

(b)                                 Distributions to Beneficiaries. Each Beneficiary shall be entitled to receive on a distribution date its share of available Trust cash based on such Beneficiary’s Creditor Cash Sharing Ratio, until such Beneficiary’s share of its Allowed Claim is paid in full.

(c)                                  Place and Manner of Payments or Distributions. On the distribution date, the Trustee shall make distributions to the Beneficiaries of record as of that date by paying such distribution to the last known address of the Beneficiary.

(d)                                 Unclaimed Distributions.

(i)                                     If a distribution to any Beneficiary is returned as undeliverable, the Trustee shall use the following procedures to determine such Beneficiary’s then current address (i) send the distribution twice to the last known address of the Beneficiary; (ii) if the distribution is returned, to contact the post office of the last known address to determine if such Beneficiary has left a forwarding address, and if so, to send the distribution to such forwarding address.

(ii)                                  If such Beneficiary cannot be located within 6 months after the foregoing procedures have been followed, with approval of the Bankruptcy Court upon motion by

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the Trustee, (a) such Person shall no longer bee deemed to be a Beneficiary, and (b) any Trust Assets, Trust Cash and interest and proceeds thereon allocable to such Person, net of any allocable portion of taxes paid by the Trust, shall become part of the Trust Assets free and clear of and from any claim to such property by or on behalf of such Person (who shall be deemed to have released such claim or interest) and shall be distributed to the other Beneficiaries as provided in the Trust Agreement, with such adjustments as are required to take into account that such person is no longer deemed a Beneficiary.

ARTICLE IX

TAX MATTERS

9.01                           Certain Income Tax Matters. The Trust established pursuant to this Trust Agreement is established for the purpose of pursuing the Estates’ claims and causes of action, and the Trust shall have no objective of continuing or engaging in any trade or business except to the extent reasonably necessary to, and consistent with, this purpose. The purpose of the Trust is to provide a mechanism for the enforcement of such rights, and to distribute the proceeds thereof, net of all claims, expenses, charges, liabilities, and obligations of the Trust, to the Beneficiaries in accordance with the terms of the Plan and this Trust Agreement. No business activities will be conducted by the Trust other than those associated with or related to the liquidation of the Trust Assets. It is intended that the Trust be classified for federal income tax purposes as a mere security arrangement. The Beneficiaries shall be treated for tax purposes as direct owners of all Trust Assets and shall be responsible for payment of any taxes due with respect to the operations of the Trust. During its existence, the Trust shall not receive or retain cash or cash equivalents in excess of a reasonable amount necessary to meet claims and contingent liabilities or to maintain the value of its assets during liquidation. The Trustee shall use its continuing best efforts to collect on the Trust Assets, make timely distributions, and shall not unduly prolong the duration of the Trust. The Trustee is authorized to take any action as may be necessary or appropriate to minimize any potential tax liability of the Beneficiaries arising out of the operations of the Trust. The Trustee is directed to allocate all costs, charges, expenses and deductions, or any of them in whole or in part, to income or principal at such time and in such a manner as the Trustee shall determine will reduce or eliminate the Trust’s taxes, if any. The Trustee shall file in a timely manner all such tax returns as are required by applicable law by virtue of the existence and operations of the Trust. In addition, the Trustee shall, not less often than annually, provide to Beneficiaries such information as is appropriate or necessary, to enable the Beneficiaries to determine their respective tax obligations, if any, arising from their ownership of the Trust Assets for income tax purposes. The Beneficiaries shall each report their share of the net income of the Trust Assets as reported to them by the Trustee and pay any tax owing thereon on a current basis. All income of the Trust will be taxed to the Beneficiaries each taxable year. No Beneficiary shall have any claim to or with respect to any specific property held in trust and shall have no claim to or for a distribution of property in kind. The Trustee agrees to promptly forward to each Beneficiary a copy of any communications with respect to taxes, which the Trustee receives from or sends to any tax authority.

9.02                           Withholding. The Trustee may withhold from the amount distributable from the Trust at any time to any Person such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges that have been or may be imposed on such Person or upon the Trust with respect to the amount distributable or to be distributed under the income tax laws of the United

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States or of any state or political subdivision or entity by reason of any distribution provided for in this Agreement, whenever such withholding is determined by the Trustee in his discretion to be required by any law, regulation, rule, ruling, directive or other governmental requirement, and the Trustee, with the consent of the Trust Committee, may enter into agreements with taxing or other authorities for the payment of such amounts as may be withheld in accordance with the provisions of this Section. Notwithstanding the foregoing but without prejudice to the Trustee’s rights hereunder, such Person shall have the right with respect to the United States, or any state, or any political subdivision of either, to contest the imposition of any tax or other charge by reason of any distribution hereunder.

9.03                           Allocation of Income and Losses. Allocations among Beneficiaries of taxable income or loss from their ownership for tax purposes of the Trust Assets for each of its tax years shall be determined in accordance with their Creditor Cash Sharing Ratio.

ARTICLE X

STANDARD OF CARE; INDEMNIFICATION OF THE TRUSTEE

10.01                     Standard of Care. The Trustee, acting in the capacity as the Trustee or in any other capacity contemplated by this Trust Agreement or the Plan, shall not be personally liable to the Trust or to any Person (including Beneficiaries) in connection with the affairs of the Trust unless it is ultimately determined by order of the Bankruptcy Court or other court of competent jurisdiction that the Trustee’s acts or omissions constituted fraud, willful misconduct, or gross negligence. The employees, agents and professionals retained by the Trust or the Trustee shall not be personally liable to the Trust or any other Person in connection with the affairs of the Trust, unless it is ultimately determined by order of the Bankruptcy Court or other court of competent jurisdiction that such acts or omissions by such employee, agent or professional constituted willful fraud, willful misconduct, or gross negligence. The Trustee shall not be personally liable to the Trust or to any Person for the acts or omissions of any employee, agent or professional of the Trust or Trustee unless it is ultimately determined by order of the Bankruptcy Court or other court of competent jurisdiction that the Trustee acted with gross negligence or willful misconduct in the selection, retention, or supervision of such employee, agent or professional of the Trust. The Trust Committee shall not be personally liable to the Trust, the Beneficiaries, or any Person for acts or omissions of the Trustee, any employee, agent or professional of the Trust or Trustee, unless it is ultimately determined by order of the Bankruptcy Court or other court of competent jurisdiction that the Trust Committee acted with gross negligence or willful misconduct in the supervision of the Trustee.

10.02                     Indemnification. The Trustee (including each former Trustee) and the Trust Committee shall be indemnified by the Trust against and held harmless by the Trust from any losses, claims, damages, liabilities or expenses (including, without limitation, attorneys’ fees, disbursements, and related expenses) to which the Trustee or the Trust Committee may become subject in connection with any action, suit, proceeding, or investigation brought or threatened against the Trustee or the Trust Committee in the Trustee’s capacity as Trustee, or in the Trust Committee member’s capacity on the Trust Committee, as the case may be, or in any other capacity contemplated by this Trust Agreement or the Plan or in connection with any matter arising out of or related to the Plan, this Trust Agreement, or the affairs of the Trust unless it is ultimately determined by order of the Bankruptcy Court or other court of competent jurisdiction

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that the Trustee’s or the Trust Committee’s acts or omissions constituted willful fraud, willful misconduct, or gross negligence. If the Trustee or the Trust Committee becomes involved in any action, proceeding, or investigation in connection with any matter arising out of or in connection with the Plan, this Trust Agreement or the affairs of the Trust, for which an indemnification obligation could arise, the Trustee and/or the Trust Committee shall promptly notify the Beneficiaries. The Trust shall periodically advance or otherwise reimburse on demand the Trustee’s and the Trust Committee’s reasonable legal and other expenses (including, without limitation, the cost of any investigation and preparation and attorney fees, disbursements, and related expenses) incurred in connection therewith as a Trust Cost, but the Trustee and/or the Trust Committee shall be required to repay promptly to the Trust the amount of any such advanced or reimbursed expenses paid to the Trustee to the extent that it shall be ultimately determined by Final Order that the Trustee or the Trust Committee, as applicable, engaged in willful fraud, willful misconduct, or negligence in connection with the affairs of the Trust with respect to which such expenses were paid. Upon the request of the Trust Committee, the Trustee shall be required to obtain a bond or surety to cover such expenses, the cost of which shall be a Trust Cost. The Trust shall indemnify and hold harmless the employees, agents and professionals of the Trust and Trustee to the same extent as provided in this Section 10.02 for the Trustee. The provisions of this Section 10.02 shall remain available to any former Trustee or the estate of any decedent Trustee as well as any former member of the Trust Committee. The indemnification provided hereby shall be a Trust Cost.

ARTICLE XI

SUPPLEMENTS AND AMENDMENTS TO TRUST AGREEMENT

11.01                     Supplements and Amendments. This Trust Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by the Trustee and each member of the Trust Committee and, to the extent required by Section 1127 of the Bankruptcy Code, approved by the Bankruptcy Court.

11.02                     Discretion as to Execution of Documents. Prior to executing any document required to be executed by it pursuant to the terms of Section 11.01 hereof, the Trustee shall be entitled to receive an opinion of its counsel reasonably acceptable to the Trustee to the effect that the execution of such document is authorized hereunder and that the conditions set forth in Section 11.01 have been satisfied. If in the reasonable opinion of the Trustee any such document adversely affects any right, duty, immunity or indemnity in favor of the Trustee hereunder, the Trustee may in its discretion decline to execute such document.

11.03                     Distribution of Documents. Promptly after the execution by the Trustee of any document entered into pursuant to Section 11.01 hereof, the Trustee shall deliver a copy thereof to the Beneficiaries, but the failure of the Trustee to deliver such copy shall not impair or affect the validity of such document.

ARTICLE XII

TERMINATION

12.01                     Duration. The Trust shall terminate upon the earlier of (i) the date which is 5 years after the date hereof; or (ii) the disposition of all the Trust Assets; or (iii) the fulfillment

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of Trust purposes as determined by the Trustee and evidenced by an Order of the Bankruptcy Court discharging the Trustee. Notwithstanding the foregoing, with the approval of the Bankruptcy Court and the Trust Committee, the Trustee may extend the term of the Trust for one or more finite terms based upon the particular facts and circumstances at that time, if an extension is necessary to the liquidating purpose of the Trust.

12.02                     Distribution of Trust Assets.  If permitted under the applicable law and not contrary to the classification of the Trust as a liquidating trust and a pass-through entity under applicable income tax law, upon the unanimous written consent of the Trust Committee, the Trustee may distribute interests in the Trust Assets, or contribute the Trust Assets to another Person and then distribute interests in such Person to the Beneficiaries. Trust Assets to be distributed in kind shall be valued by the Trustee in its reasonable discretion at their tax book value. After all liabilities of the Trust have been satisfied or duly provided for, such remaining Trust Assets shall be distributed to Beneficiaries as a final distribution in accordance with the terms of this Agreement.

ARTICLE XIII

MISCELLANEOUS

13.01                     Trust Irrevocable.  Except as set forth in this Trust Agreement, establishment of the Trust by this Trust Agreement shall be irrevocable and shall not be subject to revocation, cancellation or rescission by the Beneficiaries.

13.02                     Bankruptcy of Beneficiaries.  The dissolution, termination, bankruptcy, insolvency or other similar incapacity of any Beneficiary shall not (i) operate to terminate this Agreement or dissolve the Trust,  (ii) entitle any Beneficiary’s legal representatives to take any action in any court for the winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto. No creditor of any Beneficiary shall have the right to obtain possession of, or exercise legal or equitable remedies with respect to, the Trust Assets. Nothing in this Section 13.02 shall prevent the transfer of any Beneficiary’s interest in the Trust pursuant to Section 6.05.

13.03                     Beneficiaries Have No Legal Title to Trust Assets.  No Beneficiary shall have legal title to any part of the Trust Assets; provided, however, that the Beneficiaries shall have the beneficial interest in the Trust Assets in accordance with the Beneficial Interests. No transfer, by operation of law or otherwise, of any right, title and interest of any Beneficiary in and to its interest in the Trust Assets hereunder shall operate to terminate this Trust Agreement or the Trust hereunder or entitle any successors or transferees of such Beneficiary to an accounting or to the transfer of legal title to any part of the Trust Assets.

13.04                     Trust Agreement for Benefit of Parties Only.  Nothing herein, whether expressed or implied, shall be construed to give any Person other than the Trustee, the Trust Committee and the Beneficiaries any legal or equitable right, remedy or claim under or in respect of this Trust Agreement. The Trust Assets shall be held for the sole and exclusive benefit of the Beneficiaries.

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13.05                     Notices.  All notices, directions, instructions, confirmations, consents and requests required or permitted by the terms hereof shall, unless otherwise specifically provided herein, be in writing and shall be sent by first class mail, facsimile, overnight mail or in the case of mailing to a non-United States address, air mail, postage prepaid, addressed to:

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13.06

(a)                                  If to the Trustee:

William Kaye, Trustee
COLP Liquidation Trust
c/o JLL Consultants
31 Rose Lane
East Rockaway, New York 11518
Telephone:	(516) 374-3705
Facsimile:	(516) 569-6531
E-Mail:	billkaye@optonline.net

With a copy to:

Holland N. O’Neil
Gardere Wynne Sewell LLP
1601 Elm Street, Suite 3000
Dallas, Texas	75201-4761
Telephone:	(214) 999-4961
Facsimile:	(214) 999-3961
E-mail:	honeil@gardere.com

Notice mailed shall be effective on the date mailed or sent. Any Person may change the address at which it is to receive notices under this Trust Agreement by furnishing written notice pursuant to the provisions of this Section 13.05 to the entity to be charged with knowledge of such change.

13.07                     Severability.  Subject to Section 13.12 hereof, any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.08                     Amendments, Waivers, etc.  No term or provision hereof may be amended, waived, discharged or terminated orally. A term or provision hereof may be amended, waived, discharged or terminated only by an instrument in writing entered into in compliance with the terms of Section 11 hereof, and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

13.09                     Counterparts.  This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

13.10                     Binding Effect, etc.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trust Company, the Trustee and the Beneficiaries,

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and their respective successors and assigns. Any notice, direction, consent, waiver or other instrument or action by any Beneficiary shall bind its successors and assigns.

13.11                     Headings; References.  The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

13.12                     Governing Law.  This Trust Agreement shall in all respects be governed by, and construed in accordance with, the internal laws of the State of Texas, including all matters of construction, validity and performance.

13.13                     Consent to Jurisdiction.  Each of the parties hereto consents and submits to the exclusive jurisdiction of the Bankruptcy Court for any action or proceeding instituted for the enforcement or construction of any right, remedy, obligation, or liability arising under or by reason of this Trust Agreement or the Plan.

13.14                     Transferee Liabilities.  The Trust shall have no liability for, and the Trust Assets shall not be subject to, any claim arising by, through or under the Debtor except as expressly set forth in the Plan or in this Trust Agreement. In no event shall the Trustee or the Beneficiaries have any personal liability for such claims. If any liability shall be asserted against the Trust or the Trustee as the transferees of the Trust Assets on account of any claimed liability of, through or under the Debtor, the Trustee may use such part of the Trust Assets as may be necessary to contest any such claimed liability and to pay, compromise, settle or discharge same on terms reasonably satisfactory to the Trustee as a Trust Cost.

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IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized on the day and year first written above.

Signed: , 2003

WILLIAM KAYE, TRUSTEE

By:
Printed Name: William Kaye
Title: Trustee

CAFETERIA OPERATORS, L.P.

By:
Printed Name:
Its:

FURR’S RESTAURANT GROUP, INC.

By:
Printed Name:
Its:

CAVALCADE FOODS, INC.

By:
Printed Name:
Its:

FURR’S/BISHOP’S CAFETERIAS, L.P.

By:
Printed Name:
Its:

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